An Appraisal Report


                                       Of


                         Chicot Crossing Shopping Center
                 A 122,360 SF Community Shopping Center Complex
                         3419 - 3517 Denny Avenue/US-90
                     Pascagoula, Jackson County, Mississippi


                            Effective Date Of Report
                                 August 18, 1997


                                Specifically For
                               Mr. Lawrence Miller
                          Debt and Equity Markets Group
                      Merrill Lynch Mortgage Capital, Inc.
                                WFC - North Tower
                                250 Vessey Street
                          New York, New York 10281-1326


                                       By
                       Huber & Lamb Appraisal Group, Inc.
                          109 Westpark Drive, Suite 320
                         Brentwood, Tennessee 37027-5032

                                    08-97-566

               [Letterhead of HUBER & LAMB APPRAISAL GROUP, INC.]


November 25, 1997

Mr. Lawrence Miller
Debt and Equity Markets Group
Merrill Lynch Mortgage Capital, Inc.
WFC - North Tower
250 Vessey Street
New York, New York 10281-1326

RE:  An Appraisal Assignment of Chicot Crossing Shopping
     Center A 122,360 SF Community shopping center Building
     3419 - 3517 Denny Avenue/US-90 Pascagoula, Jackson
     County, Mississippi

Dear Mr. Miller:

At your request and authorization, we have appraised the above-referenced property for the purpose of estimating its current market value as of August 18, 1997, assuming an individual property sale. In addition, you have requested the estimated value of the subject assuming it is part of a 18 property portfolio sale. The property rights being appraised are the leased fee interest in the subject property. It is our understanding that the report will be used to assist in real estate mortgage finance underwriting of the subject property.

Assuming Single Asset Property Sale

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 18, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property is:

                  Seven Million Eight Hundred Thousand Dollars
                                  ($7,800,000)

Assuming Portfolio Sale

Based on the inspection of the property and the investigations and analyses undertaken, we have formed the opinion that, as of August 18, 1997 and subject to the Assumptions and Limiting Conditions set forth in the attached report, the market value of the leased fee interest in the subject property, assuming the property is sold as part of the 18 property portfolio described herein, is:

               Eight Million Seven Hundred Twenty Thousand Dollars
                                  ($8,720,000)

Mr. Lawrence Miller
November 25, 1997
Page 2


Marketing Period: The marketing period is estimated to be 12 months, assuming the subject is placed on the market at the final value estimate conclusion above.

Three approaches to value were utilized in the valuation process for the subject development. These included the cost approach, the sales comparison approach and the income capitalization approach.

The narrative appraisal report that follows contains the identification of the property, the assumptions and limiting conditions, pertinent facts about the area and the subject property, comparable data, the results of the investigations and analyses, and the reasoning leading to the conclusions contained herein. Our analysis, opinions, and conclusions were developed, and this report has been prepared in accordance with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

As requested by the client, the following statements relate to the permitted use of the subject appraisal report.

o The report may be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan evidenced by a note (the "Property Note") secured by the Property.

o The report may be relied upon by any purchaser in determining whether to purchase the Property Note for this transaction from Merrill Lynch Mortgage Capital Inc.

o The report may be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Mortgage Note.

o The report may be included with and referred to in materials offering the Property Note or an interest in the Property Note for sale.

The uses previously described are considered to be consistent with the client's intended uses of the report. However, no other entity other than the previously described entities may rely upon this appraisal report without prior written consent from the appraiser.

Mr. Lawrence Miller
November 25, 1997
Page 3


We appreciate the opportunity to be of service to you. Should you have any questions concerning this appraisal, please do not hesitate to contact this office. For further information, your attention is directed to the following report.

Respectfully submitted,
HUBER & LAMB APPRAISAL GROUP, INC


/s/ James E. Lamb                                 /s/ Craig A. Johnson

James E. Lamb, MAI                                Craig A. Johnson
State Certified General Real Estate Appraiser     Associate Appraiser
Licensee #CG-557                                  State Certified General
                                                    Real Estate Appraiser
                                                  Licensee #TG-431 (Mississippi)

                                                               TABLE OF CONTENTS
================================================================================

Summary of Important Facts and Conclusions.....................................1
The Appraisal Assignment.......................................................3
    Identification of Subject Property.........................................3
    Purpose & Use of The Appraisal Report......................................3
    Property Rights Being Appraised............................................3
    Significant Dates of Appraisal Assignment..................................3
    Scope of the Appraisal.....................................................3
    Subject Property Sales History.............................................4
Definition of Terms............................................................6
Assumptions and Limiting Conditions...........................................10
Jackson County Analysis.......................................................12
    City/County Map...........................................................15
Shopping Center Market Analysis...............................................16
Neighborhood Analysis.........................................................21
    Neighborhood Map..........................................................24
Site Analysis.................................................................25
    As-Built Survey...........................................................28
    Tax Plat Map..............................................................29
    Flood Plain Map...........................................................30
Description of Improvements...................................................31
    Site Plan.................................................................35
Photographs of Subject Property...............................................46
Subject Property Zoning.......................................................40
    Zoning Map................................................................42
Highest and Best Use..........................................................43
Real Estate Tax Analysis......................................................47
Appraisal Procedure...........................................................49
Land Valuation................................................................51
    Land Sales................................................................53
      Comparable Land Sales Map...............................................57
      Singing River Mall Sales................................................58
    Land Valuation Summary....................................................59
Cost Approach.................................................................65
    Subject's Marshall Valuation Cost Data....................................66
    Analysis of Depreciation..................................................68
    Cost Approach Summary.....................................................72
Sales Comparison Approach.....................................................73
    Comparable Improved Sales Data............................................75
      Comparable Improved Sales Map...........................................85
    Sales Comparison Approach Analysis........................................86
      Sales Comparison Approach Reconciliation................................90
Income Capitalization Approach................................................92


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                                                      Table of Contents, cont'd.
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    Comparable Improved Rental Data...........................................94
      Comparable Improved Rental Map.........................................104
    Potential Gross Income Analysis..........................................105
    Expense Analysis.........................................................109
    Stabilized Operating Statement...........................................113
    Direct Capitalization Rate Analysis......................................114
      Subject's Potential Mortgage Terms Analysis............................116
      Debt Coverage Ratio Analysis:  A Test of Reasonableness................117
    Discounted Cash Flow Analysis............................................118
      Discounted Cash Flow Summary...........................................128
    Income Capitalization Approach Reconciliation............................131
Correlation and Final Estimate of Value......................................132
Certification of Value.......................................................135
Introduction to Segregated Market Value Estimates............................136
Appraisal of the Chicot Cross Winn Dixie (Single Tenant).....................138
    Comparable Winn Dixie Sales Data.........................................140
    Sales Comparison Approach................................................150
    Income Capitalization Approach...........................................154
    Correlation and Final Estimate Value.....................................159
Appraisal of the Chicot Crossing
      Shopping Center Excluding Winn Dixie...................................162
    Cost Approach............................................................163
    Sales Comparison Approach................................................167
    Income Capitalization Approach...........................................171
    Correlation and Final Estimate Value.....................................179
Portfolio Sale Market Value Estimates........................................182
Certification of Values......................................................189
Summary of Qualifications....................................................191
Addenda......................................................................196


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2
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                                                      SUMMARY OF IMPORTANT FACTS
                                                                   & CONCLUSIONS
================================================================================

Valuation Conclusion:
 Single Asset Sale
  As Is Value Estimate:                     $7,800,000
   Cost Approach:                           $7,710,000
   Sales Comparison Approach:               $7,800,000
   Income Capitalization Approach:          $7,850,000

    Interest Appraised:                     leased fee

   Value Estimate's Implied Units of Comparison:
     Value/SF:                              $63.75/SF
     GIM:                                   9.32x
     Overall Rate:                          10.06%

As Is Portfolio Sale Value Estimate:        $8,720,000

      Special Limiting Condition: The portfolio sale value estimate specifically assumes the subject property is part of the 18 property portfolio defined herein.

   Estimated Marketing Period:              12 months, assuming the subject is
                                            placed on the market at the final
                                            value estimate conclusion above.

Significant Appraisal Dates:
  Date of Appraisal Report:                 November 25, 1997
  Effective Date Of Appraisal:              August 18, 1997
  Date of Inspection:                       August 18, 1997

Location:
  Physical Location:                        Northeast corner of Denny
                                            Avenue/US-90 and Chicot Road.
  City:                                     Pascagoula
  County:                                   Jackson
  State:                                    Mississippi

Legal Description:
  Tax Map/Parcel:                           40206038.100 & 42110008.020

Property Description:
  Land Area:
   Acres:                                   13.20
   Square Feet:                             574,992
   Zoning:                                  C-1A Commercial District

   Improvements:
    Property Type:                          Community shopping center


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 1
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                               Summary of Important Facts & Conclusions, cont'd.
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     Tenancy:                               Multi-tenant
     Size (Gross Building Area):            130,353 SF
     Size (Net Rentable Area):              122,360 SF
     Year Built:                            1970; Renovated 1996
     Physical Occupancy at Completion:      91%
     Occupancy Excluding Warehouse:         97%

Highest and Best Use:
   As Vacant:                               Hold for investment and/or
                                            development as an office or retail
                                            services use.

   As Improved:                             Continued use as a shopping center
                                            on a multi-tenant basis.

Estimated Income Operating Data:
  Gross Potential Income:                   $925,605
  Stabilized Vacancy:                       7% (non-anchor space only;
                                            recognizes higher vacancy of
                                            warehouse space)
  Net Operating Income:                     $784,990


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 2
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                                                        THE APPRAISAL ASSIGNMENT
================================================================================

Identification of Subject Property

Property Name:                              Chicot Crossing Shopping Center
Property Type:                              Community shopping center
Address:                                    3419 - 3517 Denny Avenue/US-90
General Location:                           Northeast corner of Denny
                                            Avenue/US-90 and Chicot Road
City:                                       Pascagoula
County:                                     Jackson
State:                                      Mississippi
Tax Map/Parcel:                             40206038.100 & 42110008.020
Metes & Bounds Description:                 See Exhibit 2 Addenda

Purpose & Use Of The Appraisal Report

Purpose of Report:                          Estimate the "as is" market value of
                                            subject property. The reader is
                                            referred to the Definition of Terms
                                            section of the report for the
                                            definition of market value as
                                            utilized in this analysis.

Client's Intended Use of Report:            Assist in real estate mortgage
                                            finance underwriting of the subject
                                            property.

Property Rights Being Appraised

      The property rights being appraised are the leased fee interest in the subject property. The reader is referred to the Definition of Terms section of the report for the definition of leased fee as utilized in this analysis.

Significant Dates of Appraisal

      The subject property is being appraised as of the effective date presented below. The appraised property is subject to the market influences and economic conditions that existed on that date. The Date of the Report represents the approximate date the appraisal report was performed and/or completed.

Date of Appraisal Report:                   November 28, 1997
Effective Date Of Appraisal:                August 18, 1997
Date of Inspection:                         August 18, 1997

Scope Of The Appraisal

      In preparing this appraisal report, the appraisers have completed several steps to assemble the data and form the opinions presented in this written report.

      1. Considered the complexity of the property and the appraisal assignment in the context of the purpose and intended use of the appraisal report.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 3
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                                               The Appraisal Assignment, cont'd.
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      2.    Analyzed the Pascagoula economy and the subject neighborhood to determine the market conditions that effect the subject's market value.

      3.    Inspected the subject property and surrounding neighborhood.

      4. Gathered physical and/or factual data on the subject recorded data, physical characteristics of the site and improvements, and legal restrictions imposed by the municipal government.

      5. Analyzed the data gathered and determined their affects on market value in conjunction with the highest and best use of the real estate as if vacant and as improved.

      6. Considered the appropriateness of the three traditional appraisal approaches to value including the cost approach, sales comparison approach and the income capitalization approach.

      7. The application and process of each valuation approach are detailed in their respective report sections; however, the appraisers have thoroughly researched market data in each approach and have presented the most pertinent data and the reasoning and opinions leading to the conclusion of market value via each approach to value.

      8. Reconciled the analysis and value indications by the three approaches to value into a final market value conclusion.

Subject Property Sales History

      The following summarizes the most recent sales transaction and prior sales history of the subject property:

Current Owner of Record:                    Pascagoula Properties, Ltd.

Most Recent Transaction  Data:
       Transaction Date:                    02/07/95

       Grantor: Elma Lorene Walker, conservator of the estate of Carl James Walker & Phillips Distributors, Inc.

       Consideration:                       Mississippi is a non-disclosure
                                            state; therefore, no consideration
                                            was available on the deed.

       Deed Book/Page:                      1057/616 & 1057/620; respectively
       Comparison to
           Concluded Value:                 The subject property was purchased
                                            for the intent to completely
                                            renovate an existing shopping
                                            center, including re-tenanting the
                                            property. Winn Dixie was not a
                                            tenant prior to the 1995
                                            transaction. The renovation was
                                            completed in Spring 1996. Therefore,
                                            if the consideration was available
                                            it


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 4
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                                               The Appraisal Assignment, cont'd.
--------------------------------------------------------------------------------

                                            could not be reasonably compared to
                                            the value presented within this
                                            appraisal report.

Current Contracts:                          None reported

Current Listing:                            Not listed for sale


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 5

                                                             DEFINITION OF TERMS
================================================================================

1. Market Value - The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently and knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      1.    Buyer and seller are typically motivated;

      2. Both parties are well informed or well advised, and acting in what they consider their own best interests;

      3.    A reasonable time is allowed for exposure in the open market;

      4. Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      5. The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

            Sources:    1.    Comptroller of the Currency; 12 CFR Part 34
                              Section 34.42(f) of Federal Regulations.

                        2. FDIC Final Rule on Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), effective September 19, 1990, as defined in 12 CFR Part 323.4.a.10.

2. Highest and Best Use - That reasonable and probable use that will support the highest present value, as defined, as of the effective date of the appraisal. Alternatively, that use, from among reasonably probable and legal alternative uses, found to be physically possible, appropriately supported, financially feasible, and which results in the highest land value.

3. Market Rent - The rental income that a property would most probably command on the open market; indicated by current rents paid and asked for comparable space as of the date of appraisal.

4. Market Price - The amount actually paid, or to be paid for a property in a particular transaction. This differs from market value in that it is an accomplished or historic fact, whereas market value is and remains an estimate until proven. Market price involves no assumption of prudent conduct by the parties, of absence of undue stimulus or of any other condition basic to the market value concept.

5. Appreciation - Increase in value due to increase in cost to reproduce, value over the cost, or value at some specified earlier point in time, brought about by greater demand, improved economic conditions, increasing price levels, reversal


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 6
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                                                   Definitions of Terms, cont'd.
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      of depreciating environmental trends, improved transportation facilities, direction of community or area growth, or other factors.

6. Depreciation - A loss of utility and hence value from any cause. An effect caused by deterioration and/or obsolescence.

7. Investment Value - The value of an investment to a particular investor, based on his or her investment requirements; as distinguished from market value, which is impersonal and detached.

8. Functional Obsolescence - Impairment of functional capacity or efficiency. Functional obsolescence reflects the loss in value brought about by such factors as overcapacity, inadequacy, and changes in the art, that affect the property item itself or its relation with other items comprising a larger property. The inability of a structure to perform adequately the function for which it is currently employed.

9. External Obsolescence - Impairment of desirability or useful life arising from factors external to the property, such as economic forces or environmental changes which affect supply-demand relationships in the market. Loss in the use and value of a property arising from the factors of external obsolescence is to be distinguished from loss in value from physical deterioration and functional obsolescence, both of which are inherent in the property. Also referred to as locational or economic obsolescence.

10. Fee Simple Estate - Absolute ownership unencumbered by any other interest or estate; subject only to the limitations of eminent domain, escheat, police power, and taxation.

11. Leased Fee Estate - An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others; usually consists of the right to receive rent and the right to repossession at the termination of the lease.

12. Leasehold Estate - The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

13. Present Value - The current monetary value. It is the today's cash lump sum which represents the current value of the right to collect future payments. It is the discounted value of aggregate future payments.

14. Gross Sales Proceeds - The total amount of invoiced sales, before deducting returns, allowances, etc. over the forecasted sellout period.

15. Forecasting - Predicting a future happening or condition based on past trends and the perceptions of market participants, tempered with analytical judgment concerning the continuation of these trends and the realization of these perceptions in the future.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 7
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                                                   Definitions of Terms, cont'd.
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16.   Overall Capitalization Rate - An income rate for a total property that reflects the relationship between a single year's net operating income expectancy or an annual average of several years' income expectancies and total price or value; used to convert net operating income into an indication of overall property value.

17. Discount Rate - A rate of return on capital used to convert future payments or receipts into present value.

18. Internal Rate of Return - The annualized rate of return on capital that is generated or capable of being generated within an investment or portfolio over the period of ownership; similar to the equity yield rate; often used to measure profitability after income taxes, i.e., the after-tax equity yield rate; the rate of discount that makes the net present value of an investment equal to zero; discounts all returns from an investment, including returns from its termination, to equal the original investment.

19. Retail Value - The term "retail" refers to the aggregate sum of all the individual unit values as of the date of the appraisal. Generally applied to residential lot sales or condominium developments.

   Source of Definitions: The American Institute of Real Estate Appraisers, The Dictionary of Real Estate Appraisal; American Institute of Real Estate Appraisers and Society of Real Estate Appraisers, Real Estate Terminology, Ed. Byrl N Boyce (Cambridge, MA: Ballinger Publishing Company, 1981); or standard industry definitions.

Supplemental Definitions

   1. Market Value "As Is" on Appraisal Date: An estimate of the market value of a property in the condition observed upon inspection and as it physically and legally exists without hypothetical conditions, assumptions, or qualifications as of the date the appraisal is prepared.

   2. Prospective Value Upon Completion of Construction: The Value presented assumes all proposed construction, conversion, rehabilitation is hypothetically completed, or under other specified hypothetical conditions, as of the future date when such construction completion is projected to occur. If anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate shall reflect the market value of the property in its then "as-is" leased state (future cash flows must reflect additional lease-up costs, including tenant improvements and leasing commissions, for all areas not pre- leased). For properties where individual units are to be sold over a period of time, this value should represent that point in time when all construction and development costs have been expended for that phase, or those phases, under valuation.

   3. Prospective Value Upon Achieving Stabilized Occupancy: The value presented assumes the property has attained the optimum level of long-term occupancy, which an income-producing real estate project is expected to achieve under


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 8
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                                                   Definitions of Terms, cont'd.
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      competent management after exposure for leasing in the open market for a reasonable period of time at terms and conditions comparable to competitive offerings. The date of stabilization must be estimated and stated within the report.

   4. Proposed Tract Development: Means a project of five units or more that is constructed, or is to be constructed, as a single development. A tract development may be units in a subdivision, condominium project, timeshare project, or any similar project meant to be sold as individual units over a period of time.

   5. Fair Value - The cash price that might reasonably be anticipated in a current sale under all conditions requisite to a fair sale. A "fair sale" means that buyer and seller are each acting prudently, knowledgeably, and under no necessity to buy or sell. "Current sale" means that the property is exposed to the open market for a reasonable time considering the proeprty type and local market conditions. When a current sale is unlikely, i.e., when it is unlikely that the sale can be completed within 12 months, the appraiser should discount to present value any and all cash flows which might be generated by the property to obtain the estimate of fair value. These cash flows include, but are not limited to, those arising from ownership, development, operation, and sale of the property. The discount applied should reflect the appraiser's judgement of what a prudent, knowledgeable purchaser under no necessity to buy would be willing to pay to purchase the property in a current sale. Whenever the appraiser believes that more than one year is necessary for a fair sale of the property, the appraiser shall state and justify the estimated holding period, cash flows and the discount rate applied.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                                Page 9
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                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

      Standard Rule 2-2g of the Code of Professional Ethics and Standards of Professional Conduct of the Appraisal Institute requires the appraiser to clearly and accurately set forth all facts, assumptions and conditions that affect the analysis, opinions and conclusions upon which the appraisal is based. In compliance therewith, and to assist the reader in interpreting this report, such assumptions and limiting conditions are set forth as follows:

1. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report. The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

2. No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, notwithstanding the fact that such matters may be discussed in the report.

3. The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinion herein stated.

4. The valuation is reported in dollars of currency prevailing on the date of appraisal.

5. Maps, plats, and exhibits included herein are for illustration only as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

6. All information and comments pertaining to this and other properties included in the report represent the personal opinion of the appraiser, formed after examination and study of the subject and other properties. While it is believed the information, estimates and analyses are correct, the appraiser does not guarantee them and assumes no liability for errors in fact, analysis or judgement.

7. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraiser or the firm with which he is connected, or any re- ference to the Appraisal Institute or the MAI or RM designation) shall be disseminated to the public through advertising media, public relations media, news media, sales media or any other public means of communication without prior written consent and approval of the undersigned.

8. The appraiser is not required to give testimony or to appear in court by reason of this appraisal, unless prior arrangements have been made.

9. The distribution of the total valuation in this report between land and improvements applies only under the existing program of utilization. The separate valuations for land and buildings must not be used in conjunction with any other appraisal and are invalid if so used.

10. Certain information concerning market and operating data was obtained from others. This information is verified and checked, where possible, and is used in this appraisal only if it is believed to be accurate and correct. However, such information is not guaranteed.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 10
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                                    Assumptions and Limiting Conditions, cont'd.
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11.   Real Estate Values are influenced by a large number of external factors.
      The data contained herein is all of the data we consider necessary to support the value estimate. We have not knowingly withheld any pertinent facts, but we do not guarantee that we have knowledge of all factors which might influence the value of the subject. Due to rapid changes in the external factors, the value estimate is considered reliable only as of the date of the appraisal.

12. Opinions of value contained herein are estimates. There is no guarantee, written or implied, that the subject property will sell for such amounts.

13. It is assumed that there are no hidden or unapparent conditions of the property, subsoil, or structures which would render it more or less valuable. No responsibility is assumed for such conditions or for engineering which may be required to discover such factors.

14. If the subject of the appraisal is an improved property, the appraiser has personally inspected the property and finds no obvious evidence of structural deficiencies except as stated in this report; however, no responsibility for hidden defects or conformity to specific governmental requirements, such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.

15. Unless otherwise stated in this report, the existence of hazardous material, which may or may not be present on the property, was not observed by the appraiser. The appraiser has no knowledge of the existence of such materials on or in the property. The appraiser, however, is not qualified to detect such substances. The presence of substances such as asbestos, urea-formaldehyde foam insulation, or other potentially hazardous materials may affect the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for any expertise or engineering knowledge required to discover them. The client is urged to retain an expert in this field, if desired.

16. We have not made a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the Americans with Disabilities Act (aka, ADA). It is possible that a compliance survey of the property together with a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property. Since we have no direct evidence relating to this issue, we did not consider possible non-compliance with the requirements of ADA in estimating the value of the property.

17. The value estimate assuming a portfolio sale specifically assumes the property is sold as part of the 17 property portfolio described within the attached report. As is the case with any value estimate, the portfolio sale value estimate is based on a sale within a typical marketing period of 12 months or less. Any fluctuations in market conditions can possibly have more significant effects on portfolio value than individual property sales.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 11

                                                         JACKSON COUNTY ANALYSIS
================================================================================

Physical Characteristics

      Jackson County is situated in the southeast section of Mississippi, on the Gulf of Mexico. The County contains a total of 744 square miles of area, of which 56 square miles are incorporated areas of: Pascagoula, Moss Point, Ocean Springs and Gautier. Therefore, only eight (8) percent of the total area is incorporated. It is important to note, however, that there are several communities in Jackson County that are not incorporated, but account for a considerable amount of population. Gautier became an incorporated city in the mid-1980's, and the City of Moss Point annexed portions of Escatawpa in the early 1990's.

      The four incorporated areas mentioned above (Pascagoula, Moss Point, Ocean Springs and Gautier) are all located in the southern portion of the County, along the Gulf of Mexico and Pascagoula Rivers. Pascagoula is situated along the Gulf of Mexico and Pascagoula Rivers. Pascagoula is situated along the Gulf of Mexico and the east bank of the East Pascagoula River. Moss Point is located north of Pascagoula, on the Escatawpa River. Gautier is located on the Gulf of Mexico and the west bank of the West Pascagoula River and Ocean Springs is located on the Gulf of Mexico and the Biloxi Bay, in the western section of the County.

Community Influences

      Pascagoula and Moss Point are industrial employment centers for the area, while Gautier and Ocean Springs are bedroom communities. Gautier has developed over the last 20 years due to the industrial expansion in Pascagoula and the scarcity of residential land in Pascagoula. It is now the location of a regional mall and three community shopping centers, and thus, it became the shopping center for the area. However, Wal-Mart and K-Mart have built new shopping centers in Pascagoula and Ocean Springs, and several of the neighborhood shopping center spaces around the Singing River Mall are now vacant. In fact, one of the shopping centers, located directly across from the mall, sold at auction several years ago.

      Ocean Springs has consistently been a favorite bedroom community in the area. It was a resort community until the early part of this century and it is now the fastest growing residential area of the County. It not only serves as a bedroom community for Pascagoula/Moss Point, but Biloxi/Gulfport as well. It is also a popular retirement community. It is interesting to note that from 1986 to 1991, Ocean Springs increased in total water meters by 10.8%, while Pascagoula increased by less than 2%, and Moss Point did not grow at all. Since 1991, however, Ocean Springs has embarked on an unprecedented growth cycle that is partially due to the Navy Homeport, but mainly to legalized gaming in Biloxi-Gulfport.

Population

      The County's total population, in the 1995 estimate, was approximately 126,800 people. Of that estimate, Pascagoula contained 27,400, Moss Point - 18,100, Ocean Springs - 16,200 (does not include recently annexed area to the east) and Gautier - 11,000. The Pascagoula median household income is approximately $24,410. The


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 12

--------------------------------------------------------------------------------

Pascagoula per capita income is approximately $11,560. The average age in Pascagoula is 34 years.

      The unincorporated areas of Jackson County contain an estimated total of 54,100 people, according to the Census. This large number, outside the city limits, is primarily due to the fact that the municipalities are limited in growth potential by natural boundaries such as swamps, the Gulf, rivers, and undesirable lowlands.

      Pascagoula's existing tax base is not growing at a fast enough rate to keep up with escalating operating costs. In addition, a large regional shopping center, the Singing River Mall, was built in Gautier. This mall spawned growth of surrounding neighborhood shopping centers, and it made Gautier the shopping center of Jackson County. Consequently, much of the sales tax revenue has been lost from the other communities. This could be a potential problem for those communities since it could cause taxes to increase. However, within the last few years, Wal-Mart and K-Mart have built new shopping centers in Pascagoula and Ocean Springs, and a significant amount of the shopping center space around the Mall in Gautier is vacant or rented for low rates. The taxes in Pascagoula have increased by an average of only about 2.4% per year, over the last five years. However, there is not enough land available for sustained growth like that found in Ocean Springs.

Economics

      Jackson County ranks in the top ten of the 82 counties in Mississippi for per capita personal income, which was estimated to be $12,800 in 1995. It is the home of Mississippi's largest seaport, and it is the most industrialized county in the state.

      Litton Industries' Ingalls Shipbuilding Division is one of the largest shipyards in the United States, and it has been a very successful defense contractor with the Navy for the past thirty (30) years. However, the shipyard employed over 24,000 people in 1977, and the employment was reduced to about 11,000 in the early 1980's. This had a very negative impact on the local economy for several years, but the current employment has been stable for the last few years. However, the shipyard was not successful in a bid for a major Navy contract, and the workforce was reduced in late 1996 to about 9,000 employees. Recently, they have begun to rehire, due to new work in the offshore oil exploration and production industry. However, these "ups and downs" in the shipyards work force are typical characteristics of Ingall's since the employment requirements fluctuate during the building stages.

      The reader must be advised that the shipyard is dependent upon the U.S. Navy for the majority of their work. They apparently cannot compete with foreign shipyards for commercial shipbuilding, since costs are considerably less in some other shipbuilding countries. This point is made to illustrate how important the U.S. Navy budget is to the local economy. Therefore, the Navy budget is always of great concern to local business and political leaders. It is clear that the "600 ship Navy" goal of the 1980's is not the goal of the 1990's, and several shipbuilding programs, including those at Ingalls, are under scrutiny.

      The bright spot in the local economy has been the resurgence of activity in the offshore oil industry. The oil industry suffered a drastic downturn in the early


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 13

--------------------------------------------------------------------------------

1980's, and offshore rigs and supply boats were no longer in demand. Consequently, much of that hardware was sold at reduced prices and converted to other uses. There has been very little construction of that type of equipment (rigs and supply boats) since then, and new production in the Gulf is requiring new construction now. Consequently, Halter Marine and HAM Industries, two local companies, have hundreds of new jobs to fill.

      In addition to the shipyards, one of the largest oil refineries in the United States is located in Pascagoula, in the Stennis Industrial Park. This is the Chevron Refinery that has always been, and is expected to remain, "stable."

      When Ingalls Shipyard expanded in the early 1970's, the entire area enjoyed a "boom town" growth. Building permits in Jackson County were almost 1,100 in 1972, and 1,500 in 1973. As a comparison, building permits in the last three years have averaged between 550 and 650 per year.

      It is also important to note that Pascagoula has a Homeport for Naval vessels that officially opened in July of 1992. The County also has a "high tech" industrial park at the intersection of Interstate 10 and Highway 57, near the geographic center of the County. This development is known as Sunplex, and it is designed to attract lighter, high technology industries to diversify the industrial base. It has had limited success in attracting new "outside" industry.

      In summary, Jackson County has much potential as an industrial area, but is still dependent on the Navy. It will take years to diversify to a point that it will not "live and die" with the shipyard. However, the new construction demand from the offshore oil industry will stabilize the area for several years.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 14

                                 CITY/COUNTY MAP

                               [GRAPHIC OMITTED]


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 15

                                                 SHOPPING CENTER MARKET ANALYSIS
================================================================================

Introduction

      Trends in the shopping center market are examined in this section of the appraisal report in an effort to assess current, as well as future, influences on property value. The data most commonly utilized in the analysis of shopping center feasibility includes the supply of shopping center space and ongoing, or planned new construction. Additionally, absorption rates, occupancy levels and the direction of rental rates and expenses are viewed as critical in determining the marketability and ultimate feasibility of a project.

Information Source

Huber & Lamb:                               A survey of comparable properties in
                                            the subject's submarket was also
                                            conducted by Huber & Lamb Appraisal
                                            Group, Inc. This data is useful in
                                            delineating and identifying trends
                                            in the immediate market area of the
                                            subject as indicated by the subject
                                            and most competitive properties.

Published Surveys:                          A published shopping center survey
                                            is not available for the subject
                                            retail market.

Jackson County Submarket Analysis

           Type of Shopping Center:         The shopping center market can be
                                            delineated into three general
                                            categories based on physical size
                                            and tenancy. The following
                                            summarizes these classifications.

               Neighborhood:                Usually under 100,000 SF, 1 or 2
                                            anchors, usually anchored by
                                            grocery. Typically draws shoppers
                                            from within a three mile radius.

               Community:                   100,000 - 300,000 SF built around
                                            discount department store, variety
                                            store or junior department store and
                                            usually including supermarket. Draws
                                            shoppers from at least a seven mile
                                            radius.

               Regional:                    Usually over 300,000 SF with at
                                            least one major department store.
                                            Typically enclosed mall type
                                            shopping centers drawing shoppers
                                            from a greater than 10-mile radius.

        Submarket by Location:              In addition to physical attributes,
                                            the market is also segregated into
                                            submarkets based on geographical
                                            location and neighborhood
                                            characteristics.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 16

--------------------------------------------------------------------------------

               Pascagoula:                  Within Pascagoula, significant
                                            retail development is generally
                                            located within one overall
                                            submarket. Shopping center
                                            development tends to be along
                                            primary traffic arteries and more
                                            particularly along US-90. However,
                                            within Jackson County, the
                                            submarkets can be generally
                                            segregated based upon city.
                                            Pascagoula the eastern most
                                            submarket and is the largest market
                                            based on population base.

               Gautier: Gautier, which is located in the center of the populated areas of Jackson County, had become a sub-regional retail location for the county with the development of the Singing River Mall and three surrounding shopping centers.

               Ocean Springs:               Ocean Springs the western most
                                            submarket within the county and
                                            represents a growing bedroom
                                            community. The submarket has seen a
                                            resurgence with the development of a
                                            Wal-Mart center in 1996.

Historical Perspective:                     The shopping center development in
                                            Jackson County has been very limited
                                            over the past two decades. Several
                                            of the existing shopping centers
                                            were originally developed in the
                                            1960's and early 1970's. The late
                                            1980's development of the Singing
                                            River Mall in Gautier generated
                                            significant shopping center
                                            development surrounding the mall in
                                            the late 1980's and early 1990's;
                                            however, the population base in that
                                            immediate locale is somewhat
                                            limited. The new shopping centers in
                                            the Singing River Mall area have
                                            significant vacancies with low
                                            rents.

                                            The most recent development activity
                                            has primarily been in the form of
                                            extensive renovations of existing
                                            older shopping centers and
                                            re-tenanting of the space. The
                                            subject shopping center and
                                            Delchamps Plaza are examples of this
                                            renovation trend, both of which are
                                            located in Pascagoula. Both of these
                                            renovation projects occurred in
                                            1996. The availability of land in
                                            Pascagoula is highly limited because
                                            of water features such as rivers,
                                            swamp areas and the ocean. Thus,
                                            renovation of older centers in good
                                            locations have become viable
                                            alternatives to new development. In
                                            the case of the Delchamps Plaza, the
                                            renovation was completed in
                                            conjunction with the development of
                                            the adjacent Wal-Mart.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 17

--------------------------------------------------------------------------------

Subject Most Competitive Market Occupancy Analysis

Description:                                Huber & Lamb has completed a survey
                                            of the most competitive properties
                                            with the subject located within the
                                            submarket. These properties are
                                            considered most direct competition
                                            of the subject and are utilized as
                                            the comparable rents in the income
                                            capitalization approach. This
                                            analysis provides insight on the
                                            micro market level of the subject as
                                            compared to the previous general
                                            market analysis.

                             Most Competitive Market
                                Occupancy Summary

================================================================================
                                               Square
Comparable Apartment                Rent No.    Feet      Year Built   Occupancy
--------------------------------------------------------------------------------
Chicot Crossing Shopping Center     Subject    122,360     1996 ren.       91%
--------------------------------------------------------------------------------
Delchamps Plaza Shopping Center        1       154,771     1996 ren.      100%
--------------------------------------------------------------------------------
One Main Place Shopping Center         2        68,566          1988      100%
--------------------------------------------------------------------------------
Gulf Coast Plaza Shopping Center       3       150,000          1969       90%
--------------------------------------------------------------------------------
Deep South Shopping Center             4        60,000          1961       90%
--------------------------------------------------------------------------------
Sea Shores Plaza Shopping Center       5       207,572          1983       95%
================================================================================
Totals/ Weighted Avgs.                ---      763,269          ----       94%
================================================================================

Total SF Occupied:                          720,890 SF
Total SF Vacant:                            42,379 SF

Analysis:                                   The most competitive shopping center
                                            properties, including the subject
                                            have an occupancy rate at 90% or
                                            higher with the older centers
                                            tending to represent the lower end
                                            of the range. The subject's
                                            occupancy is at the bottom of the
                                            overall occupancy; however,
                                            excluding the warehouse portion, the
                                            subject's retail space reflects a
                                            97% occupancy rate. The most
                                            competitive market's occupancy is
                                            obviously reflective of the good
                                            health of the submarket. The subject
                                            property was renovated in 1996,
                                            subsequent to that renovation 8,400
                                            SF of useable retail space was
                                            designated as warehouse space at the
                                            rear of the property. To date it has
                                            not been rented to any tenants.
                                            However, if the 8,400 SF vacant
                                            warehouse space were to be excluded
                                            from the above analysis the subject
                                            property would have an occupancy
                                            rate of 98% and the overall
                                            submarket would be 96%.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 18

--------------------------------------------------------------------------------

Investment Desirability:                    The retail real estate investor
                                            market is becoming cautious. Retail
                                            sales nationally were weaker than
                                            expected in 1995, particularly for
                                            the Christmas season and only
                                            reflected moderate increases for
                                            1996 for same store sales. In
                                            addition, the market is changing
                                            significantly with the on-slaught of
                                            superstores and the significant
                                            growth in catalogue retail sales.
                                            Thus, tenant type and center design
                                            is constantly changing as well as
                                            consumers' buying habits.

                                            It is inevitable that a certain
                                            percentage of these superstores will
                                            fall out due to increased
                                            competition. Thus, while power
                                            centers were the investors choice
                                            only one to two years ago, they have
                                            fallen out of favor over the past
                                            several months. Investors are
                                            considering neighborhood and
                                            community centers to be a better
                                            investment. People will always have
                                            to buy groceries, get their hair
                                            cut, buy pizza and purchase
                                            consumable items and services from
                                            local neighborhood and community
                                            stores. This is considered a
                                            positive for the subject.

Potential New Construction:                 The likelihood of new major
                                            retail/commercial development in the
                                            Pascagoula/Moss Point area is
                                            minimal since the local population
                                            has remained relatively the same
                                            over the past few years and the
                                            availability of well located
                                            commercial land is highly limited.
                                            Vacant commercial land is in short
                                            supply along US-90 in Pascagoula.
                                            The last major development was of
                                            the subject property and Delchamps
                                            Plaza Shopping Center two blocks
                                            east. These two centers were
                                            redevelopments of existing
                                            properties.

Conclusions

      The overall Pascagoula/Jackson County shopping center market has been negatively affected in the period of 1982 through 1994 from the significant decline in the local economy, due to the reduction offshore oil exploration and more recently to cuts in the national defense budget. However, the data indicates the market has had significant improvements in occupancy for the neighborhood and community center market with increasing occupancies and rents, and is further being bolstered by similar improvements in the economy and employment sector.

      In the final analysis, the economy is maintaining strength with increased employment and retail sales. Neighborhood shopping centers are gaining strength, particularly well anchored centers in good locations. Speculative new development is currently limited and is anticipated to be limited in the future because of a limited land


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 19

--------------------------------------------------------------------------------

supply. This should result in continued high occupancies and moderate rent appreciation over the foreseeable future, or at least two years.

Subject Property Conclusions

      The subject property can be classified as an anchored community center. The subject's retail submarket is relatively strong with high occupancies in the newer or renovated centers and moderate occupancies in the older centers. The tenant mix for the subject is appropriate for the local market it serves. In addition, the potential for new development and competition is highly limited because of limited land availability and no known new construction is anticipated in the short term. Thus, the subject property is considered an average quality investment property with the most probable buyer being a regional or national buyer.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 20

                                                           NEIGHBORHOOD ANALYSIS
================================================================================

Neighborhood Defined

      A neighborhood, as defined by the 9th edition of The Appraisal of Real Estate is "a grouping of complementary land uses" effected by similar operation of the four forces that affect property value. These forces include social, economic, governmental and environmental factors. A neighborhood is further defined by the revised edition of Real Estate Appraisal Terminology as being a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises. Neighborhood boundaries may consist of well-defined natural or manmade barriers or they may be more or less defined by a distinct change in land use or in the character of the inhabitants. The overriding purpose of describing and analyzing a particular neighborhood is to observe and/or quantify data indicating discernible patterns or urban growth, structure and change that may enhance or detract from property values.

Neighborhood Boundaries

North:      Escatawpa River
East:       SR-63/SR-601/L&N Railroad ROW
South:      Gulf of Mexico
West:       East Pascagoula River

      Comments: The boundaries for the subject neighborhood were chosen because they contain homogeneous and dependent land uses delineated by distinct man-made boundaries. The neighborhood boundaries cover an area of approximately 20 miles. These boundaries constitute most of Pascagoula and Moss Point.

General Neighborhood Data

Distance from CBD:                          3 miles south
Distance from Airport:                      30 miles northeast (Mobile, AL)
Percent Built-Up:                           90%
General Land Uses:
    Single Family:                          45%
    Apartment:                              20%
    Retail, Office:                         25%
    Industrial, heavy commercial:           10%
Types of  Commercial Tenancies:
    Predominant:                            Multi-tenant
    Secondary:                              Limited free standing owner occupant
Predominant Property Age Range:             1960's - 1990's
Neighborhood Life Cycle Stage:              Stable to revitalization
Public Transportation:                      None

      Comments: The immediate area around the subject property is one of the most trafficked retail districts in the Pascagoula area. It should be noted that Pascagoula doesn't have a well defined CBD that is normally found in most American cities. Since the neighborhood is generally Pascagoula and Moss Point, it contains a very wide range of development types and ages.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 21

--------------------------------------------------------------------------------

Major Traffic Arteries/Access

========================================================================================
Street Name            Type                          Direction     No. of Lanes
----------------------------------------------------------------------------------------
Denny Avenue/US-90     Primary neighborhood artery   east-west     4 lane + turn lane &
                                                                   service road
----------------------------------------------------------------------------------------
Telephone road/Main    Neighborhood artery           north-south   4 lane
Street/SR-613
----------------------------------------------------------------------------------------
SR-63                  Primary neighborhood artery   north-south   4 lane limited access
                                                                   highway
----------------------------------------------------------------------------------------
Market Street          Neighborhood artery           east-west     4 lane
========================================================================================

      Accessibility: The major traffic arteries provide average ingress and egress for the neighborhood. Denny Avenue/US-90 is the primary retial/commercial corridor for Pascagoula and Moss Point. US-90 use to the primary coastal highway along the Gulf of Mexico from Louisiana to Florida, prior to the construction of IH-10. The traffic arteries in the previous chart provide adequate accessibility throughout the neighborhood. IH-10 has two interchanges that provide accessibility to Pascagoula and Moss Point.

Neighborhood Utilities & Infrastructure

===============================================================================
Item                Adequacy            Provider                       Cost
-------------------------------------------------------------------------------
Sewer               Adequate            Public                         Typical
-------------------------------------------------------------------------------
Water               Adequate            Public                         Typical
-------------------------------------------------------------------------------
Gas                 Adequate            Public                         Typical
-------------------------------------------------------------------------------
Power               Adequate            Singing River Power            Typical
-------------------------------------------------------------------------------
Telephone           Adequate            Bell South                     Typical
-------------------------------------------------------------------------------
Interior Roads      Adequate            Public                         N/A
===============================================================================

      Comments: The neighborhood utilities and infrastructure are considered typical for the area and no negative influences are noted.

Trends

      General Neighborhood History: The subject neighborhood is a highly developed coastal community with an extensive history because of its urban location. Commercial development along Denny Avenue/US-90 as it currently exists began in the late 1960's into the 1970's with retail strip centers and free standing commercial buildings. Given the recent economic change in the area, with the introduction of gaming and the slight resurgence in offshore oil exploration, redevelopment began again in the mid-1990's with the renovation of quality retail centers that often included two major anchors.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 22

--------------------------------------------------------------------------------

      New Development: In general, the subject neighborhood is a retail and commercial district with occasional redevelopment. The likelihood of new major retail/commercial development in the Pascagoula/Moss Point area is slight, since the local population has remained relatively the same over the past few years. The last major development was of the subject property and Delchamps Plaza Shopping Center two blocks east. These two centers were redevelopments of existing properties. Vacant commercial land is in short supply along US-90 in Pascagoula.

Conclusions

      In spite of the slight decline in the economic base within the subject's area over the past ten years, the residential areas have remained relatively static over the years. Prospects for improving rents for the subject property appear good to average as the subject property offers a niche product with lower rents than those generally found in the subject's neighborhood for retail uses with good anchors.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 23

                                NEIGHBORHOOD MAP

                               [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 24

                                                                   SITE ANALYSIS
================================================================================

Location:                                   3419 - 3517 Denny Avenue/US-90;
                                            Northeast corner of Denny
                                            Avenue/US-90 and Chicot Road.

Size:
        Acres:                              13.200
        Square Feet (SF):                   574,992 SF
        Source:                             Metes & bounds description

Shape: Semi-rectangular; Improvements are situated parallel to 3419 - 3517 Denny Avenue/US-90.

Frontage:
        Denny Avenue/US-90:                 109.91'

        Chicot Road:                        300.01'

Street Improvements:
        Denny Avenue/US-90:
           Street Type:                     Primary neighborhood artery
           Traffic Direction:               East - west
           Quality; Condition:              Asphalt with curbs and gutters;
                                            average
           Number of Lanes:                 four; with one turn lane,
                                            bi-directional and a parallel
                                            service road.
           Driveway Cuts:                   Two on Denny Avenue/US-90 service
                                            road
           General Traffic Patterns:        Heavy

        Chicot Road:
           Street Type:                     Secondary neighborhood artery
           Traffic Direction:               North - south
           Quality; Condition:              Asphalt with curbs and gutters;
                                            average
           Number of Lanes:                 Two
           Driveway Cuts:                   Three
           General Traffic Patterns:        Moderate

Visibility:                                 Good, for stores fronting Denny
                                            Avenue/US-90

Ingress/Egress:                             Good. Two curb cuts on Denny
                                            Avenue/US-90 and two side entrances
                                            on the westside. No limiting factors
                                            noted.

Topography:                                 Level.

Subsoil Conditions & Drainage:              The appraisers are not aware of an
                                            engineering study made to determine
                                            the subsoil conditions. Upon
                                            inspection of the subject and
                                            surrounding improvements, conditions
                                            appear adequate to support the
                                            subject structure. Drainage appears
                                            to be adequate.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 25

--------------------------------------------------------------------------------

Flood Plain:                                No
        FEMA Map #:                         285260 0003 C
        Effective Date:                     03/15/84

Nuisances & Hazards:
Environmental:                              Based on our site inspection, the
                                            appraisers did not observe any
                                            hazardous materials on the subject
                                            site. In September of 1992 a Phase I
                                            Environmental Site Assessment was
                                            conducted by a local company, known
                                            as Butler Services of Mississippi,
                                            Inc. They have determined that no
                                            environmental problems exist on the
                                            subject property. However, the
                                            appraisers are not qualified to
                                            detect such substances and would
                                            recommend an environmental audit be
                                            performed by an expert in this field
                                            to determine the possible existence
                                            of any potentially hazardous
                                            substances. No responsibility is
                                            assumed by the appraisers for any
                                            such conditions and the value
                                            estimate contained in this report is
                                            predicated on the assumption that
                                            there are no such hazardous
                                            materials existing on the site.

        General:                            No other nuisances or potential
                                            hazards were noted.

Easements:                                  Neither the survey nor the on-site
                                            inspection of the property indicated
                                            any unusual or detrimental easements
                                            other than typical utility
                                            easements.

Utilities & Services:                       All typical public utilities
                                            including sewer, water, gas,
                                            electric and telephone are available
                                            and in use at the site. Capacity is
                                            considered adequate for any
                                            potential feasible development of
                                            the site.

Surrounding Land Uses:                      Retail uses abut the subject site on
                                            the east and west side along Denny
                                            Avenue/US-90 and extend to the
                                            river. To the northside behind the
                                            subject site is a large warehouse.
                                            On the northwest side across Chicot
                                            Road are several commercial service
                                            related properties and a locally
                                            owned restaurant. Across Denny
                                            Avenue/US-90 is a railroad right-of-
                                            way parallel to the highway. Beyond
                                            that is a warehouse and a
                                            residential neighborhood.

      Conclusion: The subject site is compatible with surrounding parcels both in physical features and use. Additionally, it is functionally adequate for the existing improvements and development of any potential feasible development consistent with surrounding land uses. There is no evidence of any negative site factors that would hamper the existing use, value, or marketability of the subject site.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 26

--------------------------------------------------------------------------------

      The reader is directed to the site analysis exhibits provided on the following pages.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 27

                                 AS-BUILT SURVEY

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 28

                                  TAX PLAT MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 29

                                 FLOOD PLAIN MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 30

                                                     DESCRIPTION OF IMPROVEMENTS
================================================================================

      The data and analysis included in this report section describes the building and improvement data relevant to the appraisal problem. Sources of the data are identified and information not available to the appraiser is noted where necessary. The data presented is analyzed based upon the functional utility and physical condition relative to their influence on the value conclusion of this assignment.

Property Type and Character

Property Type:                              Community shopping center

Building Age:
        Year Built:                         1970; Renovated 1996; Renovated in
                                            1996
        Actual Age:                         27 years
        Total Economic Life:                50 years*
        Effective Age:                      5 years*
        Remaining Economic Life:            45 years*
        * See Condition Analysis to follow

Comment: After this center was purchased in 1995, it was renovated and leased-up by the owner/developer. The exterior and interior were totally reconstructed and brought up to current building code requirements. The center is almost a new structure.

No. of Stories:                             1

Size:
        Gross Building Area (GBA):          130,353 SF
        Net Rentable Area (NRA):            122,360 SF
        Source:                             Rent roll and tax records
        Floor-to-Area Ratio:                0.23:1

Typical Small Shop Bay Depth:               60' to 100'

Typical Small Shop Bay Width:               25' to 35'

Anchor Space:
        Tenants:                            Winn-Dixie, Harco Drugs and Goody's
        Total Size:                         84,860 SF
        % Anchor:                           69.35%

      Comment: The anchor spaces are specifically designed for the anchor tenants. However, the open "big box" space is easily adaptable to other tenants. A loading dock is located in the rear of the Winn-Dixie and Harco Drugs space.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 31

--------------------------------------------------------------------------------

Tenancy:
        No. of Tenants:                     12 plus 2 vacant spaces
        Type Occupancy:                     Multi-tenant
        Current Physical Occupancy:         91%

Warehouse Space:                            8,600 SF

      Comment: This space is apparently the result of reconfiguration of the original, non-functional retail space into functional multi-tenant space. A corridor was created to access Cato and Its Fashions space from the rear for shipments. If the warehouse space were to be excluded from the occupancy it would be 97.7% and the anchor to percentage of retail space would be 81.8%.

General Construction Components

Data Sources:
      Building Plans Provided:              Plans and specifications were not
                                            made available to the appraisers.

      Other: Property inspection by the appraisers, discussions with representatives of the property owner and information available from the Tax Assessor's office.

Foundation:                                 Concrete slab

Structural System:                          Concrete block

Roof  System:                               Built-up composition cover over
                                            metal rib decking on steel-bar
                                            joists

Exterior Walls:                             The exterior walls are brick on
                                            store fronts and painted concrete
                                            block on sides and rear.

Exterior Doors:                             Storefront glass in aluminum frame

Exterior Windows:                           Glass in aluminum frame

Electrical:                                 Electrical fixtures and systems were
                                            noted to be in average quality.
                                            Average commercial service. Assumed
                                            to comply with all governing codes
                                            and good industry standard practice.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 32

--------------------------------------------------------------------------------

H.V.A.C.:                                   Each lease space has an electric
                                            package heating and cooling units.
                                            Ground level.

Plumbing:                                   Each lease space has a men's and
                                            women's restroom. All restaurants
                                            have special plumbing for sinks and
                                            restrooms.

      Comments: The subject improvements are composed of two separate buildings. The second building, which contains 8,400 SF, faces the rear portion of the subject tract and is separated by the parking lot. The second building backs up to an outlot that fronts the service road along Denny Avenue/US-90.

Site Improvements

Signage:                                    One lighted sign on Denny
                                            Avenue/US-90

Parking Area:                               Asphalt paved with adequate parking
                                            spaces; average condition. Heavy
                                            duty concrete in the rear of the
                                            center for truck loading area.

      No. of Spaces:                        505
      No./1,000 SF of GBA:                  4.13/1,000 SF

Fencing:                                    None

Concrete Walks:                             Concrete along retail area

Condition/Quality

Construction Quality:                       Average and typical of the local
                                            market

Condition of Improvements:                  Average to good given actual age and
                                            recent renovation.

Effective Age Analysis

      The improvements actual age is 27 years. However, the improvements were renovated in 1996 by the current owner. This is not unusual in this neighborhood. The typical economic life for similar structures is 50 years. The condition, quality of construction and effective maintenance program by the current owner has maintained the economic life of the property. Based on the condition/quality analysis presented, a 45 year remaining economic life is considered reasonable before significant capital expenditures would be required to extend the economic life. This yields an estimated 5 year effective age.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 33

--------------------------------------------------------------------------------

Functional Utility Analysis

      The overall property is considered to have average functional utility based upon the property type and use. The straight line shape of the center parallel to the highway is considered to be a functional shape with good visibility from the road. The local space bay depths are considered to be optimal for the market. However, the warehouse space at the rear of the Cato and Its Fashions lease space may reflect functional obsolescence. The developer has wisely reconfigured the original space to reasonable bay depths for the retail frontage and is attempting to market the remaining space for warehouse use. However, this space will probably be more susceptible to vacancy than the remaining retail space.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 34

                                    SITE PLAN

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 35

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                                 [PHOTO OMITTED]

                Front view of the subject on Denny Avenue/US-90.


                                 [PHOTO OMITTED]

                   Front view of subject looking to the west.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 36

--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

         View of Denny Avenue/US-90 looking west with subject on right.


                                 [PHOTO OMITTED]

          View of Denny Avenue/US-90 looking east with subject on left.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 37

--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

          View of the second retail building facing Denny Avenue/US-90.


                                 [PHOTO OMITTED]

                   View of the rear of the center facing west.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 38

--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

                   View of the rear of the center facing east.


                                 [PHOTO OMITTED]

   View of Chicot Road from the rear of the subject facing Denny Avenue/US-90.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 39

                                                         SUBJECT PROPERTY ZONING
================================================================================

Subject Zoning Data Summary

Subject Zoning Designation:                 C-1A Commercial District

Zoning Authority:                           City of Pascagoula

Purpose of Zoning District:                 Intended to provide for a wide range
                                            of commercial uses and concerned
                                            with retail trade and consumer
                                            services; amusement and
                                            entertainment establishment;
                                            drive-in stores, eating places and
                                            financial institutions; and offices.
                                            The uses in these districts service
                                            a wide market area and, therefore,
                                            ease of automotive access is a
                                            requisite. However, it is not
                                            intended that these districts permit
                                            uses which generate large volumes of
                                            truck traffic. Bulk regulations are
                                            designed to control building volumes
                                            such that compatibility with
                                            vicinity residential uses is
                                            promoted, while maintaining maximum
                                            flexibility in commercial
                                            activities. Appropriate open space
                                            between commercial and residential
                                            areas is required unless appropriate
                                            design features are accomplished
                                            under the planned unit development
                                            procedures for this district.

Permitted Uses:                             Commercial activities that are
                                            permitted by right are convenience
                                            sales and services, automobile
                                            franchise dealers, churches, motels,
                                            hotels, automotive parking, food
                                            service, medical service, general
                                            personal service, financial
                                            services, consulting and
                                            administrative services, business
                                            and communication services,
                                            undertaking service, drive-in food
                                            service, automotive services,
                                            general retail sales and service,
                                            consumer laundry and repair, retail
                                            business supply, group assembly,
                                            wholesale sales, and construction
                                            sales and service.


Regulations

Yard Fronting any Street:                   20'
Side Yard:                                  5'; for commercial and industrial;
                                            25' for residential

Rear Yard:                                  5'; if adjoining residential the
                                            rear shall be the same as the
                                            adjoining residential

Maximum Floor Ratio (FAR):
       Base FAR:                            None

Maximum Height:                             None


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 40

--------------------------------------------------------------------------------

Required Off-Street Parking:                None

Improvements Conformity:                    Improvements appear to conform to
                                            the zoning regulations.

Deed Restrictions:                          None known to the appraisers

Public Restrictions:                        None known to the appraisers

      The reader's attention is directed to the zoning map exhibit presented on the following page.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 41

                                   ZONING MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                               Page 42

                                                            HIGHEST AND BEST USE
================================================================================

Introduction

      In highest and best use analysis, an appraiser identifies the most profitable, competitive use to which a property can be utilized. Highest and best use may be defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value.(1)

      Proper analysis includes consideration of the highest and best use of a given property 1) as if vacant, and 2) as improved. The purpose of determining the highest and best use of land as though vacant is to identify a site's potential use, which governs its value. The purpose of determining the highest and best use of property as improved is to identify the use that is expected to produce the greatest overall return on the capital invested, and to assist the appraiser in the selection of comparable properties.

      A property's highest and best use must be 1) physically possible, 2) legally permissible, 3) financially feasible, and 4) maximally productive. These criteria will be considered sequentially and conditionally in this section of the appraisal report.

      The highest and best use analysis and conclusions form the foundation for the application of the three approaches to value and the reconciliation and final value estimate. The data presented in the previous sections of this report is analyzed and used as support for establishing the opinion of highest and best use. Therefore, only the more distinctive characteristics from each section that have substantial impact on the highest and best use are analyzed. The reader is referred to the previous sections for the detailed data.

Highest and Best Use as Vacant

      The initial step in analyzing the highest and best use of the appraised property is to consider the land as if vacant. Highest and best use of land or a site as vacant assumes that a parcel of land is vacant or can be made vacant by demolishing any improvements.

1.    Physically Possible

      The size, shape, location, topography, and surrounding land use pattern of a parcel of land affects its physical utility and adaptability. These and other physical characteristics are considered in analyzing the physical capabilities of the site and most probable uses.

      Report Section Reference:             Site Analysis and Neighborhood
                                            Analysis

----------

      (1) The Appraisal of Real Estate, Ninth Edition, (Chicago: American Institute of Real Estate Appraisers, 1987), p. 269.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 43

--------------------------------------------------------------------------------

      General Site Features:
         Physical Characteristics:          The semi-rectangular shape, average
                                            frontage, level topography, soil
                                            conditions and 13.200 acre size are
                                            functional for almost any type of
                                            development consistent with
                                            neighborhood trends. No unusual site
                                            development costs would be required.

         Utilities & Services:              All public utilities are available
                                            to the site in adequate supply and
                                            capacity to permit development of
                                            any probable use of the site. The
                                            site fronts on a public street that
                                            is in good condition.

         Functional Utility:                Considering the general site
                                            features, the functional utility and
                                            physical adaptability of the subject
                                            site is considered average and will
                                            allow most any typical development
                                            prevalent in the area.

      Surrounding Land Uses:                Retail uses abut the subject site on
                                            the east and west side along Denny
                                            Avenue/US-90 and extend to the
                                            river. To the northside behind the
                                            subject site is a large warehouse.
                                            On the northwest side across Chicot
                                            Road are several commercial service
                                            related properties and a locally
                                            owned restaurant. Across Denny
                                            Avenue/US-90 is a railroad right-of-
                                            way parallel to the highway. Beyond
                                            that is a warehouse and a
                                            residential neighborhood.

      Limiting Factors:                     No limiting physical factors noted

      Physically Possible Conclusion: The physical characteristics of the site and available utilities and services are adequate for a variety of uses and do not significantly limit the potential development of the site except to the density which would be allowed under the current zoning.

2.    Legally Permissible Uses

      The analysis of legally permissible uses of the property includes consideration of zoning ordinances, private and deed restrictions, historic district controls and environmental regulations.

      Report Section Reference:             Zoning Analysis

      Zoning Designation:                   C-1A Commercial District

      Permitted Uses:                       Commercial activities that are
                                            permitted by right are convenience
                                            sales and services, automobile
                                            franchise dealers, churches, motels,
                                            hotels, automotive parking, food
                                            service, medical service,


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 44

--------------------------------------------------------------------------------

                                            general personal service, financial
                                            services, consulting and
                                            administrative services, business
                                            and communication services,
                                            undertaking service, drive-in food
                                            service, automotive services,
                                            general retail sales and service,
                                            consumer laundry and repair, retail
                                            business supply, group assembly,
                                            wholesale sales, and construction
                                            sales and service. See Zoning
                                            Analysis for more information.

      Deed Restrictions:                    None known to the appraisers

      Public Restrictions:                  No public restrictions are known.

      Possibility of
         Zoning Change:                     None known to the appraisers

      Legally Permissible Uses Conclusions: Based upon the factors analyzed and the legally permissible uses for the subject, the best uses appear to be retail services.

3.    Financially Feasible

      In determining which uses are physically possible and legally permissible, an appraiser eliminates some uses from consideration. Then the uses that meet the first two criteria are analyzed further to determine which are likely to produce an income, or return, equal to or greater than the amount required to satisfy operating expenses, financial obligations and capital amortization. All uses that are expected to produce a positive return are regarded as financially feasible.

      Most Probable Uses:                   Based upon the analysis of
                                            physically possible uses and legally
                                            permissible uses, the best and most
                                            probable uses are limited to the
                                            highest density of retail space
                                            physically possible.

      Feasibility:                          All of the most probable uses listed
                                            above are considered financially
                                            feasible based upon land values in
                                            the immediate area.

         Income: The use with the highest potential net operating income is retail sales, particularly a shopping center complex.

         Occupancies:                       Overall occupancy for retail shop
                                            space in Pascagoula and Moss Point
                                            is estimated to be near 94%. This is
                                            considered sufficient to justify new
                                            construction.

      Feasibility Conclusion: The analysis of potential income and return on investment as well as demand (occupancy) indicates that retail services with a low percentage of office space would yield the highest return.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 45

--------------------------------------------------------------------------------

4.    Maximally Productive

      A comparison of the financially feasible uses indicates that retail services with low office percentage would yield the highest return to the land.

Highest and Best Use
  As If Vacant Statement:                   The highest and best use of the
                                            subject site assuming it is vacant
                                            is development of a neighborhood
                                            shopping center.

Highest and Best Use as Improved

      The preceding analysis of the site as vacant is also relevant to the highest and best use of the subject property, as improved. If the existing improvements are the same as those indicated for the highest and best use as vacant, the four tests for highest and best use do not have to be applied here because the conclusions reached in testing for the highest and best use of the site as though vacant are applicable to the analysis as improved.

Conformance to Highest and Best
  Use as Vacant:                            The existing improvements of the
                                            subject property generally conform
                                            to the highest and best use as
                                            vacant.

Possible Demolition, Renovation or
  Conversion in Use:                        A comparison of the land value
                                            estimate and the value estimate of
                                            the property as improved in the
                                            forthcoming valuation section
                                            indicates that the improvements
                                            contribute significant value to the
                                            property. Therefore, demolition is
                                            not justified. An economic analysis
                                            shows remodeling, renovation or
                                            conversion of the subject to another
                                            use is not economically justified.

Highest & Best Use
   As Improved Statement:                   The highest and best use as improved
                                            is continued use as an community
                                            shopping center development.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 46

                                                        REAL ESTATE TAX ANALYSIS
================================================================================

Taxing Authorities:                         The subject property is located
                                            within the taxing jurisdictions of
                                            the City of Pascagoula and Jackson
                                            County. The City of Pascagoula and
                                            Jackson County tax rate represents
                                            all local municipal tax charges. The
                                            property is subject to the following
                                            taxing jurisdictions and 1997 Ad
                                            Valorem Tax rate.

Real Estate Tax Rates

        Tax Rate's Year:                    1997

        Pascagoula/Jackson County:          $147.55 per $1,000 of Assessed Value

        Tax Bill Due Date:                  Between October and February

Assessment Ratio

      The taxing authority applies an assessment ratio to each property's tax appraised value for the calculation of taxes. The assessment ratio applied is determined by the property type as follows:

        Commercial Property                 15%

Subject Real Estate Tax Data

        Real Estate Tax District:           City of Pascagoula & Jackson County
        Real Estate Tax Rate:               $147.55 per $1,000 of Assessed Value
        Assessment Ratio:                   15%
        Tax Appraised Value:                $2,316,000

Tax Comparables

==============================================================================================
                        Appraised     Assessed       Tax Rate      Tax                   Taxes
   Comparables            Value         Value         /$1,000    Expense    Size (SF)     /SF
----------------------------------------------------------------------------------------------
Delchamps Plaza S/C    $5,957,550      $893,633       $147.55    $131,856    154,771     $0.85
----------------------------------------------------------------------------------------------
Sea Shores Plaza S/C   $6,774,980    $1,016,247       $147.55    $149,948    207,572     $0.72
----------------------------------------------------------------------------------------------
One Main Place S/C     $2,069,070      $310,361       $147.55     $45,794     68,566     $0.67
----------------------------------------------------------------------------------------------
Subject                $2,316,000      $347,400       $147.55     $51,259    130,353     $0.39
==============================================================================================

      Note: The assessed value is calculated based on a 15% assessment ratio.

Subject Tax Expense Analysis:               The subject property is at the low
                                            end of the tax expense per unit
                                            range. All of the comparables are
                                            relatively similar properties;
                                            however, the subject has a higher
                                            percentage of big box space. After


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 47

--------------------------------------------------------------------------------

                                            discussions with the local tax
                                            assessor and considering it being a
                                            existing property, the tax expense
                                            and appraised value are considered
                                            reasonable in comparison to the
                                            comparable properties.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 48

                                                             APPRAISAL PROCEDURE
================================================================================

Introduction

      The estimation of market value of a property that is being appraised is accomplished by the comparison and analysis of as many techniques as are appropriate. Three approaches are generally used to produce value indications.

Cost Approach:                              This valuation technique is based on
                                            the premise that the value of a
                                            property can be indicated by the
                                            current cost to construct a
                                            reproduction or replacement of the
                                            improvements minus the amount of
                                            depreciation evident in the
                                            structures from all causes plus the
                                            value of the land and
                                            entrepreneurial profit. The Cost
                                            Approach is particularly useful for
                                            appraising new or nearly new
                                            improvements. Current costs for
                                            constructing improvements are
                                            derived from cost estimators, cost
                                            publications, builders or
                                            contractors. Depreciation is
                                            measured by market research and/or
                                            through the application of specific
                                            mathematical procedures. Land value
                                            is estimated separately by direct
                                            sales comparison.

Sales Comparison Approach                   This approach is most viable when an
                                            adequate number of properties of
                                            similar type have been sold recently
                                            or are currently offered for sale in
                                            the subject market. The application
                                            of this approach produces a value
                                            indication for a property through
                                            comparison with similar properties,
                                            called comparable sales. The sale
                                            prices of properties judged to be
                                            most comparable tend to set a range
                                            in which the value indication for
                                            the subject falls.

Income Capitalization Approach:             This approach to value is applicable
                                            to properties capable of producing a
                                            net income stream. By using the
                                            income capitalization approach, the
                                            appraiser measures the present value
                                            of the future benefits of property
                                            ownership. Income streams and the
                                            value of property upon resale
                                            (reversion) are capitalized or
                                            converted into a present, lump-sum
                                            value. Research and analysis of data
                                            for this approach are conducted
                                            against a background of supply and
                                            demand relationships. This
                                            background provides information on
                                            trends and market anticipation that
                                            must be verified for data analysis.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 49

--------------------------------------------------------------------------------

Reconciliation of Approaches:               The strengths and weaknesses of each
                                            approach used are weighed in the
                                            final analysis. The approach or
                                            approaches offering the greatest
                                            quantity and quality of supporting
                                            data are typically given most
                                            consideration and the final estimate
                                            of value is correlated.

Approaches Utilized
       In This Assignment:                  The Cost, Sales Comparison and
                                            Income Capitalization Approaches to
                                            value have each been utilized in
                                            estimating the market value of the
                                            subject property as of the effective
                                            date of appraisal.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 50

                                                                  LAND VALUATION
================================================================================

Introduction

      A reliable value indication for the subject parcel is provided by an analysis and comparison of other comparable sites which have sold in the marketplace. Many factors influence the price of land. The technique involved in the value estimate of the land uses the principle of substitution as the basis for analysis, and the methodology includes an analysis of what buyers in the area have been paying for similar properties. Therefore, the value of the subject site is derived from sales and listings of comparable properties in the area. The comparable land sales included in this report are analyzed with respect to market conditions (time), location, physical characteristics (functional utility) and size.

      Dollar or percentage adjustments are made to the sale price of each comparable. Positive adjustments are made for deficiencies in the comparable property relative to the subject site. Negative adjustments are made for superior characteristics of the sale relative to the subject. When sufficient sales data is available, a "paired sales" analysis is utilized. This is a procedure in which sales are compared in pairs to identify the effect of specific differences on sale price. When such data is unavailable or inconclusive, adjustments are made based on discussions with active market participants (buyers, sellers, investors and developers), historical sales data, or the appraiser's experience in valuing similar properties.

      The sales on the following pages are considered to have a reasonable degree of comparability to the land being appraised. Information pertaining to these transactions has been verified by either the buyer, seller, broker, or other sources considered reliable and having knowledge of the particular transaction.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 51

--------------------------------------------------------------------------------


                                                      Comparable Land Sales Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 52

                                                     LAND SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROPERTY DATA

   Location:          Northside of US-90, just west of Beasley Road, Gautier, MS

   County:            Jackson

   Grantor:           William R. Wilson, Jr.

   Grantee:           Jeffrey Mattixon

   Map(s):            N/A

   Parcel(s):         N/A

   Sale Date:         01/11/96                    Book/Page:  1079 / 275


SITE DATA

   Size (Acres):      4.83

   Size (SF):         210,395

   Zoning:            Commercial

   Utilities:         All available to site

   Frontage:          470.15' along US-90

   Shape:             Rectangular

   Topography:        Level

   Easements:         None detrimental

   Improvements:      None of value at sale date

   Intended Use:      Future Commercial Development


TRANSACTION DATA

   Consideration:     $200,000                         Price/SF:   $0.95

   Cash Equivalent:   $200,000                    Adj. Price/SF:   $0.95

   Financing:         All cash to seller.

   Verified By:       Jim Horne, MAI

   Comp_Code:         1294

COMMENTS: This tract of land is located a half mile west of Singing River Mall.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 53

                                                     LAND SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROPERTY DATA

   Location:          Southwest corner of US-90 and Dolphin Drive, Gautier, MS

   County:            Jackson

   Grantor:           John Hendley

   Grantee:           James G. Robinson

   Map(s):            N/A

   Parcel(s):         N/A

   Sale Date:         03/05/96                    Book/Page:  1082 / 606


SITE DATA

   Size (Acres):      8.18

   Size (SF):         356,321

   Zoning:            Commercial

   Utilities:         All available to site

   Frontage:          Along US-90 and Dolphin Drive

   Shape:             Rectangular

   Topography:        Level

   Easements:         None detrimental

   Improvements:      None of value at sale date

   Intended Use:      Future Automobile Dealership


TRANSACTION DATA

   Consideration:     $450,000                         Price/SF:   $1.26

   Cash Equivalent:   $450,000                    Adj. Price/SF:   $1.26

   Financing:         All cash to seller.

   Verified By:       Jim Horne, MAI

   Comp_Code:         1295

COMMENTS:             This tract of land is located across US-90 from the
                      Singing River Mall and Lowe's Home Center. The property was previously filled and site-prepped.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 54

                                                     LAND SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROPERTY DATA

   Location:          Northwest corner of US-90 and Dolphin Drive, Gautier, MS

   County:            Jackson

   Grantor:           Misty Meadows Farms

   Grantee:           Lowe's Home Centers

   Map(s):            N/A

   Parcel(s):         N/A

   Sale Date:         08/21/92                    Book/Page:  1000 / 956


SITE DATA

   Size (Acres):      10

   Size (SF):         435,600

   Zoning:            Commercial

   Utilities:         All available to site

   Frontage:          Along US-90 and Dolphin Drive

   Shape:             Semi-Rectangular

   Topography:        Level

   Easements:         None detrimental

   Improvements:      None of value at sale date

   Intended Use:      Future Lowe's Home Center


TRANSACTION DATA

   Consideration:     $400,000                         Price/SF:   $0.92

   Cash Equivalent:   $400,000                    Adj. Price/SF:   $0.92

   Financing:         All cash to seller.

   Verified By:       Jim Horne, MAI

   Comp_Code:         1296

COMMENTS:             This 10 acre site is located adjacent to a regional mall
                      (Singing River) and it has been on the market for 10 years
                      (since the mall was built). There was an over-building of shipping centers in the area around the mall and demand for vacant space was low. This tract of land has been cleared and filled, which is important since


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 55

                                                     Land Sale Comparable No. 3:
--------------------------------------------------------------------------------

                      the surrounding lands are 404 wetlands and they cannot be developed. The site will be used for a building supply store.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 56

                                 LAND SALES MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 57

                            SINGING RIVER MALL SALES

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 58

                                         COST APPROACH - LAND VALUATION ANALYSIS
================================================================================

Comparable Land Sales Summary

--------------------------------------------------------------------------------
                       Subject         Sale #1         Sale #2         Sale #3
--------------------------------------------------------------------------------
Sale Date              Current        01/11/96        03/05/96        08/21/92
--------------------------------------------------------------------------------
Size/Acres               13.20            4.83            8.18           10.00
--------------------------------------------------------------------------------
Zoning                    C-1A      Commercial      Commercial      Commercial
--------------------------------------------------------------------------------
SP/SF                      N/A           $0.95           $1.26           $0.92
--------------------------------------------------------------------------------

Introduction

      A search for comparable land sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report. Adjustments to these land prices for market financ- ing, market conditions (time), location, physical characteristics (functional utility) and size, as they relate to the subject property, are made accordingly.

      The Pascagoula area has limited comparable land sales in the subject neighborhood because of limited availability of vacant land. Recent development in the area has been in the form of renovation of older shopping centers. Therefore, the search for land sales was expanded to the Singing River Mall area, which is a generally similar retail type area as the subject location.

      Following is a discussion of the major factors which influence the value of the subject site. It should be noted that financing, conditions of sale and time adjustments are made first to each of the comparables in order to reflect authentic and current pricing trends. The net percentage of the remaining adjustments for location, physical characteristics (utility) and size is then applied to the "time adjusted" sales price to reflect the indicated value of the subject.

Unit of Comparison:                         SP/SF; sales price per square foot
       Analysis:                            Discussions with brokers and
                                            developers in the subject market
                                            indicated that this is the basic
                                            unit of comparison from which they
                                            make their acquisition decisions for
                                            land similar to the subject.

Financing:                                  The transactions are either all cash
                                            transactions or are considered to
                                            represent typical market financing
                                            and do not require an adjustment for
                                            non-market financing. As such, no
                                            adjustments are made for factors
                                            relating to financing.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 59

--------------------------------------------------------------------------------

Conditions of Sale:                         All of the comparable sales are
                                            considered to have typical
                                            conditions of sale, therefore no
                                            adjustments were made.

Market Conditions:
       Description:                         This adjustment, often referred to
                                            as the "time adjustment", reflects
                                            the direction of change in the
                                            market from the sale date of the
                                            comparable to the valuation date of
                                            the subject property.

       Analysis:                            The adjustment to Sale No. 3
                                            reflects inferior market conditions
                                            at the time related to the local
                                            economic recession. The adjustment
                                            to the sale indicates that the
                                            market has improved since 1992.

Location:
       Description:                         Locational features include
                                            visibility, access and proximity to
                                            other quality development.

       Analysis:                            All of the sales are located in a
                                            similar neighboring community. Sale
                                            No. 1 is adjusted for it's weaker
                                            location, further away from the
                                            Singing River Mall. Sale No. 2 is
                                            the most similar to the subject in
                                            location with no adjustment is
                                            required.

Physical Characteristics

      The analysis of physical attributes considers shape, frontage, topography, zoning and the availability of public utilities. Only those physical characteristics which impact the sales price of the comparable relative to the subject will be addressed. The physical elements of the sales as they relate to the subject are addressed as follows.

       Shape
           Description:                     The shape of a site will determine
                                            its adaptability to possible uses.
                                            Some configurations may restrict
                                            structural design or limit the
                                            buildable/usable area of the parcel.
                                            A site must have adequate depth to
                                            accommodate the layout of the
                                            improvements, but should not be
                                            excessive in relation to the
                                            parcel's frontage and size.

           Analysis:                        All of the comparable sales have a
                                            shape adequate for their intended
                                            use. As such, no adjustments are
                                            deemed appropriate for the
                                            comparables.

       Frontage:
           Description:                     The amount of street frontage is
                                            important to commercial properties
                                            and, in particular, retail
                                            properties.

           Analysis:                        All of the comparable sales have a
                                            frontage adequate for their intended
                                            use. As such, no


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 60

--------------------------------------------------------------------------------

                                            adjustments are deemed appropriate
                                            for the comparables.

       Topography:
           Description:                     The topography of a site can
                                            significantly impact the costs of
                                            development. Consideration must be
                                            given to the contour, grade and
                                            drainage of the sale tracts in
                                            relation to the appraised property.

           Analysis:                        The subject tract has a level
                                            topography. All of the comparable
                                            sales were considered to have
                                            similar topographical
                                            characteristics at the time of sale.
                                            Thus, no adjustments for topography
                                            are deemed necessary to the sales.

       Zoning:
           Description:                     Zoning is often the most basic
                                            criteria in selecting comparables.
                                            Sites zoned the same as the subject
                                            property are the most appropriate
                                            comparables. When sufficient sales
                                            in the same zoning category are not
                                            available, data from similar
                                            categories may be used after
                                            adjustments have been made. These
                                            adjustments are based on the
                                            allowable uses, permitted density
                                            and restrictions within the
                                            ordinance in comparison to the
                                            subject.

           Analysis:                        All of the sales utilized in this
                                            land valuation have the same or
                                            comparable zoning designation as the
                                            subject. Thus, no adjustments for
                                            zoning are deemed necessary to the
                                            sales.

       Utilities:
           Description:                     The availability and proximity to
                                            public utilities (water, sewer,
                                            electricity, gas and telephone) is
                                            an important attribute to the
                                            development of any property. This
                                            adjustment reflects the difference
                                            in sales price caused by the
                                            distance and capacity of utility
                                            services to the comparable sites and
                                            also considers the cost of bringing
                                            utilities to the tract.

           Analysis:                        All utilities were available to the
                                            comparable sites at the time of
                                            their sale, as they are to the
                                            subject. No adjustment is made for
                                            factors associated with utilities.

       Size:
           Description:                     Most types of development have an
                                            optimal site size. If a site is
                                            larger than optimal, the value of
                                            the excess land tends to decline at
                                            an accelerating rate. As a result,
                                            larger tracts of land typically sell


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 61

--------------------------------------------------------------------------------

                                            for less per unit of comparison than
                                            smaller parcels, all other factors
                                            being equal.

           Analysis:                        The subject land contains 13.200
                                            acres of land. The comparable sales
                                            have land sizes ranging from 4.83 to
                                            10.00 acres. Thus, no adjustments
                                            for size are deemed necessary to the
                                            sales.

      On the following page is an adjustment grid of the comparable sales utilizing the adjustments noted in the previous analysis.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 62

                      Comparable Land Sales Adjustment Grid

                         Subject            Sale #1           Sale #2            Sale #3
                                      --------------------------------------------------------
Sale Price                                   $0.95             $1.26              $0.92
                                      --------------------------------------------------------
Elements of Comparison
                                      --------------------------------------------------------
Date of Sale                               01/11/96           03/05/96          08/21/92
                                      --------------------------------------------------------
    Comparison                              Similar           Similar           Inferior
                                      --------------------------------------------------------
    Adjustment                                0%                 0%                30%
                                      --------------------------------------------------------

                                      --------------------------------------------------------
Adjusted Price                               $0.95             $1.26              $1.20
                   ---------------------------------------------------------------------------
Location                   Good             Average             Good              Good
                   ---------------------------------------------------------------------------
     Comparison                            Inferior           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               30%                0%                0%
                   ---------------------------------------------------------------------------
Shape                Semi-rectangular     Rectangular       Rectangular     Semi-Rectangular
                   ---------------------------------------------------------------------------
     Comparison                             Similar           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               0%                 0%                0%
                   ---------------------------------------------------------------------------
Frontage                   Good              Good               Good              Good
                   ---------------------------------------------------------------------------
     Comparison                             Similar           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               0%                 0%                0%
                   ---------------------------------------------------------------------------
Topography                level              Level             Level              Level
                   ---------------------------------------------------------------------------
     Comparison                             Similar           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               0%                 0%                0%
                   ---------------------------------------------------------------------------
Zoning                     C-1A           Commercial         Commercial        Commercial
                   ---------------------------------------------------------------------------
     Comparison                             Similar           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               0%                 0%                0%
                   ---------------------------------------------------------------------------
Utilities             All Available      All available     All available      All available
                   ---------------------------------------------------------------------------
     Comparison                             Similar           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               0%                 0%                0%
                   ---------------------------------------------------------------------------
Size/Acres                13.20              4.83               8.18              10.00
                   ---------------------------------------------------------------------------
     Comparison                             Similar           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               0%                 0%                0%
                   ---------------------------------------------------------------------------
Other                      N/A
                   ---------------------------------------------------------------------------
     Comparison                             Similar           Similar            Similar
                                      --------------------------------------------------------
     Adjustment                               0%                 0%                0%
                                      --------------------------------------------------------
Net Adjustment                                30%                0%                0%
                                      --------------------------------------------------------
Final Adjustment Sale Price                  $1.24             $1.26              $1.20
                                      --------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 63

--------------------------------------------------------------------------------

Reconciliation

      The sales prices ranged from $0.92 to $1.26 per square foot before the adjustment process. The indicated value of the subject property ranged between $1.20 and $1.26 per square foot after the analysis. The adjusted value range is considered very narrow and provides consistent and reliable data from which to estimate the subject's land value. The most weight is placed on Sale No. 2 because it had no adjustments. In the final analysis, the subject's land value was based on the mid-point of the range of sales.

      Based on this analysis, a value of $1.25/SF is considered highly supportable. Thus, the market value of the fee simple interest in the subject parcel as if vacant, contingent to the assumptions and limiting conditions stated herein, as of August 18, 1997 is calculated below:

                               Land Value Estimate

                Land Size (SF)                       574,992
                Estimated Value/SF      x              $1.25
                                                    --------
                Estimated Value                     $718,740
                Rounded                             $720,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 64

                                                                   COST APPROACH
================================================================================

Introduction

      The principle of substitution is basic to the Cost Approach. The principle affirms that no prudent investor would pay more for a property than the amount for which the site can be acquired and for which improvements that have equal desirability and utility can be constructed without undue delay. An indication of value may be produced by adding the depreciated value of the improvements to the land value estimated by market (direct sales) comparison. The depreciated value of the improvements is determined by first estimating the reproduction or replacement cost new and subtracting depreciation from all causes, if any.

      In providing complete building cost estimates, an appraiser must consider direct (hard) costs, and indirect (soft) costs. Both types of costs are essential for a reliable reproduction or replacement cost estimate. In addition, any entrepreneurial profit likely to be realized from the building project must be estimated.

Cost Data

       Source:           Marshal Valuation Service Manual - calculator cost
                         --------------------------------

      About the Source: This publication is a widely accepted cost data source in the appraisal industry. The cost data presented in this manual are based on years of valuation experience, thousands of appraisals and continual analysis of the costs of new buildings. This publication has been recognized as an authority in the appraisal field for over fifty years.

      Costs Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual include the following:

      1.    Architects's and engineer's fees;

      2. Normal interest on only the building improvement funds during the period of construction and processing fee or service charge;

      3.    Sales taxes on materials;

      4. Normal site preparation including finish, grading and excavation for foundation and backfill;

      5.    Utilities from structure to lot line figured for typical setback;

      6. Contractor's overhead and profit including job supervision, workmen's compensation, fire and liability insurance, unemployment insurance, equipment, temporary facilities, security, etc.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 65

--------------------------------------------------------------------------------

      Costs Not Included In Source: The base calculator costs depicted in the Marshal Valuation Service Manual do not include the following:

      1. Costs of buying or assembling land such as escrow fees, legal fees, property taxes, right of way costs, demolition, storm drains, or rough grading, are considered costs of doing business or land improvement costs.

      2.    Pilings or hillside foundations;

      3.    Interest or taxes on the land;

      4.    Feasibility studies, appraisal or consulting fees, etc.;

      5. Discounts or bonuses paid for financing, project bond issues, development overhead or fixture and equipment purchases, etc.;

      6. Yard improvements including signs, landscaping, paving, walls, yard lighting, pools or other recreation facilities;

      7. Off site costs including roads, utilities, park fees, jurisdictional hook-up, tap, impact or entitlement fees and assessments, etc.;

      8. Marketing costs to create first occupancy including model or advertising expenses, leasing or broker's commissions or temporary operation of property owners associations.

Subject's Marshall Valuation Cost Data

      Summary of Subject General Building Characteristics:
           Property Type:                   Community shopping center
           Structure:                       Masonry
           No. of Stories:                  1
           Gross Building Area:             130,353 SF

      Classification                        Class C Community Center

      Type (Quality)                        Average

      Region/Climate                        Central/Moderate

      Page Reference                        Section 13, Page 28

      Page Reference Date                   September 1995

      Current Multiplier Page Date          August 1997

      Local Multiplier Page Date            July 1997

      Cost Method                           Calculator; therefore, replacement
                                            cost

      The reader is directed to the base cost and adjustments presented on the following page.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 66

--------------------------------------------------------------------------------

       MVS Base Cost & Adjustments

             =============================================================
             1   Base Square Foot Cost                            $48.50
             -------------------------------------------------------------
             2          Square Foot Refinements
             -------------------------------------------------------------
             3   Heating Cooling, ventilation                      $0.00
             -------------------------------------------------------------
             4   Elevator                                          $0.00
             -------------------------------------------------------------
             5   Miscellaneous                                     $1.50
                                                                   -----
             -------------------------------------------------------------
             6     Total SF Refinements                           $50.00
             -------------------------------------------------------------


                        Height & Size Refinements
             -------------------------------------------------------------
             7   Number of Stories Multiplier                       1.00
             -------------------------------------------------------------
             8   Height per story multiplier                        1.04
             -------------------------------------------------------------
             9   Floor area-perimeter multiplier                    0.81
                                                                    ----
             -------------------------------------------------------------
             10    Combined multipliers (7x8x9)                     0.84
             -------------------------------------------------------------


                        Final Calculations
             -------------------------------------------------------------
             11  Refined SF Cost (Line 6x10)                      $42.20
             -------------------------------------------------------------
             12  Current cost multiplier                            1.05
             -------------------------------------------------------------
             13  Local multiplier                                   0.89
                                                                    ----
             -------------------------------------------------------------
             14  Final SF Cost (Line 11x12x13)                    $39.44
             =============================================================

       Site Improvements
         & Other Hard Costs:                Site improvement cost and other hard
                                            costs related to the improvements
                                            must be added to the base structural
                                            cost estimate. The reader is
                                            directed to the Cost Summary exhibit
                                            at the end of this report section
                                            for a summary of these costs.

       Indirect Costs:                      Indirect costs not included in the
                                            Marshall Valuation base costs
                                            include loan interest on land,
                                            lease-up costs and professional
                                            fees. Calculations for the loan
                                            interest on land and lease-up costs
                                            are presented below.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 67

--------------------------------------------------------------------------------

  Land Loan Interest Calculations:

          Land Value Estimate                                  $720,000

          Construction Interest Rate                x             9.00%

          Construction Period (Years)               x              0.75
                                                               --------
            Land Interest                           =           $48,600

  Lease-up Cost Calculations:

          Commissions

            Market Rent/SF                                        $6.84

            Net Rentable Area (SF)                   x          122,360

            Commissions %                            x            6.00%

            Average years of leases                  x             5.00
                                                               --------
          Commission Cost, Rounded                   =         $251,000

          Plus: Other (marketing, etc.)              +                0
                                                               --------
          Total Lease-up Costs                       =         $251,000

  Total Replacement Cost New
   (Improvements, Profit & Land):  $8,485,000

Analysis of Depreciation

Introduction - Accrued Depreciation

      Accrued depreciation is a loss in value from the reproduction or replacement cost of improvements due to any cause as of the date of appraisal. The value difference may emanate from physical deterioration, functional obsolescence, external obsolescence, or any combination of these sources. A description of each of these forms of depreciation as they apply to the appraised property is detailed as follows:

Physical Deterioration

      Physical deterioration is the result of wear, tear and weathering. This form of depreciation can be divided into two categories - curable and incurable.

      Physical Curable:
          Description:                      Refers to items of deferred
                                            maintenance which are in need of
                                            repair on the date of the appraisal
                                            in order to restore occupancy or
                                            marketability. Deferred maintenance
                                            includes minor refurbishing of
                                            painted, tiled or carpeted surfaces.
                                            It also includes deferred repairs of
                                            mechanical systems,


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 68

--------------------------------------------------------------------------------

                                            the building exterior roof cover and
                                            the parking areas.

           Subject Analysis:                Newly renovated property; no
                                            deferred maintenance.

       Physical Incurable:
           Description:                     Involves an estimate of
                                            deterioration that is not practical
                                            or currently feasible to correct. It
                                            pertains to structural elements that
                                            were not listed in the physically
                                            curable category. Generally,
                                            incurable physical deterioration is
                                            a product of the aging of major
                                            structural components such as the
                                            foundation, framing, walls,
                                            plumbing, electrical, mechanical and
                                            roof systems. In order to estimate
                                            the depreciation charged for this
                                            category, the physical age-life
                                            method is applied to the current
                                            reproduction or replacement cost of
                                            the entire structure less the
                                            components treated as curable.

           Subject Analysis:                The reader is directed to the
                                            Description of Improvements Analysis
                                            for the analysis of effective age
                                            and economic life. Employing the
                                            physical age-life (straight line)
                                            method of estimating physical
                                            incurable deterioration, the
                                            calculations are made as follows:


                                   Physical Incurable Calculations

                                      Actual Age                              27

                                      Effective Age                            5
                                                                      ----------
                                      Divide by Economic Life                 50

                                      Incurable Physical %                10.00%

                                      Remaining Economic Life                 45



                                    Calculations:

                                      Replacement Cost New            $7,764,537

                                      Less Physical Curable                    0
                                                                      ----------
                                      Subtotal                        $7,764,537

                                      Incurable Physical %                   10%
                                                                      ----------
                                      Incurable Physical Estimate       $776,454


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 69

--------------------------------------------------------------------------------

Functional Obsolescence

      This is the adverse effect on value resulting from defects in design. It can also be caused by changes that, over time, have made some aspect of a structure, material or design obsolete by current standards. Functional obsolescence is generally attributable to deficiencies or superadequacies inherent in the improvements and the defect may be curable or incurable.

       Functional Curable
           Description:                     To be curable, the cost of replacing
                                            the outmoded or unacceptable aspect
                                            must be at least offset by the
                                            anticipated increase in value. The
                                            measure of curable functional
                                            obsolescence is the cost to effect
                                            the cure.

           Subject Analysis:                The physical inspection of the
                                            subject indicated the property has
                                            no functional curable obsolescence.

       Functional Incurable
           Description:                     Involves an estimate of obsolescence
                                            that is not practical or currently
                                            feasible to correct. It pertains to
                                            structural elements that were not
                                            listed in the functional curable
                                            category. Capitalization of the net
                                            income loss is the commonly accepted
                                            approach to the measurement of
                                            incurable functional obsolescence.

           Subject Analysis:                The inspection of the subject
                                            property and a review of the plans
                                            provided indicate that the one-
                                            story design of the subject
                                            improvements is functional. However,
                                            the warehouse space in this shopping
                                            center is functional incurable
                                            obsolescence. This obsolescence is
                                            addressed by recognized as a
                                            deduction in the Special Tenant
                                            Improvements section of the Cost
                                            Approach Summary by deducting the
                                            approximate difference in retail
                                            space development cost and warehouse
                                            development cost.

External Obsolescence

      External obsolescence, which is the result of the diminished utility of a structure due to negative influences from outside the site, is always incurable. It can be caused by a variety of factors - neighborhood decline, the property's location in a community, or market conditions. Only the portion of the loss that is applicable to the improvements is deducted from the current replacement cost since the effect of external influences on land value is calculated in the land valuation. In the absence of comparable sales subject to the same negative influence, the best method of measuring


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 70

--------------------------------------------------------------------------------

external obsolescence is by capitalization of the rent loss or discounting of the rent loss over the affected time period.

       Subject Analysis:                    The subject has good access and
                                            conforms to surrounding development.
                                            Considering the general market rent
                                            levels and high occupancy of the
                                            neighborhood retail centers, no
                                            external obsolescence exits.

Accrued Depreciation Summary

                                        Physical Curable                      $0

                                        Physical Incurable              $776,454

                                        Functional Curable                    $0

                                        Functional Incurable                  $0

                                        External                              $0
                                                                        --------
                                          Total Accrued Depreciation    $776,454


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 71

COST APPROACH SUMMARY
================================================================================

================================================================================
Direct Costs                                                  Marshall Valuation
                                                              Cost Estimates
                                                              ------------------

Structural Improvements
     Property Size 130,353 SF @ $39.44 /SF  =                        $5,140,710

Special Tenant Improvements*
Winn-Dixie #573     47,300 SF @ $15.00 /SF  =                          $709,500
Harco               10,125 SF @ $10.00 /SF  =                          $101,250
Goody's             27,435 SF @ $10.00 /SF  =                          $274,350
Warehouse            8,600 SF @($20.00)/SF  =                         ($172,000)

Site Improvements
Asphalt Paving     400,000 SF @ $1.50 /SF   =    $600,000
Fence                   20 LF @ $13.00 /LF  =         260
Signage & Lighting:                                15,000
Landscaping:                                       20,000
Site Preparation                                        0
Traffic Light Installation:                             0
Additional Fees & Permits                          20,000
                                                   ------
                 Subtotal Site Improvements:                            655,260
                                                                     ----------
                 Total Direct Costs:                                 $6,709,070

Indirect Costs
                 Land Loan Interest:              $48,600
                 Lease-Up Costs:                  251,000
                 Professional Fees:                50,000
                                                   ------
                   Total Indirect Costs:                               $349,600
                                                                     ----------
Total Direct and Indirect Costs:                                     $7,058,670

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd.    10%         705,867
                                                                     ----------
Total Cost New of Improvements and Profit:                           $7,764,537

Less: Accrued Depreciation                                             (776,454)
                                                                     ----------
Depreciated Cost of Improvements:                                    $6,988,083

Plus: Estimated Land Value by Market Comparison:                        720,000
                                                                     ----------
Value Indicated by the Cost Approach:                                $7,708,083

                 Stabilized Value Estimate, Rounded                  $7,710,000
                 Less: Lease-Up Costs to Stabilization                        0
                                                                              -
                 Cost Approach As Is Value Estimate:                 $7,710,000

* Note: Special Tenant Improvements reflects hard cost above $35.00/SF base hard cost of shell. Initial structural cost from Marshall Swill includes some indirect costs.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 72

                                                       SALES COMPARISON APPROACH
================================================================================

Introduction

      The application of this approach produces an estimate of value by comparing the subject with properties which recently sold or which are currently offered for sale in the same or competing areas. This approach is most viable when an adequate number of properties of similar type have been sold recently. The sales comparison approach is essential to almost every appraisal of real property.

      In applying the sales comparison approach, the appraiser must complete five steps:

      1. Seeks out similar properties for which pertinent sales, listings, offerings, and/or rental data are available.

      2. Ascertains the nature of the conditions of sale, including the price, terms, motivating forces, and its bona fide nature.

      3. Analyzes each of the comparable properties' important attributes with the corresponding ones of the property being appraised, under the general divisions of conditions of sale, financing terms, market conditions (time), location, physical characteristics and income characteristics.

      4. Considers the dissimilarities in the characteristics disclosed in Step 3, in terms of their probable effect on the sale price.

      5. Formulates, in light of the comparison thus made, an opinion of the relative value of the subject property as a whole, or where appropriate, by applicable units, compared with each of the similar properties.

      After completing the necessary research, the property sales on the following pages are considered the most comparable available transactions for analysis and comparison with the subject.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 73

--------------------------------------------------------------------------------


                                                  Comparable Improved Sales Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 74

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  220

  Project Name:  Southland Plaza Shopping Center

      Location:  Hwy. 31 South, Decatur, AL

        County:  Morgan

       Grantor:  JMC Properties, Inc.

       Grantee:  JDN Realty

PROPERTY DATA

 Net Rentable Area (SF):  123,031

              Land Size:  11.00 Acres

    Land/Building Ratio:  4:1

             Year Built:  1970 & 1996

              Occupancy:  97%

           Construction:  1-story masonry with brick veneer

              Condition:  Good

         Anchor Tenants:  Food World (41.6%)

Date of Sale:    02/01/97            Book/Page:     1643 / 0569



Map(s):           52-03-09-32            2

Parcel(s):        00-004

TRANSACTION DATA

Actual Consideration:   $6,800,000         Cash Equivalent:  $6,800,000

Financing:              All cash to seller

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                   Actual Equity:  $6,800,000

Verified By:            Laurie Ferris (615-292-5288)


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 75

--------------------------------------------------------------------------------

        OPERATING DATA:                 Total $         Per SF        % of GAI

   Gross Annual Income:               $ 898,970         $ 7.31         100.00%

          Less Vacancy:               ($ 28,000)        ($0.23)         -3.11%
                                      ---------         ------         ------
Effective Gross Income:               $ 870,970         $ 7.08          96.89%

         Less Expenses:               ($144,336)        ($1.17)        -16.06%
                                      ---------         ------         ------
  Net Operating Income:               $ 726,634         $ 5.91          80.83%

          Debt Service:                     N/A         $ 0.00           0.00%
                                      ---------         ------         ------
             Cash Flow:               $ 726,634         $ 5.91          80.83%


      UNITS OF COMPARISON              Actual

                     GIM:                7.56

           Effective GIM:                7.81

            Overall Rate:               10.69%

         Equity Dividend:               10.69%

      Sales Price Per SF:              $55.27

COMMENTS:   The Food World anchor building was recently completed in 1996. At the time of sale only 2,700 SF of local shop space was vacant. The
            Food World Grocery Store has 51,207 SF. Two of the other small tenants are Movie Galley & the state liquor store. The buyers expenses are based on taxes of $0.41/SF, insurance of $0.08/SF, CAM of $0.30/SF, Reserves of $0.10/SF and a management fee of 4%. The vacancy is based on 5% of local shop space. The gross annual income includes expense recovery income.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 76

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  219

  Project Name:  Pine Valley Shopping Center

      Location:  3600 South College Road, Wilmington, NC

        County:  New Hanover

       Grantor:  Prime Properties Ventures, LLC

       Grantee:  Pine Valley Commercial Center Number One


PROPERTY DATA

 Net Rentable Area (SF):  60,000

              Land Size:  5.38

    Land/Building Ratio:  3.9:1

             Year Built:  1990

              Occupancy:  100%

           Construction:  1-story masonry with stucco cover

              Condition:  Good

         Anchor Tenants:  Food Lion and Revco (71%)

Date of Sale:    04/28/96            Book/Page:   2024 / 927

Map(s):           N/A

Parcel(s):        N/A


TRANSACTION DATA

Actual Consideration:   $4,400,000         Cash Equivalent:  $4,400,000

Financing:              All cash to seller.

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                   Actual Equity:  $4,400,000

Verified By:            Phil Krauss


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 77

--------------------------------------------------------------------------------

        OPERATING DATA:                 Total $         Per SF        % of GAI

   Gross Annual Income:               $ 478,952         $ 7.98         100.00%

          Less Vacancy:               ($ 14,369)        ($0.24)         -3.00%
                                      ---------         ------         ------
Effective Gross Income:               $ 464,583         $ 7.74          97.00%

         Less Expenses:               ($ 24,583)        ($0.41)         -5.13%
                                      ---------         ------         ------
  Net Operating Income:               $ 440,000         $ 7.33          91.87%

          Debt Service:               $       0         $ 0.00           0.00%
                                      ---------         ------         ------
             Cash Flow:               $ 440,000     $ 7.33      91.87% Actual

      UNITS OF COMPARISON               Actual

                     GIM:                9.19

           Effective GIM:                9.47

            Overall Rate:               10.00%

         Equity Dividend:               10.00%

      Sales Price Per SF:              $73.33

COMMENTS:   This neighborhood center is in a good location in a growth corridor south of Wilmington. The buyer indicated that approximately 85% of the cash flow was derived from a credit tenant base. The buyer also indicated that the center was purchased on a 10% overall capitalization rate. The appraisers only had access to the NOI.
            Therefore, the appraisers have estimated the gross income, vacancy and expenses.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 78

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  204

  Project Name:  North Nixson Marketplace Shopping Center

      Location:  Hixson Place and Camp Columbus Road, Chattanooga, TN

        County:  Hamilton

       Grantor:  North Nixson, LLC

       Grantee:  Amberjack, Ltd.

PROPERTY DATA

 Net Rentable Area (SF):  63,270

              Land Size:  9.24 acres

    Land/Building Ratio:  6.4:1

             Year Built:  1995

              Occupancy:  96%

           Construction:  1-story with split face block

              Condition:  Good

         Anchor Tenants:  Winn Dixie & Big "B" Drugs (83%)

Date of Sale:    03/15/96            Book/Page:   N / A

Map(s):           N/A

Parcel(s):        N/A

TRANSACTION DATA

Actual Consideration:   $4,760,000         Cash Equivalent:  $4,760,000

Financing:              All cash to seller.

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                   Actual Equity:  $4,760,000

Verified By:            Dick Schmalz (205-871-23617)


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 79

--------------------------------------------------------------------------------

        OPERATING DATA:                 Total $         Per SF        % of GAI

   Gross Annual Income:               $ 623,083       $  9.85          100.00%

          Less Vacancy:               ($ 13,057)      ($ 0.21)          -2.10%
                                      ---------       -------         -------
Effective Gross Income:               $ 610,026       $  9.64           97.90%

         Less Expenses:               ($127,697)      ($ 2.02)         -20.49%
                                      ---------       -------         -------
  Net Operating Income:               $ 482,329       $  7.62           77.41%

          Debt Service:               $       0       $  0.00            0.00%
                                      ---------       -------         -------
             Cash Flow:               $ 482,329       $  7.62           77.41%


UNITS OF COMPARISON                    Actual

               GIM:                     7.64

     Effective GIM:                     7.80

      Overall Rate:                    10.13%

   Equity Dividend:                    10.13%

Sales Price Per SF:                   $75.23

COMMENTS:   This is a one-story neighborhood shopping center with split-face conc. block exterior walls and synthetic stucco on a steel stud canopy. Other tenants are Movie Gallery and Sally's Beauty Salon.
            Tenant expenses are CAM, taxes and insurance. At the time of sale, there were two vacant local shops containing 2,400 SF. Expense contributions included in potential gross income and local vacancy.
            The vacancy is based on 10% of local shop income plus expense contributions. The expenses are based on 4% management, excluding contributions, $1.59/SF for taxes, CAM and insurance plus $0.10/SF for reserves. The estimated expenses were consistent with Grantor's proforma. Average local shop space rent for leased space was $10.45/SF.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 80

                                            RETAIL CENTER SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROJECT DATA

     Comp_Code:  203

  Project Name:  Village at Moody Shopping Center

      Location:  NEC of IH-20 and US Highway 411, Moody, AL

        County:  St. Clair

       Grantor:  FS Partnership, Ltd.

       Grantee:  Birmingham Realty

PROPERTY DATA

 Net Rentable Area (SF):  60,800

              Land Size:  8.43 acres

    Land/Building Ratio:  6:1

             Year Built:  1995

              Occupancy:  Good

           Construction:  1-story masonry

              Condition:  100%

         Anchor Tenants:  Winn Dixie (72.4%)

Date of Sale:    02/14/96            Book/Page:  261 / 313

Map(s):           59-26-2-10-0-1

Parcel(s):        16.000

TRANSACTION DATA

Actual Consideration:   $4,485,000         Cash Equivalent:  $4,485,000

Financing:              Loan assumption.

First Mortgage:         $3,000,000

Other Mortgages:        $0

Total Mortgages:        $3,000,000           Actual Equity:  $1,485,000

Verified By:            Paul Spina (205-733-1131)


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 81

--------------------------------------------------------------------------------

        OPERATING DATA:                 Total $         Per SF        % of GAI

   Gross Annual Income:               $ 533,922       $  8.78         100.00%

          Less Vacancy:               ($  9,920)      ($ 0.16)         -1.86%
                                      ---------       -------         ------
Effective Gross Income:               $ 524,002       $  8.62          98.14%

         Less Expenses:               ($ 90,572)      ($ 1.49)        -16.96%
                                      ---------       -------         ------
  Net Operating Income:               $ 433,430       $  7.13          81.18%

          Debt Service:               $       0       $  0.00           0.00%
                                      ---------       -------         ------
             Cash Flow:               $ 433,430       $  7.13          81.18%

UNITS OF COMPARISON                   Actual

               GIM:                    8.40

     Effective GIM:                    8.56

      Overall Rate:                    9.66%

   Equity Dividend:                     N/A

Sales Price Per SF:                 $ 73.77

COMMENTS:   The in-line one-story masonry neighborhood shopping center has brick veneer on the front and sides. Concrete block covers the rear. At the time of sale, this center was less than one year old and did not have a complete year of operating history. Potential gross income includes contract rent plus estimated expense contributions. The expenses include a 4% management fee, taxes at $0.58/SF. This center is located at the northeast corner of IH-20 and US Highway 411 in Moody Alabama. This area is a rapidly growing commercial district in the Birmingham/Atlanta interstate corridor.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 82

                                            RETAIL CENTER SALE COMPARABLE NO. 5:
--------------------------------------------------------------------------------


                                [PHOTO OMITTED]

PROJECT DATA

     Comp_Code:  221

  Project Name:  Oak Harbor Square

      Location:  200-214 E. Beach Blvd./ US-90, Long Beach, MS

        County:  Harrison

       Grantor:  Breslin Realty

       Grantee:  Realty Trust Group

PROPERTY DATA

 Net Rentable Area (SF):  129,000

              Land Size:  6.40 Acres

    Land/Building Ratio:  2.2:1

             Year Built:  1990

              Occupancy:  100%

           Construction:  Masonry

              Condition:  Good

         Anchor Tenants:  K-Mart & Sav-A-Center (95%)

Date of Sale:    09/19/96            Book/Page:  1348 / 391


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 83

--------------------------------------------------------------------------------

Map(s):           62G-01

Parcel(s):        001.003

TRANSACTION DATA

Actual Consideration:   $6,000,000         Cash Equivalent:  $6,000,000

Financing:              All cash to seller.

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                   Actual Equity:  $6,000,000

Verified By:            Andy Weigel (760-341-3166) and
                        seller. seller.

        OPERATING DATA:                 Total $         Per SF        % of GAI

   Gross Annual Income:               $ 807,000       $  6.26          100.00%

          Less Vacancy:               ($  3,900)      ($ 0.03)          -0.48%
                                      ---------       -------         -------
Effective Gross Income:               $ 803,100       $  6.23           99.52%

         Less Expenses:               ($254,000)      ($ 1.97)         -31.47%
                                      ---------       -------         -------
  Net Operating Income:               $ 549,100       $  4.26           68.05%

          Debt Service:               $       0       $  0.00            0.00%
                                      ---------       -------         -------
             Cash Flow:               $ 549,100       $  4.26           68.05%

UNITS OF COMPARISON                    Actual

               GIM:                       7.43

     Effective GIM:                       7.47

      Overall Rate:                       9.15%

   Equity Dividend:                       9.15%

Sales Price Per SF:                    $ 46.51

COMMENTS:   This transaction was a 1031 exchange. Other tenants are Super Video and Fantastic Sam's. This property is located on the north side of US-90, which runs parallel with the beach. Immediately south of US-90 is a pleasure boat marina. The owner provided limited data regarding income expenses, therefore, the appraiser estimated some of the operating data. The gross annual income includes the expense recovery. The taxes, insurance and CAM are based on the buyer's proforma $1.61/SF. The expense also includes 4% management, $0.10/SF reserves and $0.01/SF for administration. Vacancy is based on 5% of local shop income.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 84

                              COMPARABLE SALES MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 85

                                            SALES COMPARISON APPROACH - ANALYSIS
================================================================================

Comparable Improved Sales Summary

===============================================================================================================
Sale No.             Subject                1                2                3              4               5
---------------------------------------------------------------------------------------------------------------
Name/Address                        Southland      Pine Valley     North Nixson     Village at      Oak Harbor
                                    Plaza          Shopping        Marketplace      Moody           Square
                                    Shopping       Center,         Shopping         Shopping        Shopping
                                    Center,        Wilmington,     Center,          Center,         Center,
                                    Decatur, AL    NC              Chattanooga,     Moody, AL       Long Beach,
                                                                           TN                               MS
---------------------------------------------------------------------------------------------------------------
Sale Date            Current          02/01/97       04/28/96        03/15/96         02/14/96        09/19/96
---------------------------------------------------------------------------------------------------------------
Year Built              1970;     1970 & 1996            1990            1995            1995            1990
                   Renovated
                        1996
---------------------------------------------------------------------------------------------------------------
Occupancy                 91%              97%             100%             96%            100%            100%
---------------------------------------------------------------------------------------------------------------
Size(SF)             122,360          123,031           60,000          63,270          60,800         129,000
---------------------------------------------------------------------------------------------------------------
% Credit/ Anchor          69%              42%              71%             83%             72%             95%
---------------------------------------------------------------------------------------------------------------
SP/SF                    N/A           $55.27           $73.33          $75.23          $73.77          $46.51
---------------------------------------------------------------------------------------------------------------
NOI/SF                 $6.42            $5.91            $7.33           $7.62           $7.13           $4.26
---------------------------------------------------------------------------------------------------------------
GIM                      N/A             7.56             9.19            7.64            8.40            7.43
---------------------------------------------------------------------------------------------------------------
NOI/GPI                93.81%           80.83%           91.87%          77.41%          81.18%          68.05%
===============================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Introduction

      A search for comparable sales within the subject neighborhood and competitive locales was conducted by the appraiser. The appraiser consulted with local real estate agents knowledgeable of the subject market and researched public records for pertinent information. The sales used herein represent the most comparable data available at the time of the report.

Comparison of Important Factors Affecting SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

Subject:
       Primary Negative Factors:       Warehouse area's effects on NOI/SF
       Primary Positive Factors:       General location along a major traffic
                                       artery; 1996 major renovation; absolute
                                       net nature of anchor tenant


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 86

--------------------------------------------------------------------------------

      Comment: The subject's percentage of anchor space is 81% excluding the warehouse space as compared to the 69% including warehouse. The warehouse space is recognized at significantly lower income potential as the retail space and a higher vacancy is applied to non-anchor space to account for the higher vacancy potential of the warehouse. Thus, considering the types of adjustments utilized herein, the subject effectively has a higher economic percentage of anchor than the 69% actual physical percentage.

Sale No. 1 - Southland Plaza Shopping Center, Decatur, AL:
       Inferior Factors
         Compared to Subject:      Lower percentage of anchor space
       Superior Factors
         Compared to Subject:      None
       Overall Comparison
         to Subject:               Inferior before adjustments and after

Sale No. 2 - Pine Valley Shopping Center, Wilmington, NC:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      Superior market
       Overall Comparison
         to Subject:               Superior before adjustment and similar after

Sale No. 3 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      Superior market
       Overall Comparison
         to Subject:               Superior before adjustment and similar after

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      Slightly newer center
       Overall Comparison
         to Subject:               Superior before adjustment and similar after

Sale No. 5 - Oak Harbor Square Shopping Center, Long Beach, MS:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      Higher percentage of anchor space
       Overall Comparison
         to Subject:               Superior before adjustments and after

Most Comparable Sales:             Nos. 2, 3 and 4


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 87

--------------------------------------------------------------------------------

      Comment: Sale Nos. 2, 3 and 4 have the most similar income and risk characteristics as the subject. This is primarily related to the percent of anchor space and the risk associated with the anchors. Sale No. 5, which is located along the Mississippi Gulf Coast, has a significantly superior anchor percentage of 95%. Kmart has had financial difficulties due to competition from stronger competitors and has undergone significant fiscal restructuring with the closing of several hundred stores in 1995 and 1996; however, discussions with brokers and investors indicate that Kmart is no longer considered a high risk tenant because most store closings have been announced. Thus, despite its proximity to the subject, the anchor is considered inferior to the subject. Sale Nos. 3 and 4 both have Winn Dixie as anchor tenants. Thus, the adjusted price per square foot range of Sale Nos. 2, 3 and 4 are most comparable to the subject property and given most weight.

Sale Price Per Square Foot Method

Description:                                The Price Per Square Foot indicator
                                            is a general common denominator
                                            which encompasses all influences
                                            without specifically identifying
                                            their impact. It is most affected by
                                            location, size, age/condition, and
                                            existing leases at above or below
                                            market levels, if a rental property.
                                            This indicator is derived by
                                            dividing the sales price by the net
                                            rentable area.

NOI/SF Adjustment Technique:                A wide range produced by this method
                                            indicates that the comparable sales
                                            have varying income-producing
                                            capabilities attributable to
                                            differences in age, location, size
                                            and quality. In order to adjust for
                                            these differences, a multiplier is
                                            obtained by dividing the subject's
                                            NOI/SF by the NOI/SF of each
                                            comparable sale. The resulting
                                            multiplier is then applied to the
                                            sales price/SF of each comparable
                                            resulting in an indicated sale
                                            price/SF for the subject property.
                                            The following grid displays this
                                            technique.

NOI/SF Adjustment Analysis

Sale No.      NOI/SF       SP/SF              Multiplier           Adj. SP/SF
--------      ------       -----              ----------           ----------

   5          $4.26        $46.51               1.5060               $70.04

   1          $5.91        $55.27               1.0855               $60.00

 Subj.        $6.42         ----                 ----                 ----

   4          $7.13        $73.77               0.8998               $66.38

   2          $7.33        $73.33               0.8752               $64.18

   3          $7.62        $75.23               0.8419               $63.34

                    Note:  Above chart is sorted based on ascending NOI/SF's.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 88

--------------------------------------------------------------------------------

      Comments/Analysis: Additional subjective adjustments may be required based on unquantifiable factors not recognized in the NOI/SF adjustment. Examples are investment grade compared to owner occupancy, quality of tenants, conditions of sale and other intangible factors. Sale Nos. 2, 3 and 4 are the most similar to the subject in income producing ability, tenant mix, and location. Based on the adjusted sale price per square foot of the previously identified most comparable sales and considering the sale requiring the least adjustment the indicated market value per square foot range for the subject property is $63.50 to $66.00. The calculations are presented as follows.

                            SP/SF Method Calculations

                                                             Value Est.,
             Size                   SP/SF Est.                Rounded

          122,360 SF        x        $63.50         =       $7,770,000

          122,360 SF        x        $66.00         =       $8,080,000


Gross Income Multiplier Method

Description:                                The Gross Income Multiplier
                                            illustrates the relationship between
                                            the sales price and the revenue
                                            stream of a property. Investments
                                            are often acquired on the basis of a
                                            multiple either of their current or
                                            potential income flow. Because this
                                            indicator is a good reflection of
                                            the motives of purchasers, it is
                                            considered to be a realistic
                                            assessment of market tendencies.

NOI/Gross Potential Income
  Ratio Comparison of GIM's:                GIM's are typically influenced by
                                            the relationship between the net
                                            operating income and gross potential
                                            income as measured by the net
                                            operating income to gross income
                                            ratio (NOI/GPI ratio). The sales
                                            with the most similar NOI/GPI ratios
                                            are typically considered to be the
                                            most comparable to the appraised
                                            property all other factors being
                                            equal. The following chart
                                            summarizes the comparison of the
                                            GIM's to the comparable sales'
                                            NOI/GPI ratio as well as comparing
                                            the NOI/GPI ratio of the comparable
                                            sales to the subject's NOI/GPI
                                            ratio.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 89

--------------------------------------------------------------------------------

                            NOI/GPI to GIM Comparison

                   Sale No.            NOI/GPI %            GIM
                   --------            ---------            ---
                      5                 68.05%             7.43
                      3                 77.41%             7.64
                      1                 80.83%             7.56
                      4                 81.18%             8.40
                      2                 91.87%             9.19
                    Subj.               93.81%             ----

                       Note: Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis: Sale Nos. 1, 3, 4 and 5's NOI/GPI % reflects the inclusion of the expense recovery in the gross income, which results in a lower GIM and lower NOI/GPI % as compared to Sale No. 2 and the subject, which do not include the expense recovery in the gross rental income. Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should be at or slightly above Sale No. 2, which since the subject's NOI/GPI % is slightly higher. Thus, the GIM range estimated for the subject is 9.10x to 9.30x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                           Value Est.,
                  Gross Inc.           GIM Est.              Rounded

                   $836,751     x        9.10         =     $7,610,000

                   $836,751     x        9.30         =     $7,780,000


      The reader should note that if the expense recovery income was included for the subject (i.e., $926,138), the $7,530,000 to $7,740,000 values indicated above equates to 8.13x to 8.35x GIM.

Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges


            Method                     Value Range
                      ----------------------------------------------
            SP/SF:     $7,770,000          to           $8,080,000

            GIM:       $7,610,000          to           $7,780,000

      Comment/Analysis: The indicated value ranges are based upon the most comparable sales. The indicated value ranges are relatively narrow and supportive of each other. Given the absolute lease structure of the subject's primary anchor, a value in the middle to upper middle of the overall range is supported.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 90

--------------------------------------------------------------------------------

      The value ranges previously derived represent an as stabilized value range for the subject property. The subject center is 94% economically leased, excluding the warehouse space. Therefore, there are no deductions for the prospective value upon completion.

                            Sales Comparison Approach
                              As Is Value Estimate

                  Current Stabilized Value             $7,800,000
                  Estimate

                  Less: Deferred Maintenance                    0

                  Less: Lease-Up Costs to
                  Stabilization                                 0
                                                                -
                  As Is Value Estimate                 $7,800,000
                                                       ==========

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:        $7,800,000

      Implied SP/SF:                                 $63.75

      Implied GIM:                                     9.32


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 91

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Introduction

      The income capitalization approach is the procedure in appraisal analysis which converts anticipated benefits (dollar income or amenities) to be derived from the ownership of property into a value estimate. Anticipated future income and/or reversions are discounted to a present worth figure through the capitalization process.

      This approach, like the cost and sales comparison approaches, requires extensive market research. Specific areas that an appraiser investigates for this approach are the property's gross income expectancy, the expected reduction in gross income from lack of full occupancy and collection loss, the expected annual operating expenses, the pattern and duration of the property's income stream, and the anticipated value of the resale of other real property interest reversions. When accurate income and expense estimates are established, the income streams are converted into present value by the process of capitalization. The rates or factors used for capitalization are derived by the investigation of acceptable rates of return for similar properties.

      The income capitalization approach is generally applied in appraising income-producing properties. The quantity, quality and durability of the income stream must be considered in estimating the economic rent of an income-producing property.

      Quantity:         Rental comparables have been gathered from similar
                        properties to show current market rents.

      Quality: This is a measure of the strength of the tenant that could be expected to occupy the subject (i.e., AAA, regional, local, etc.).

      Durability:       This is reflected in the vacancy of the area.

      In order to analyze contractual rentals of the subject and determine the economic rent potential of the available space, a survey was conducted of similar developments.

      The pages which follow will summarize the comparable rental data utilized in the appraisal of the subject property. While this study does not include all competitive space, it is useful in determining patterns of occupancy and economic levels of rent.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 92

--------------------------------------------------------------------------------


                                                 Comparable Improved Rental Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 93

                                                   RETAIL RENT COMPARABLE NO. 1:
--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

PROJECT DATA

        Project Name:   Delchamps Plaza Shopping Center

            Location:   4101-4227 Denny Avenue/US-90, Pascagoula, MS

              County:   Jackson

PROPERTY DATA

                 Rentable Area (SF):   154,771

                         Year Built:   1996 renovation

                       Construction:   1-story masonry

                         Bay Depths:   60'

                     Anchor Tenants:   Delchamps, K&B Drugs and Wal-Mart*

RENTAL DATA

                     Quoted Rate/SF:   $10.00 to $12.00

                 Existing Rate Range

                     Anchor Tenants:   N/A

                         Spec Space:   N/A

                   Restaurant Space:   N/A


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 94

--------------------------------------------------------------------------------

LEASE TERMS

                        Lease Basis:   Triple-net

                 Typical Lease Term:   3 to 5 years

                         CAM Charge:   $1.90

                   Escalator Clause:   CPI

                         Finish-Out:   $2.00

                  Rental Concessions   None

Occupancy Rate:      100%                  Historical Occupancy Rate:   N/A

Verified By:         Debbie Rogers (800-864-2777)

Date:                08/21/97                                 Comp_Code:  318

COMMENTS:         *The Wal-Mart store is separately owned parcel of property from the rest of the shopping center. The 154,771 SF does not include the Wal-Mart space. Other major tenants are Radio
                  Shack, Northwest Financial, Friedman's Jewelers and Payless
                  Shoes.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 95

                                                   RETAIL RENT COMPARABLE NO. 2:
--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

PROJECT DATA

        Project Name:   One Main Place Shopping Center

            Location:   5500 Telephone Road, Pascagoula, MS

              County:   Jackson

PROPERTY DATA

                 Rentable Area (SF):   68,566

                         Year Built:   1988

                       Construction:   1-story masonry

                         Bay Depths:   60' to 138'

                     Anchor Tenants:   Food World & Big 'B'/Revco

RENTAL DATA

                     Quoted Rate/SF:   $10.00

                 Existing Rate Range

                     Anchor Tenants:   $3.77/SF & $6.81/SF; respectively

                         Spec Space:   $7.25/SF

                   Restaurant Space:   N/A


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 96

--------------------------------------------------------------------------------

LEASE TERMS

                        Lease Basis:   Triple-Net

                 Typical Lease Term:   5-years

                         CAM Charge:   $1.13/SF

                   Escalator Clause:   Negotiable

                         Finish-Out:   Negotiable

                  Rental Concessions   None

Occupancy Rate:     100%                        Historical Occupancy Rate:   N/A



Verified By:        Rob Newton

Date:               08/22/97                                  Comp_Code:  319

COMMENTS:         This property is located at the southeast corner of Jefferson
                  Street and Telephone Road. Other major tenants are Hale's and Movies & More.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 97

                                                   RETAIL RENT COMPARABLE NO. 3:
--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

PROJECT DATA

        Project Name:   Gulf Coast Plaza Shopping Center

            Location:   3231-3237 Denny Avenue/US-90, Pascagoula, MS

              County:   Jackson

PROPERTY DATA

              Rentable Area (SF):   150,000

                      Year Built:   1969

                    Construction:   1-story

                      Bay Depths:   200'

                  Anchor Tenants:   Big Lots, Discount Auto Parts & Babcock Home
                                    Furnishings


RENTAL DATA

                  Quoted Rate/SF:   $4.50

              Existing Rate Range

                  Anchor Tenants:   N/A

                      Spec Space:   N/A

                Restaurant Space:   N/A


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 98

--------------------------------------------------------------------------------

LEASE TERMS

                        Lease Basis:   Triple-Net

                 Typical Lease Term:   5-years or more

                         CAM Charge:   $0.75

                   Escalator Clause:   Negotiable

                         Finish-Out:   Negotiable

                  Rental Concessions   Negotiable

Occupancy Rate:     90%                         Historical Occupancy Rate:   N/A



Verified By:        Charlotte Sadler (601-769-7777)

Date:               08/21/97                                   Comp_Code:  320

COMMENTS:         This older property has mostly larger spaces suitable for the typical big box tenant as evidenced by the large bay depths.
                  Other major tenants are Dollar General, Variety Outlet and
                  Hancock Fabrics.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                               Page 99

                                                   RETAIL RENT COMPARABLE NO. 4:
--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

PROJECT DATA

        Project Name:   Deep South Shopping Center

            Location:   1604-1740 Denny Avenue/US-90, Pascagoula, MS

              County:   Jackson

PROPERTY DATA

                 Rentable Area (SF):   60,000

                         Year Built:   1961

                       Construction:   1-story masonry

                         Bay Depths:   100' to 150'

                     Anchor Tenants:   Sav-Rex Drugs

RENTAL DATA

                     Quoted Rate/SF:   $4.00 to $7.00/SF

                 Existing Rate Range

                     Anchor Tenants:   N/A

                         Spec Space:   N/A

                   Restaurant Space:   N/A


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 100

--------------------------------------------------------------------------------

LEASE TERMS

                        Lease Basis:   Triple-Net

                 Typical Lease Term:   3 to 5 years

                         CAM Charge:   $0.08/SF

                   Escalator Clause:   None

                         Finish-Out:   None

                  Rental Concessions   None

Occupancy Rate:      90%                       Historical Occupancy Rate:   N/A

Verified By:         Nicky Vance (601-582-5527)

Date:                08/20/97                                 Comp_Code:   321

COMMENTS:         This property's location can be further described as being at the southeast corner of Denny Avenue/US-90 and Market Street.
                  Other major tenants are Family Dollar and Tower Loan.
                  Technically the Sav-Rex Drugs tenant does not fit the typical anchor description.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 101

                                                   RETAIL RENT COMPARABLE NO. 5:
--------------------------------------------------------------------------------


                                 [PHOTO OMITTED]

PROJECT DATA

        Project Name:   Sea Shores Plaza Shopping Center

            Location:   3051 Bienville Blvd/US-90, Ocean Springs, MS

              County:   Jackson

PROPERTY DATA

                 Rentable Area (SF):   207,572

                         Year Built:   1983

                       Construction:   1-story masonry

                         Bay Depths:   60' (local space)

                     Anchor Tenants:   Delchamps and Wal-Mart*

RENTAL DATA

                     Quoted Rate/SF:   $8.00 to $12.00

                 Existing Rate Range

                     Anchor Tenants:   N/A

                         Spec Space:   N/A

                   Restaurant Space:   N/A


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 102

--------------------------------------------------------------------------------

LEASE TERMS

                        Lease Basis:   Triple-Net

                 Typical Lease Term:   3 to 5 years

                         CAM Charge:   $1.37/SF

                   Escalator Clause:   5%

                         Finish-Out:   Negotiable

                  Rental Concessions   None

Occupancy Rate:      95%                        Historical Occupancy Rate:   N/A

Verified By:         Don Eder (800-662-8966)

Date:                08/19/97                                  Comp_Code:  322

COMMENTS:         This property is located in the northwest quadrant of Ocean
                  Springs Road and Bienville Blvd/US-90. *The Wal-Mart property is located next to and adjacent to this shopping center, but is not included with the 207,572 SF. The sub-anchor space known as Amber's Arts and Crafts was vacated as of June 1997 by the tenant, which has recently sublet the space.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 103

                               COMPARABLE RENT MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 104

                                              ANALYSIS OF POTENTIAL GROSS INCOME
================================================================================

Current Subject Property Status

                       Subject Existing Rent Roll Summary

===========================================================================================================
                                                                Lease
                                             Lease     Lease     Term                 Lease
 Suite #  Tenant               Size (SF)     Begin      End     (Yrs.)     Rent/SF     Type     Annual Rent
-----------------------------------------------------------------------------------------------------------
    1     Winn-Dixie #573        47,300      04/96     03/16      20         $6.40       NNN      $302,721
-----------------------------------------------------------------------------------------------------------
    2     Harco                  10,125      02/96     01/11      15         $7.00       NNN       $70,875
-----------------------------------------------------------------------------------------------------------
    3     Carport                8,100       01/96     02/01       5         $3.58       NNN       $29,015
-----------------------------------------------------------------------------------------------------------
    4     It's Fashion           3,000       02/96     01/01       5         $9.50       NNN       $28,500
-----------------------------------------------------------------------------------------------------------
    5     Cato                   5,000       02/96     01/01       5         $9.50       NNN       $47,500
-----------------------------------------------------------------------------------------------------------
    6     Goody's                27,435      04/96     03/06      10         $6.80       NNN      $186,558
-----------------------------------------------------------------------------------------------------------
    7     Sally Beauty           1,540       10/95     09/00       5        $12.30       NNN       $18,942
-----------------------------------------------------------------------------------------------------------
    8     Olan Mills             1,240       06/97     05/02       5         $4.35       NNN        $5,400
-----------------------------------------------------------------------------------------------------------
    9     Rehability             4,800       12/96     01/00       5        $11.38       NNN       $54,615
-----------------------------------------------------------------------------------------------------------
   10     Kentucky Finance       1,620       05/96     06/01       5        $11.25       NNN       $18,225
-----------------------------------------------------------------------------------------------------------
   11     Vacant                 2,400       ----      ----       ---       $10.00       NNN       $24,000
-----------------------------------------------------------------------------------------------------------
   12     MCI Communications                 ----      ----       ---          ---       NNN        $5,400
-----------------------------------------------------------------------------------------------------------
   13     H & R Block            1,200       01/97     05/02       5        $12.00       NNN       $14,400
-----------------------------------------------------------------------------------------------------------
  Whs.    Vacant                 8,600       ----      ----       ---        $3.00       NNN       $25,800
-----------------------------------------------------------------------------------------------------------
                                                                                                        $0
-----------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------
Total/Average                    122,360     Square Feet                    $6.80                 $831,951
===========================================================================================================

      Note: Vacant Space Current Rent/SF input at market rent estimates.

Tenancy:                                    Multi-tenant
Square Feet Occupied:                       111,360 SF
Square Feet Vacant - Shell:                 0 SF
Square Feet Vacant -
  2nd Generation:                           11,000 SF
Rent Trend:                                 Stable
Historical Tenant Finish:
       New Lease:                           None
       Refinish:                            None

      Comments/Analysis: As discussed earlier within this report this is an older shopping center that was renovated and for the most part re-leased in early 1996. The Olan Mills space is leased at $4.35/SF till 2002. Olan Mills has leased space at this location since 1982, prior to the renovation. Olan Mills is an older tenant that has


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 105

--------------------------------------------------------------------------------

recieved a discount for staying this long in this center. The most recent lease is H & R Block in January of 1997. They leased space in the second building located behind an outlot that fronts along Denny Avenue/US-90. The typical expense recovery for the center is the standard triple net lease in which taxes, insurance and common area maintenance (CAM) is recovered from the tenant. However, one tenant, Rehability, does pay their pro rata share of the management fee.

Comparable Rental Analysis/Subject Estimated Market Rents

Introduction

      In order to estimate market rent rates to apply to the subject, we surveyed similar properties in the subject neighborhood. Factors which typically influence rental rates include location, and physical attributes such as age, condition and design/appeal characteristics. The rent comparables presented in this report represent the most comparable properties to the subject with respect to age, quality of construction and location. The following chart summarizes the comparable improved rental data previously presented.

Summary of Comparable Improved Rental Data

============================================================================================================
Rent No.              Subject            1              2               3                4            5
------------------------------------------------------------------------------------------------------------
                       Chicot        Delchamps       One Main      Gulf Coast                     Sea Shores
                      Crossing         Plaza          Place           Plaza         Deep South      Plaza
Name/Address          Shopping       Shopping        Shopping       Shopping         Shopping      Shopping
                       Center         Center          Center         Center           Center        Center
------------------------------------------------------------------------------------------------------------
Size(SF)               122,360         154,771         68,566         150,000           60,000      207,572
------------------------------------------------------------------------------------------------------------
Year Built         1970 & 1996            1996
                    Renovation      Renovation           1988            1969             1961         1983
------------------------------------------------------------------------------------------------------------
Occupancy                  91%            100%           100%             90%              90%          95%
------------------------------------------------------------------------------------------------------------
Quoted Rate/SF                       $10.00 to                                                     $8.00 to
                           N/A          $12.00         $10.00           $4.50   $4.00 to $7.00       $12.00
------------------------------------------------------------------------------------------------------------
Tenant Expenses            N/A             NNN            NNN             NNN              NNN          NNN
------------------------------------------------------------------------------------------------------------
CAM Charge                 N/A        $1.90/SF       $1.13/SF        $0.75/SF         $0.96/SF     $1.37/SF
------------------------------------------------------------------------------------------------------------
Rental
Concessions                N/A            None           None      Negotiable             None         None
============================================================================================================

      All property characteristics of the comparable rentals and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable rentals affecting rents as compared to the subject.

Comparison to Subject

Subject:
       Primary Negative Factors:   None
       Primary Positive Factors:   General location along a major traffic artery


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 106

--------------------------------------------------------------------------------

Rent No. 1 - Delchamps Plaza Shopping Center:
       Inferior Factors
         Compared to Subject:    None
       Superior Factors
         Compared to Subject:    Visibility of tenants to drive by traffic;
                                 located next to a Wal-Mart
       Tenant Expenses:                     Similar; no adjustment required
       Overall Comparison
         to Subject:             Similar

Rent No. 2 - One Main Place Shopping Center:
       Inferior Factors
         Compared to Subject:    Lower traffic count, removed from Denny
                                 Avenue/US-90
       Superior Factors
         Compared to Subject:    None
       Tenant Expenses:          Similar; no adjustment required
       Overall Comparison
         to Subject:             Slightly inferior

Rent No. 3 - Gulf Coast Plaza Shopping Center:
       Inferior Factors
         Compared to Subject:    Older center; 200' bay depth; poorly maintained
       Superior Factors
         Compared to Subject:    None
       Tenant Expenses:          Similar; no adjustment required
       Overall Comparison
         to Subject:             Inferior

Rent No. 4 - Deep South Shopping Center:
       Inferior Factors
         Compared to Subject:    Older center; no anchor; design of structure
       Superior Factors
         Compared to Subject:    None
       Tenant Expenses:          Similar; no adjustment required
       Overall Comparison
         to Subject:             Inferior

Rent No. 5 - Sea Shores Plaza Shopping Center:
       Inferior Factors
         Compared to Subject:    Slightly older
       Superior Factors
         Compared to Subject:    Located next to a Wal-Mart
       Tenant Expenses:          Similar; no adjustment required
       Overall Comparison
         to Subject:             Similar

Most Comparable Rentals:         Nos. 1 & 5


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 107

--------------------------------------------------------------------------------

      Conclusions/Analysis: A comparison of the comparable rental data indicates that most of the properties benefit from their Denny Avenue/US-90 location, the design of the improvements, age, condition and their tenant's visibility to drive-by traffic account for significant variances in rental rates. After reviewing the subject's leases as well as the rent comparable data, the following market lease rate ranges are supported for local shop space.

       Estimated Market Rate:
           <3,000 SF:                       $12.00/SF
           >2,999 SF <=5,000 SF:            $9.50/SF
           >5,000 SF:                       $7.00/SF
           Rehability:                      $12.00/SF

      Comment: Rehability, a 4,800 SF tenant, is located in the smaller building at the front of the property. This space has 60' bay depth and can easily be subdivided into smaller tenant spaces. Furthermore, the existing rent is $11.38/SF. Thus, despite the tenant space size, the market rental rate is estimated at $12.00/SF.

       Expense Recoveries:
           Analysis:                        All of the comparable retail lease
                                            rates were based on a triple net
                                            basis. However, one tenant,
                                            Rehability, does pay their pro rata
                                            share of the management fee on top
                                            of the CAM, taxes and insurance.

           Conclusion:                      Market lease rates based on the
                                            following expense recovery: NNN.

      Inasmuch as the subject is an existing property with several leases in place, the existing contract rents and expense recoveries are utilized for occupied space and the market lease rates and expense recovery for vacant spaces are utilized in the Stabilized Operating Statement which follows the Analysis of Expenses.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 108

                                                            ANALYSIS OF EXPENSES
================================================================================

Expense History

      Since the subject is a renovation property, only one year of expense history is available. Furthermore, it should be noted that Winn Dixie has an absolute net lease, including the tenant being responsible for all structural maintenance over the 20 year term. In all recoverable expense categories, the expenses are charged on the total 122,360 SF center size since these expenses are recognized as expense recoveries. However, in certain expenses, the total dollar estimate is based on an alternative square footage that excludes Winn Dixie.

       Total Square Footage:          122,360 SF
       Alternative Square Footage:    75,060 SF

                  $/SF History Compared to Appraiser's Estimate

Expense Item                            1996             Estimate
------------                            ----             --------

Management                             $0.27              $0.29

Taxes :                                $0.41              $0.42

Insurance:                             $0.08              $0.10

CAM:                                   $0.19              $0.20

Administration:                        $0.00              $0.01

Reserves:                              $0.00              $0.10

Subtotal                               $0.95              $1.12

Vacancy & Collection Loss
       Expense Description:                 Vacancy & collection loss is an
                                            allowance for reductions in
                                            potential income attributable to
                                            vacancies, tenant turnover and
                                            nonpayment of rent. The allowance is
                                            usually estimated as a percentage of
                                            potential gross income, which varies
                                            depending on the type and
                                            characteristics of the physical
                                            property, the quality of tenants,
                                            current and projected supply and
                                            demand, and general and local
                                            economic conditions. The percentage
                                            rate recognized reflects typical
                                            investor expectations over the
                                            specific holding period assumed or
                                            projected.

       Subject Data:
           Tenancy:                         Multi-tenant
           Current Occupancy:               91%

       Market Data:


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 109

--------------------------------------------------------------------------------

           Submarket:                       94.4%
           Submarket Years Supply:          Equilibrium

       Analysis:                            Based on a review of the market data
                                            above as well as the subject's
                                            current vacancy, a vacancy and
                                            collection loss of 7% of local shop
                                            space is believed to appropriately
                                            recognize potential tenant turnover
                                            and collection loss over the holding
                                            period. This is slightly higher than
                                            the normal market vacancy, due to
                                            the vacant 8,400 SF of warehouse
                                            space in the rear of the property.
                                            The $3.00/SF rent recognized in the
                                            gross rental income represents 3.1%
                                            of the total gross rental income.

       Estimated Vacancy &
         Collection Loss:                   7% of local shop space

Management:
       Expense Description:                 The subject must be considered as an
                                            investment under prudent management.
                                            A charge is made to reflect either
                                            the owner's input of time and
                                            attention or that of a professional
                                            agent. The expense would include the
                                            collection of rents, supervision of
                                            all maintenance, etc.

       Analysis:                            The proforma annual management fee
                                            for the subject property is 4.0% of
                                            the non-Winn Dixie Effective Gross
                                            Income. Since Winn Dixie has an
                                            absolute net lease, a full
                                            management fee is not charged on
                                            their income. This equates
                                            approximately 2.5% of total
                                            effective gross income including
                                            Winn Dixie income. This is
                                            consistent with local and regional
                                            practices.

       Estimated Management:                2.5%

Real Estate Taxes:                          See previously presented Real Estate
                                            Tax Analysis for detailed analysis
                                            and expense history.

       Estimated Real Estate
           Taxes:                           $51,259, or $0.42/SF

Insurance:
       Expense Description:                 The subject property will be insured
                                            against losses arising out of fire,
                                            casualty, and liability. Other
                                            various extended coverages are also
                                            provided for under this policy.

       Analysis:                            The subject's expenses history
                                            reflects an expense of $0.08/SF,
                                            which reflects an multi-property


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 110

--------------------------------------------------------------------------------

                                            umbrella policy. Based on a
                                            competitive analysis of other retail
                                            centers and the subject's historical
                                            expense, an estimate of $0.10/SF
                                            annually is judged appropriate for
                                            the subject.

       Estimated Insurance:                 $0.10/SF

Common Area Maintenance (CAM):
       Expense Description:                 The common area maintenance charge
                                            covers all trash removal, common
                                            area maintenance, certain
                                            recoverable administrative expenses,
                                            landscaping charges and common area
                                            utilities and any other common area
                                            expenses.

       Analysis:                            The subject's expenses history
                                            reflects an expense of $0.19/SF.
                                            Based on a competitive analysis of
                                            other retail centers and the
                                            subject's historical expense, an
                                            estimate of $0.20/SF annually is
                                            judged appropriate for the subject.
                                            Therefore, the CAM expense estimate
                                            is based upon the 1996 proforma
                                            expenses.

       Estimated CAM:                       $0.20/SF

Administration:
       Expense Description:                 The administrative expense consists
                                            of non- recoverable administrative
                                            expenses such as legal expenses and
                                            other miscellaneous expenses that
                                            are not passed through to the tenant
                                            in the common area expense recovery.

       Analysis:                            The subject's expenses history
                                            reflects an expense of $0.00/SF.
                                            Based on a competitive analysis of
                                            other retail centers and the
                                            subject's historical expense, an
                                            estimate of $0.01/SF annually is
                                            judged appropriate for the subject.

       Estimated Administration:            $0.01/SF

Reserves:
       Expense Description:                 A reserves or replacement allowance
                                            provides for the periodic
                                            replacement of building components
                                            that wear out more rapidly than the
                                            building itself and must be replaced
                                            periodically during the building's
                                            economic life. Examples of these
                                            components are roof cover, HVAC
                                            compressors, parking areas and other
                                            site improvements.

       Analysis:                            The reserves expense estimate is
                                            based primarily on the typical
                                            expense recognized by buyers as


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 111

--------------------------------------------------------------------------------

                                            compared to a calculated type
                                            estimate Based upon the age and
                                            condition of the property and
                                            typical buyer actions, the reserves
                                            expense estimate is $0.10/SF. This
                                            is applied to the Alternative Square
                                            Footage since Winn Dixie is
                                            responsible for all
                                            structural/reserves type expenses
                                            through their 20 year lease.

       Estimated Reserves:                 $0.10/SF  (applied to Alternative SF)

Estimated Expense Summary

                                   Management         2.5%   EGI    =    $22,607

                                   Taxes:             $0.42  /SF    =    $51,259

                                   Insurance:         $0.10  /SF    =    $12,236

                                   CAM:               $0.20  /SF    =    $24,472

                                   Administration:    $0.01  /SF    =     $1,224

                                   Reserves*:         $0.10  /SF    =     $7,506
                                                      -----             --------

                              Subtotal Expenses:      $0.98  /SF    =   $119,304

                                            *Note: Expense per square foot
                                            applied to Alternative SF of 75,060
                                            SF.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 112

STABILIZED OPERATING STATEMENT
================================================================================

================================================================================
Gross Rental Income Potential:

                                             Lease
                           Size (SF)          Rate
                           ---------          ----
   Anchors                  84,860   @      $6.60 /SF     =            $560,154
   Local Shop Space         37,500   @      $7.38 /SF     =            $276,597
                           -------          -----                      --------
   Gross Rent Income       122,360   @      $6.84 /SF     =            $836,751
(See Rent Roll for Rent Allocation)

Plus: Expense Recovery
   Anchor @ NNN                                                         $61,008
   Local Shop @ NNN                                                     $27,846
                                                                       --------
   Total Expense Recovery                                               $88,854

Total Income By Tenant Type Classification
   Anchor @                                                            $621,162
   Local Shop @                                                        $304,443
                                                                       --------
Total Gross Annual Income:                                             $925,605

Less: Vacancy/Collection Loss
   Anchor Income @                                  0%                       $0
   Local Shop Income @                              7%                 ($21,311)
                                                                       --------
Effective Gross Income:                                                $904,294

Less Expenses

   Management              2.5%  EGI =        $22,607
   Taxes:                  $0.42 /SF =        $51,259
   Insurance:              $0.10 /SF =        $12,236
   CAM:                    $0.20 /SF =        $24,472
   Administration:         $0.01 /SF =         $1,224
   Reserves*:              $0.10 /SF =         $7,506
                           -----             --------
Subtotal Expenses:         $0.98 /SF =       $119,304                 ($119,304)
                                                                       --------
Net Operating Income:                                                  $784,990
                                                                       ========

   NOI/SF:                 $6.42
   NOI/Gross Income        93.81%

*Note: Expense item calculated on Alternative SF

                            CAPITALIZATION TECHNIQUE
           =======================================================
              NOI      /           OAR           =  Value Estimate
           $784,990    /          10.00%         =    $7,849,899

           Current Stabilized Value Estimate          $7,850,000
           Less:Deferred Maintenance                           0
           Less:Lease-Up Costs to Stabilization                0
                                                               -
           As Is Value Estimate                       $7,850,000


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 113

                                          ANALYSIS OF DIRECT CAPITALIZATION RATE
================================================================================

Introduction

      Direct capitalization is a method used to convert a single year's income estimate into a value indication. The capitalization rate utilized in the income capitalization approach combines input from the marketplace in conjunction with a review of mortgage/equity positions. Although the appraiser can estimate an overall capitalization rate by using various techniques, derivation of the rate from comparable sales is generally preferred when sufficient data are available from transactions of similar, competitive properties. In order to provide a consistent basis for comparison, the net operating income from each comparable is calculated and estimated in the same manner as that for the subject property. Additionally, the appraiser must conclude that neither non-market financing terms nor different market conditions have affected the transaction prices of the comparables. When these requirements are met, the appraiser estimates the overall rate by dividing each property's net operating income by its sale price.

Improved Sales' Overall Rate Summary

=================================================================================================================
Sale No.                 Subject              1                2                3            4                5
-----------------------------------------------------------------------------------------------------------------
                                                                     North Nixson                    Oak Harbor
                                      Southland      Pine Valley     Marketplace     Village at        Square
                                        Plaza          Shopping        Shopping         Moody         Shopping
Name/Address                           Shopping        Center,         Center,        Shopping         Center,
                                       Center,       Wilmington,     Chattanooga,      Center,       Long Beach,
                                     Decatur, AL          NC              TN          Moody, AL          MS
-----------------------------------------------------------------------------------------------------------------
Sale Date                Current        02/01/97        04/28/96        03/15/96       02/14/96        09/19/96
-----------------------------------------------------------------------------------------------------------------
Year Built       1970; Renovated
                            1996     1970 & 1996            1990            1995           1995            1990
-----------------------------------------------------------------------------------------------------------------
Occupancy                    91%             97%            100%             96%           100%            100%
-----------------------------------------------------------------------------------------------------------------
Size(SF)                122,360          123,031          60,000          63,270         60,800         129,000
-----------------------------------------------------------------------------------------------------------------
% Credit/ Anchor            69%              42%             71%             83%            72%             95%
-----------------------------------------------------------------------------------------------------------------
Overall Rate                N/A           10.69%          10.00%          10.13%          9.66%           9.15%
=================================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 114
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                                 Analysis of Direct Capitalization Rate, Cont'd.
--------------------------------------------------------------------------------

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
       Primary Negative Factors:   None
       Primary Positive Factors:   Anchor percentage and quality of anchor;
                                   recent renovation

Sale No. 1 - Southland Plaza Shopping Center, Decatur, AL:
       Inferior Factors
         Compared to Subject:      Lower percentage of anchor space
       Superior Factors
         Compared to Subject:      None
       Overall Comparison
         to Subject:               Inferior


Sale No. 2 - Pine Valley Shopping Center, Wilmington, NC:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      None
       Overall Comparison
         to Subject:               Similar

Sale No. 3 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      None
       Overall Comparison
         to Subject:               Similar

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      None
       Overall Comparison
         to Subject:               Similar


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 115

--------------------------------------------------------------------------------

Sale No. 5 - Oak Harbor Square Shopping Center, Long Beach, MS:
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      95% anchors
       Overall Comparison
         to Subject:               Superior

Most Comparable Sales:             Nos. 2, 3 and 4

      Comment/Analysis: All of the sales are community or neighborhood shopping centers with moderate to strong anchors, which for the most part dominate the overall physical size of each center. Sale No. 1 had the smallest percent of anchor space. Sale No. 5 has a 95% anchor coverage of the space, far exceeding the subject property. Therefore, these two comparables are the least similar to the subject property. Analysis in the Sales Comparison Approach concluded that Sale Nos. 2, 3 and 4 are the most similar to the subject in the type of risk. Based on the relatively narrow range indicated by the most comparable sales, the appropriate overall rate for the subject is 10.00%.

Concluded OAR:                     10.00%

Analysis of Subject's Potential Mortgage Terms

Preliminary Analysis:              Several factors affect the potential real
                                   estate mortgage terms of any given property.
                                   These factors include, credit worthiness of the borrower, quality of tenants, length of term, amortization and other factors considered by lenders when analyzing the relative risk of a loan. However, lenders typically have general parameters or guidelines established for real estate loans.
                                   The appraisers have had discussions with local mortgage brokers about long-term financing terms and bank loan officers about short term financing.

       Long-Term Financing:        Institutional lenders are typically
                                   establishing interest rates on the basis of 200 to 250 basis points above the comparable term U.S. Treasury Bond with a 7 to 10 year term, 20 to 25 year amortization and 70% to 75% loan-to-value ratio. While these terms may vary from lender to lender, the ultimate test for a particular loan is the debt coverage ratio.

       Bank Short-Term
           Financing:              Banks are typically utilizing the prime rate
                                   as the index for loans. Mortgage interest rates are typically 150+/- basis points above the prime rate. The mortgage terms are preferably a three year call based on a 20 to 25 year amortization and 70% to


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 116

--------------------------------------------------------------------------------

                                   75% loan-to-value ratio; however, banks will provide a five year term in some situations.

       Summary of Subject's Potential Mortgage Terms

           Mortgage Type:          Long-term;
               Analysis:           This appraisal contemplates a typical
                                   long-term loan instead of a bank short-term loan. While the bank loan is common, a long-term loan is more consistent with the typical holding period for real estate.

           U.S. Treasury Bond
             10 Year Rate1:        6.50%
           Loan Term:              10 years
           Amortization:           25 years
           Loan-to-Value Ratio:    75%
           Approx. Interest Rate:  8.00%

Debt Coverage Ratio (DCR) Analysis:  A Test of Reasonableness


                                                                    Final Report
                                              Direct Cap Value             Value

Direct Capitalization Value                         $7,850,000        $7,800,000

Loan Amount @ L-to-V of 75%                         $5,887,500        $5,850,000

Monthly Payment                                        $45,441           $45,151

Estimated NOI                                         $784,990          $784,990

Divided by Annual Payment                             $545,288          $541,815
                                                    ----------        ----------
Implied Debt Coverage Ratio                               1.44              1.45

      Comment/Analysis: The implied debt coverage ratios for the direct capitalization method value estimate and the final report value (based on correlation of all three approaches) are acceptable and reasonable.

----------

      (1) Note: The rate is an approximation on a rounded basis due to the weekly change in the rate.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 117

                                                   DISCOUNTED CASH FLOW ANALYSIS
================================================================================

Introduction

      In a discounted cash flow analysis (DCF) the quantity, variability, timing and duration of the cash flows to a property are analyzed. Each cash flow is discounted to a present value and then all the present values are added to obtain the total value of the income to the real property interest being appraised. The future value of that interest, the reversion, is forecast at the end of the projection period and is also discounted.

      This method is particularly appropriate for properties with irregular cash flows. This is particularly appropriate in the case of properties with below stabilized occupancy, below or above market rental rates, and other unusual circumstances.

      In order to utilize this analysis, certain assumptions must be made. A summary of all such assumptions used as a basis for the DCF analysis will follow. Projections regarding market (economic) rental rates, occupancy levels, expenses and absorption rates are all market-derived and have been discussed in previous sections of this report. Consideration is also given to several investment surveys provided by regional/national research companies. These investor surveys included the Real Estate Investor Survey published by Peter F. Korpacz & Associates, Inc.. This report provides a summary of the expected rates of return, property selection criteria, and investment outlook of a representative sampling of large institutional investors in the United States.

      The DCF technique will follow the assumptions and forecasts listed below. This projected economic model carries no warranties, expressed or implied, that the scenario will actually be achieved by the subject property.

Assumptions & Forecasts

Projection Period:
       Analysis:                   The appraisers have relied upon conversations
                                   with market participants and a review of investor surveys to determine the appropriate holding period for the subject property.
                                   Additionally, significant consideration is given to the remaining economic life of the property, the current economic climate of the region and changes in the tax laws. Noting that investment properties have historically been held for a period of 7 to 15 years, and that the survey data provided by P.F. Korpacz indicate expectations of a similar time frame, a ten year investment period is projected. The cash flow for the subject is presented on a fiscal year with the first year beginning in the month of the effective date of appraisal (August 18, 1997).

       Estimate:                   10 years

Gross Income Estimates:            Gross annual income is based on the
                                   contractual income from the existing leases, and the market


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 118
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                                          Discounted Cash Flow Analysis, cont'd.
--------------------------------------------------------------------------------

                                   rental rate on the vacant space. Existing leases are forecasted to roll over at market rates.

Market Rental Rates:               See Analysis of Potential Gross Income for
                                   details and analysis.

       Market Rent:
           <3,000 SF:              $12.00/SF
           >2,999 SF <=5,000 SF:   $9.50/SF
           >5,000 SF:              $7.00/SF
           Rehability:             $12.00/SF

Expense Recovery:                  NNN for all tenants; with one tenant paying
                                   the management fee on top of the CAM, taxes and insurance. Winn Dixie at absolute net.

Rent Appreciation:
       Description:                Support for the rental rate appreciation is
                                   based upon several factors. Items to be
                                   considered include historical and forecasted consumer price index data, current supply and demand factors (market vacancy & market rent trends), and investors' perceptions (investor surveys).

   CPI Index Recent History:       2% to 3%
   Economists' Consensus
      CPI Forecast:                3%+/- in short-term, moderate increase
                                   long-term Under current Federal Reserve
                                   leadership, inflation is anticipated to be reasonably maintained and under control.

   General Occupancy Trends:
       Property Type:              Community shopping center

       Submarket:                  94.4%

   Market Rent Trends:             Increasing

   Investor Surveys:
       Source:                     Korpacz  Real Estate Investor Survey; Second
                                   Quarter 1997
       Property Type:              National Strip Shopping Center Market


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 119

--------------------------------------------------------------------------------

       Rent Appreciation
          Range:
                                   ---------------------------------------------
                                   Key Indicators             Current Quarter
                                   ---------------------------------------------
                                   Market Rent Change Rate

                                   Range                      0.00%        6.00%

                                   Average                          2.83%

       DCF Rent Appreciation
          Forecast:
           Years 1-3:              3.00%
           Years 4-11:             4.00%

      Comments/Analysis: The market occupancy is strong; however, there is no evidence of enough demand to yield rent appreciation higher than anticipated inflation over the holding period. Thus, rent appreciation is forecasted to be at general inflationary rates.

Vacancy & Collection Loss:
       Analysis:                   The subject will undergo a loss in potential
                                   gross income attributable to lease-up, normal vacancy, collection losses, tenant default and turnover. The appraisers have considered the historical performance of the subject, the amount of unleased space in the competitive market and planned new construction in the projection of vacancy over the holding period. The DCF analysis assumes competent and professional management of the property at the previously cited market rental rates.

       Subject Occupancy:          See Analysis of Expenses for details and
                                   analysis
           Current Occupancy:      91%; 98% if the warehouse space was to be
                                   excluded from the calculation.
           Stabilized Vacancy:     7% (local shop space only)

       General Occupancy Trends:
           Property Type:          Community shopping center

           Submarket:              94.4%
           Submarket Years Supply: Equilibrium

Tenant Turnover:
       Vacancy at Turnover:        4 months
       Probability of Renewal:     75%

       Special Existing Tenant


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 120

--------------------------------------------------------------------------------

       Turnover  Situations:       None

Operating Expenses
   Proforma Year 1:                $0.98/SF; Note: reserves charged on
                                   Alternative SF, which excludes Winn Dixie since it is responsible for structural maintenance.

Appreciation:                      As in the market rental rate appreciation
                                   analysis, the appraiser must consider
                                   historical and forecasted CPI data and
                                   investors perceptions.

       CPI Data:                   See Rent Appreciation analysis
Investor Surveys:
           Source:                 Korpacz  Real Estate Investor Survey; Second
                                   Quarter 1997
           Property Type:          National Strip Shopping Center Market
           Expense Appreciation
              Range:

                                   ---------------------------------------------
                                   Key Indicators             Current Quarter
                                   ---------------------------------------------
                                   Market Rent Change Rate

                                   Range                      0.00%        5.00%

                                   Average                          3.58%

       DCF Expense Appreciation
          Forecast:
           Years 1-3:              3.00%
           Years 4-11:             4.00%

      Comments/Analysis: The investor survey expense change data actually reflects a stratified expense appreciation segregated into a low rate in the early years and higher rate in later years. For the subject property, the expense appreciation is anticipated to be highly similar to the general inflation rate and similar to the income appreciation.

Leasing Commissions:
       Analysis:                   Leasing commissions are charged when any
                                   given lease renews or if a new lease is
                                   signed for vacant or vacated tenant space.
                                   The leasing commission for new leases is different than renewal leases. As existing leases roll over, the discounted cash flow applies a blended or weighted average of the two leasing commissions based on the probability of renewal/vacating. Charged as capital expense below NOI.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 121

--------------------------------------------------------------------------------

                                   Subject Broker & Outside Broker: The new tenant commission is based on a typical 4% commission when the only broker involved in the transaction is the subject's leasing agent. When an outside broker is utilized, the total commission is typically 6% with 4% paid to the outside broker and 2% to the subject broker. Discussions with brokers indicated a 50% probability of an outside broker involvement is reasonable. The following table presents the calculations of the leasing commissions utilized in the discounted cash flow.

     DCF Leasing Commissions Calculations

     ---------------------------------------------------------------------------
     New Lease Rate Calculations
     ---------------------------------------------------------------------------
                                                                      Weighted
                                  % Comm.         Probability           Rate

      w/ Outside Broker            6.00%    x         50%        =      3.00%

      No Outside Broker            4.00%    x         50%        =      2.00%
                                                                        -----
      Composite Rate                                                    5.00%

     ---------------------------------------------------------------------------
      DCF Leasing Commission
      Calculations
     ---------------------------------------------------------------------------
      New Lease Rate               5.00%    x         25%        =      1.25%

      Renewal Lease Rate           2.00%    x         75%        =      1.50%
                                                                        -----
      Blended Leasing Rate                                              2.75%

Tenant Improvements/Retrofit (TI's):
       Analysis:                   As vacant space is leased and existing tenant
                                   space rolls over, the landlord incurs a
                                   capital expense for tenant improvements.
                                   Different TI's/SF can be expected for two types of events - 1) renewal of existing tenant and 2) existing vacant or vacated lease space by a tenant The table presented below indicates the TI's/SF for the two events and the blended rate charged in the discounted cash flow.


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 122

--------------------------------------------------------------------------------

DCF Tenant Improvement Calculations

     ---------------------------------------------------------------------------
     Blended TI Calculations
     ---------------------------------------------------------------------------
                                                                      Weighted
      Rollover Event              TI's/SF         Probability           $/SF

      Vacate                       $3.00    x          25%       =      $0.75

      Renewal                      $1.00    x          75%       =      $0.75
                                                                        -----
      Blended TI's/SF                                                   $1.50

Reversion:
       Description:                Income-producing properties typically provide
                                   two types of financial benefits - periodic income and the future value obtained from sale of the property or reversion of the property interest at the end of the holding period. In the case of the subject, the appraisers have projected the reversion as the proceeds of resale, or the net difference between the transaction price and any selling expenses, which may include brokerage commissions, legal fees, title policies, surveys, fix-up costs and the like. The reversion value is calculated by applying an overall rate to the 11th year's NOI.

       Analysis:                   The reversion overall rate is typically
                                   higher than the going-in overall rate to reflect higher risk associated with a forecast in the extended future and to reflect the older age of the property. A review of the overall capitalization rates provided by the investor surveys cited previously indicated that terminal capitalization rates are typically projected at 50 to 100 basis points higher than the going-in cap rates. The typical reversion rate for a property with similar quality investment characteristics as the subject would be 50 basis points higher because of its current age.

       Estimated Reversion OAR:    10.50%

       Reversion Sales Costs:      4%

Yield or Discount Rate:
       Description:                The selection of the appropriate rate
                                   requires the verification and interpretation of the attitudes and expectations of market participants including buyers, sellers, advisers and brokers. Although the


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 123

--------------------------------------------------------------------------------

                                   actual yield on an investment cannot be
                                   calculated until the investment is sold, an investor may set a target yield for the investment before or during ownership. Historical yield rates derived from comparable sales may be relevant, but they reflect past, not future, benefits perceived by the investor and are not reliable indicators of current yield. Therefore, the selection of yield rates for discounting cash flows should focus on the prospective or forecast yield rates anticipated by typical buyers and sellers.

                                   The appropriate yield or discount rate is based upon a combination of factors and considerations. These include current mortgage interest rate levels, yield rates on government and corporate bonds, the anticipated rate of future inflation; the management, risk and illiquidity aspects of the subject property; and the expressed objectives of major investors in investment properties. Because of the importance of the proper selection of a yield rate in the DCF, the appraisers have attempted to estimate the rate by two independent techniques as follows:

       Build-up Method
           Introduction:           It is generally accepted that all investments
                                   are predicated on the expectation of
                                   receiving a return on capital that represents the time value of money with an appropriate adjustment for perceived risk. In the build-up method the appraisers attempt to recognize the premiums attached to the yield rate of a real estate investment compared to a safer, more liquid and marketable investment. The minimum rate of return for invested capital is sometimes referred to as the "safe" or "riskless" rate. Theoretically, the difference between the yield rate applied to real estate and the safe rate may be considered a premium to compensate the investor for risk, anticipated inflation, the burden of management, and the illiquidity of invested capital.

           Safe Rate:              The safe rate used in this analysis is
                                   considered the yield applicable to government securities for a comparable term as the subject investment.

           Illiquidity & Marketability
               Premiums:           There are several hypothetical measurements
                                   for the add on premiums for illiquidity and risk, such


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(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 124

--------------------------------------------------------------------------------

                                   as comparison of corporate bonds to
                                   government bonds. In our analysis, the
                                   premium for illiquidity and marketability is measured by the difference in yield rates depicted by government bonds and long term real estate mortgages. The more subjective adjustment for risk is based on this appraiser's interpretation of market expectations for this property type.

                                   Illiquidity & Marketability Calculation

                                   ============================================
                                   Long-Term Mortgage Rates(1)            8.00%
                                   --------------------------------------------
                                   10-Year Treasuries(1)                  6.50%
                                   --------------------------------------------
                                   Spread (Premium for illiquidity &
                                   marketability)                         1.50%
                                   ============================================

                                   (1) See Analysis of Direct Capitalization,
                                   Subject's Potential Mortgage Terms for
                                   analysis and details.

                                   The lender's return reflects less risk on the loan capital as compared to the total investment in a property because of the cushion provided in the loan-to-value ratio. The lower risk position is considered to best reflect illiquidity and marketability.

           Risk: As a correlation, the risk of the overall capital investment, above and beyond the safe rate and illiquidity and marketability premium, should be at or higher than the spread presented in the previous chart. Given the subject's age and quality of investment, the risk premium should be higher than the illiquidity and marketability risk.

           Concluded Risk
              Premium:             3.00%

           Build-up Method Calculation

                                   Safe Rate - 10 Yr. Treasuries           6.50%

                                   Plus:  Premium for Illiquidity and
                                   Marketability                           1.50%

                                   Plus:  Premium for Risk                 3.00%
                                                                          -----
                                     Indicated Discount Rate              11.00%

                                     Rounded,                             11.00%
                                                                          =====


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 125

--------------------------------------------------------------------------------

       Investor Survey:
           Introduction:           The appraisers reviewed the investor surveys
                                   provided by P.F. Korpacz. This is a
                                   nationally recognized research company that provide ex ante return expectations or goals of investors contemplating acquisitions of real estate. This survey provides a timely insight into the yields, return criteria, and risk adjustments of national/institutional investors when making acquisition decisions.
                                   The general parameters depicted by the data are provided as follows:

           Source:                 Korpacz Real Estate Investor Survey; Second
                                   Quarter 1997

           Property Type:          National Strip Shopping Center Market
           IRR Range:


                                   ---------------------------------------------
                                   Key Indicators             Current Quarter
                                   ---------------------------------------------
                                   Free & Clear IRR

                                   Range                     10.00%       14.00%

                                   Average                         11.55%

           Analysis:               The subject does not fit the parameters of
                                   institutional investment grade property, particularly considering that the property value is well below the typical $10,000,000 to $20,000,000 value range for properties desired by institutional investors. However, the lease strucure of the Winn Dixie lease should be considered. The lease is an absolute net lease including structural/reserves and the lease states that Winn Dixie cannot terminate or abate the rent for any reason including loss from casualty or condemnation. Therefore, the subject property's discount rate should be slightly below the middle of the range.

           Investor Survey Discount Rate
              Conclusion:          11.00%

           Discount Rate
               Reconciliation:     The appraisers have given nearly equal weight
                                   to the two techniques above in selecting the appropriate discount rate for the appraised property with least weight placed on the build-up method. Also considered in the analysis was the age and construction quality of the subject, the


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 126

--------------------------------------------------------------------------------

                                   current occupancy, quality of tenants and the economic constraints of the submarket in which it competes.

           Discount Rate
              Conclusion:          11.00%

      The following discounted cash flow analysis is the summary of the individual tenant's income and the forecasted expenses to be incurred over the holding period. The individual lease analysis and discounted cash flow program generated assumptions and forecasts are presented in the Addenda section of this report.

      The reader is directed to the Discounted Cash Flow Analysis located on the following pages.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 127

                                                    Discounted Cash Flow Summary
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 7.0.01
File          : chicot_c
Property Type : Retail
Portfolio     : Merrill Lynch Mortgage Capital

                         Chicot Crossing Shopping Cente
                         3419 - 3517 Denny Avenue/US-90
                          Pascgoula, Mississippi 39581
                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 8/1/1997

                                      Year 1        Year 2       Year 3       Year 4       Year 5       Year 6       Year 7
For the Years Ending                Jul-1998      Jul-1999     Jul-2000     Jul-2001     Jul-2002     Jul-2003     Jul-2004
                                    --------      --------     --------     --------     --------     --------     --------
POTENTLAL GROSS REVENUE
  Base Rental Revenue               $831,336      $831,917     $829,087     $832,883     $848,791     $862,752     $864,509
  Absorption & Turnover Vacancy       (6,450)       (4,429)      (4,031)     (13,139)      (5,554)      (5,131)
                                    --------      --------     --------     --------     --------     --------     --------
  Scheduled Base Rental Revenue      824,886       827,488      825,056      819,744      843,237      857,621      864,509

  Expense Reimbursement Revenue
    Management Fee:                    2,527         2,679        2,873        4,321        6,728        7,031        7,377
    Real Estate Taxes:                50,384        52,202       54,343       55,825       58,647       60,465       63,642
    Property Insurance:               12,027        12,461       12,972       13,326       13,999       14,434       15,192
    CAM - Common Area Maintenance     24,053        24,921       25,947       26,651       28,000       28,867       30,382
                                    --------      --------     --------     --------     --------     --------     --------
  Total Reimbursement Revenue         88,991        92,263       96,135      100,123      107,374      110,797      116,593

  MCI Communications                   5,400         5,400        5,724        5,953        6,191        6,439        6,696
                                    --------      --------     --------     --------     --------     --------     --------
TOTAL POTENTIAL GROSS REVENUE        919,277       925,151      926,915      925,820      956,802      974,857      987,798
  General Vacancy                    (14,491)      (16,653)     (16,981)      (8,247)     (17,265)     (18,709)     (24,164)
                                    --------      --------     --------     --------     --------     --------     --------
EFFECTIVE GROSS REVENUE              904,786       908,498      909,934      917,573      939,537      956,148      963,634
                                    --------      --------     --------     --------     --------     --------     --------
OPERATING EXPENSES
  Management Fee:                     22,620        22,712       22,748       22,939       23,488       23,904       24,091
  Real Estate Taxes:                  51,259        52,797       54,381       56,556       58,818       61,171       63,618
  Property Insurance:                 12,236        12,603       12,981       13,500       14,040       14,602       15,186
  CAM - Common Area Maintenance:      24,472        25,206       25,962       27,001       28,081       29,204       30,372
  Administration:                      1,224         1,260        1,298        1,350        1,404        1,460        1,519
  Reserves:                            7,506         7,731        7,963        8,282        8,613        8,957        9,316
                                    --------      --------     --------     --------     --------     --------     --------
TOTAL OPERATING EXPENSES             119,317       122,309      125,333      129,628      134,444      139,298      144,102
                                    --------      --------     --------     --------     --------     --------     --------
NET OPERATING INCOME                 785,469       786,189      784,601      787,945      805,093      816,850      819,532
                                    --------      --------     --------     --------     --------     --------     --------
LEASING & CAPITAL COSTS
  Tenant Improvements                                             7,638       26,960       11,118
  Leasing Commissions                                3,720        6,652       18,172        9,785        4,310
                                    --------      --------     --------     --------     --------     --------     --------
TOTAL LEASING & CAPITAL COSTS                        3,720       14,290       45,132       20,903        4,310
                                    --------      --------     --------     --------     --------     --------     --------
CASH FLOW BEFORE DEBT SERVICE       $785,469      $782,469     $770,311     $742,813     $784,190     $812,540     $819,532
  & INCOME TAX                      ========      ========     ========     ========     ========     ========     ========


                                      Year 8      Year 9     Year 10    Year 11
For the Years Ending                Jul-2005    Jul-2006    Jul-2007   Jul-2008
                                    --------    --------    --------   --------
POTENTLAL GROSS REVENUE
  Base Rental Revenue               $871,473    $919,036    $986,285   $989,336
  Absorption & Turnover Vacancy       (6,893)    (41,288)     (6,003)
                                    --------   ---------   ---------  ---------
  Scheduled Base Rental Revenue      864,580     877,748     980,282    989,336

  Expense Reimbursement Revenue
    Management Fee:                    7,388       8,891      13,993     14,701
    Real Estate Taxes:                65,900      66,460      70,734     74,451
    Property Insurance:               15,730      15,866      16,885     17,772
    CAM - Common Area Maintenance     31,462      31,729      33,769     35,543
                                    --------   ---------   ---------  ---------
  Total Reimbursement Revenue        120,480     122,946     135,381    142,467

  MCI Communications                   6,964       7,243       7,532      7,834
                                    --------   ---------   ---------  ---------
TOTAL POTENTIAL GROSS REVENUE        992,024   1,007,937   1,123,195  1,139,637
  General Vacancy                    (17,819)     (6,138)    (22,444)   (28,907)
                                    --------   ---------   ---------  ---------
EFFECTIVE GROSS REVENUE              974,205   1,001,799   1,100,751  1,110,730
                                    --------   ---------   ---------  ---------
OPERATING EXPENSES
  Management Fee:                     24,355      25,045      27,519     27,768
  Real Estate Taxes:                  66,162      68,809      71,561     74,424
  Property Insurance:                 15,794      16,425      17,082     17,766
  CAM - Common Area Maintenance:      31,587      32,851      34,165     35,531
  Administration:                      1,579       1,643       1,708      1,777
  Reserves:                            9,688      10,076      10,479     10,898
                                    --------   ---------   ---------  ---------
TOTAL OPERATING EXPENSES             149,165     154,849     162,514    168,164
                                    --------   ---------   ---------  ---------
NET OPERATING INCOME                 825,040     846,950     938,237    942,566
                                    --------   ---------   ---------  ---------
LEASING & CAPITAL COSTS
  Tenant Improvements                 12,275      83,831       5,110
  Leasing Commissions                 10,717      60,937       9,539
                                    --------   ---------   ---------  ---------
TOTAL LEASING & CAPITAL COSTS         22,992     144,768      14,649
                                    --------   ---------   ---------  ---------
CASH FLOW BEFORE DEBT SERVICE       $802,048    $702,182    $923,588   $942,566
  & INCOME TAX                      ========   =========   =========  =========


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 128

                                          Discounted Cash Flow Reversion Summary
--------------------------------------------------------------------------------
Software      : ARGUS Ver. 7.0.01
File          : chicot_c
Property Type : Retail
Portfolio     : Merrill Lynch Mortgage Capital

                         Chicot Crossing Shopping Cente
                         3419 - 3517 Denny Avenue/US-90
                          Pascgoula, Mississippi 39581
                           PROSPECTIVE PROPERTY RESALE

                                 Year 1        Year 2       Year 3       Year 4       Year 5       Year 6       Year 7        Year 8
For the Years Ending           Jul-1998      Jul-1999     Jul-2000     Jul-2001     Jul-2002     Jul-2003     Jul-2004      Jul-2005
                               --------      --------     --------     --------     --------     --------     --------      --------
RESALE AMOUNT
  Gross Proceeds from Sale
  Commissions & Other Costs
                               --------      --------     --------     --------     --------     --------     --------      --------
NET PROCEEDS FROM SALE
                               ========      ========     ========     ========     ========     ========     ========      ========


                                 Year 9      Year 10
For the Years Ending           Jul-2006     Jul-2007
                               --------    ----------
RESALE AMOUNT
  Gross Proceeds from Sale                 $8,976,819
  Commissions & Other Costs                  (359,073)
                               --------    ----------
NET PROCEEDS FROM SALE                     $8,617,746
                               ========    ==========


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 129

                                              Discounted Cash Flow Value Summary
--------------------------------------------------------------------------------
Software      : ARGUS Ver. 7.0.01
File          : chicot_c
Property Type : Retail
Portfolio     : Merrill Lynch Mortgage Capital

                         Chicot Crossing Shopping Cente
                         3419 - 3517 Denny Avenue/US-90
                          Pascgoula, Mississippi 39581
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (End-point on Cash Flow & Resale) over a 10-Year Period

 For the    Discounted     Discounted Resale       Total         Total            Cash Flow          Resale
Discount     Cash Flow       @ 10.50% Cap       Discounted       Value          Contribution      Contribution
  Rates     Before Debt       Before Debt          Value       per SqFt          Before Debt       Before Debt
--------    -----------    -----------------    ----------     --------         ------------      ------------
  11.00%    $4,637,592        $3,035,036        $7,672,628       $62.71             60.44%            39.56%


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 130

                                                INCOME CAPITALIZATION APPROACH -
                                                                  RECONCILIATION
--------------------------------------------------------------------------------

Introduction

      The direct capitalization and discounted cash flow analysis are the two most frequently utilized methods in appraisal practice. The Direct Capitalization Method represents the more traditional method and the Discounted Cash Flow Analysis Method is the more current for investment grade property.

Direct Capitalization         $7,850,000

      The Direct Capitalization Method utilized stabilized gross income based on existing lease income (if any) and vacant lease space at market rates. Appropriate deductions from the gross income, including vacancy & credit loss and expenses, were analyzed and supported from available data. The resulting net operating income was capitalized based on an overall rate derived from comparable sales presented in the Sales Comparison Approach.

Discounted Cash Flow          $7,673,000

      The Discounted Cash Flow model takes into account the actual cash flows that will result from the current leases (if any) as well as the future income to the property based on current and expected future market rental rates. The analysis also recognizes current investor perceptions of future appreciation rates and economic factors as well as current investors' required rates of return on invested capital. This technique is particularly useful in valuing investment grade, multi-tenant, and/or properties with below stabilized occupancies. The discounted cash flow analysis is less reliable for owner-occupied properties and small income properties which are typically purchased by less sophisticated buyers.

Reconciliation

Value Estimate Summary by Method:
      Direct Capitalization:                                $7,850,000
      Discounted Cash Flow Analysis:                        $7,673,000
            Variance:                                            2.31%

      The two methods utilized indicated a relatively narrow value range and are generally supportive of each other. The subject's investment grade quality is good with the most probable buyer being a sophisticated regional or national investor. Recent investor trends reflect a tendancy of investors to focus on the direct capitalization approach while utilizing the discounted cash flow for additional support. In addition, a sufficient number of recent sales of similar properties is available to derive an overall capitalization rate. Thus, most consideration is given the direct capitalization approach.

      Therefore, the estimated value of the subject property by the income capitalization approach, as of August 18, 1997, as follows:

Value Indicated by the Income Capitalization Approach             $7,850,000

           Implied OAR:          10.00%


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 131

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
================================================================================

Introduction:

      The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought, all three approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                              $7,710,000

General Description:                        The cost approach is most applicable
                                            when a property is new or proposed
                                            and represents the highest and best
                                            use of the site. Land values are
                                            documented in the marketplace and
                                            cost estimates are readily
                                            supported. The inherent weakness of
                                            this approach is that it gives no
                                            consideration to the
                                            income-producing capability of a
                                            property.

Analysis:                                   Given the age of the subject
                                            property, estimation of remaining
                                            economic life is difficult.

Weighted Consideration:                     Limited

Sales Comparison Approach:                  $7,800,000

General Description:                        The sales comparison approach is
                                            utilized in the valuation of the
                                            subject. The appraisal utilizes the
                                            best available and verifiable
                                            Community shopping center sales
                                            located in the southeastern region
                                            of the country. This approach
                                            utilized two methods to estimate a
                                            value range for the subject - 1)
                                            sales price per square foot and 2)
                                            the gross income multiplier (GIM).
                                            The adjusted selling price per
                                            square foot of building area and GIM
                                            of each comparable is utilized in
                                            comparison to the subject property.
                                            After appropriate adjustments, these
                                            sales were generally similar to the
                                            subject in quality, design, location
                                            and age.

Analysis:                                   A sufficient quantity and quality of
                                            comparable sales was available to
                                            compare to the subject. Since the
                                            subject's most probable buyer is a
                                            regional operator, this approach is
                                            considered most reflective of a
                                            regional or nationally owned
                                            Community shopping centers.

Weighted Consideration:                     Significant


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 132

--------------------------------------------------------------------------------

Income Capitalization Approach:             $7,850,000

General Description:                        The income capitalization approach
                                            involved the analysis of the
                                            existing rent as compared with
                                            market rent for the subject space.
                                            Additionally, a stabilized operating
                                            statement was developed. The net
                                            operating income was capitalized by
                                            the appropriate capitalization rate
                                            which was derived by sales
                                            comparison.

Analysis:                                   A sufficient quantity and quality of
                                            comparable rental and sale data was
                                            available to compare to the subject.
                                            Since the subject's most probable
                                            buyer is a regional or national
                                            operator, this approach is
                                            considered most reflective of a
                                            regional or nationally owned
                                            Community shopping center. This is
                                            considered a reasonable method of
                                            estimating value.

Weighted Consideration:                     Significant

Summary of Value Indications

Cost Approach                                                       $7,710,000
Sales Comparison approach                                           $7,800,000
Income Capitalization Approach                                      $7,850,000

Final Conclusions of Value

      In view of the previous analyses, the most weight has been placed on the sales comparison approach, specifically the adjusted sales price per square foot method, and income capitalization approach. The cost approach value indication is supportive of the other two approaches. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, as of August 18, 1997, is estimated to be:

                  Seven Million Eight Hundred Thousand Dollars
                                  ($7,800,000)

Marketing Period

Analysis:                                   The appraisers are required to
                                            clearly state the estimated
                                            marketing period required for the
                                            sale of the subject property. As
                                            discussed in the Highest and Best
                                            Use Analysis, the subject property
                                            is generally well suited as a
                                            Community shopping center property.
                                            The property is located in a
                                            developed retail area with average
                                            income demographics for Jackson
                                            County surrounding the commercial
                                            neighborhood. Occupancies in the
                                            area


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 133

--------------------------------------------------------------------------------

                                            are in excess of 90%. As evidenced
                                            in the sales comparison approach,
                                            several transactions have occurred
                                            within the past 12 months indicating
                                            buyer interest in the subject
                                            property type.

Conclusion:                                 Based on discussions with local
                                            brokers and other market evidence,
                                            it is the appraisers' opinion that
                                            an approximate 12 month period of
                                            time would be required to sell the
                                            property, if subjected to a typical
                                            marketing program and if the
                                            property were listed at a price
                                            based on the conclusion of value
                                            presented above.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 134

                                                          CERTIFICATION OF VALUE
================================================================================

We certify that, to the best of our knowledge and belief, . . .

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.

11. The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, as of August 18, 1997 is estimated to be:

                  Seven Million Eight Hundred Thousand Dollars
                                  ($7,800,000)


/s/ James E. Lamb, MAI                          /s/ Craig A. Johnson

James E. Lamb, MAI                              Craig A. Johnson
Review Appraiser                                Associate Appraiser
State Certified General                         State Certified General
  Real Estate Appraiser                           Real Estate Appraiser
Licensee #CG-557 (Tennessee)                    Licensee #TG-431 (Mississippi)


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 135

                                                                 INTRODUCTION TO
                                               SEGREGATED MARKET VALUE ESTIMATES
================================================================================

Introduction

      In addition to the appraisal of the subject total shopping center, the client has requested additional market value estimates reflecting the segregation of the Winn Dixie lease space from the remainder of the shopping center. Market value estimates are provided each of the segregated sections. The scenario assumes that the Winn Dixie can be sold separately to two different buyers.

      The separate appraisals of the segregated parts previously described is considered a reasonable assumption. Furthermore, the segregation of the parts is not considered misleading for two reasons. 1) The separate ownership of an anchor tenant within a shopping center is not an uncommon practice in the market. As an example, Kroger stores located within shopping centers are commonly sub-parceled and owned separately, even when the space is in-line space and not free standing. 2) The current owner has initiated the process of creating a separate tax parcel for the Winn Dixie store. However, the parcel will not be officially subparceled from the original tract until the beginning of the next fiscal tax year for the county. A separate legal description was provided for the Winn Dixie parcel and is presented in the Addenda.

      The following two sections of the appraisal report presents the data and analysis supporting the conclusions of market value for 1) the Winn Dixie assuming it is sold separately from the remainder of the shopping center and 2) the remainder of the shopping center excluding Winn Dixie. The analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 136

                                                                    APPRAISAL OF

                                                             THE CHICOT CROSSING

                                                      WINN DIXIE (SINGLE TENANT)
================================================================================

                                        SUMMARY OF IMPORTANT FACTS & CONCLUSIONS
                                                            WINN DIXIE VALUATION
================================================================================

Valuation Conclusion:
    Final Value Estimate:                   $3,500,000
      Cost Approach:                        N/A
      Sales Comparison Approach:            $3,500,000
      Income Capitalization Approach:       $3,480,000

    Comment: The cost approach is omitted because of the subject's location within an existing shopping center and the difficulty in allocating common areas shared between the two properties. In addition, buyers of single tenant facilities similar to the subject focus on the credit and income generating ability of the tenant and place virtually no emphasis on the cost approach, given the long term lease that typically exists.

    Estimated Marketing Period:             12 months, assuming the subject is
                                            placed on the market at the final
                                            value estimate conclusion above

    Interest Appraised:                     leased fee

    Value Estimate's Implied Units of Comparison:
      Value/SF:                             $74.00/SF
      GIM:                                  11.56x
      Overall Rate:                         8.56%

Significant Appraisal Dates:
    Date of Appraisal Report:               November 28, 1997
    Effective Date Of Appraisal:            August 18, 1997
    Date of Inspection:                     August 18, 1997

Location:
    Physical Location:                      Northeast corner of Denny
                                            Avenue/US-90 and Chicot Road, within
                                            the Chicot Crossing Shopping Center
    City:                                   Pascagoula
    County:                                 Jackson
    State:                                  Mississippi

Legal Description:
    Tax Map/Parcel:                         40206038.100 & 42110008.020

Property Description:
    Land Area:
      Acres:                                5.250
      Square Feet:                          228,690
      Zoning:                               C-1A Commercial District


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 138

                                        Summary of Important Facts & Conclusions
                                                   Winn Dixie Valuation, cont'd.
--------------------------------------------------------------------------------

    Improvements:
      Property Type:                        Retail
      Tenancy:                              Single tenant
      Size (Gross Building Area):           47,300 SF
      Size (Net Rentable Area):             47,300 SF
      Year Built:                           1970; Renovated 1996
      Current Physical Occupancy:           100%

Highest and Best Use:
    As Vacant:                              Hold for investment and/or
                                            development as a retail services
                                            use.

    As Improved:                            Continued use as single tenant
                                            retail anchor space.

Estimated Income Operating Data:
    Gross Potential Income:                 $302,721
    Occupancy at Date of Appraisal:         100%
    Stabilized Vacancy:                     0%
    Net Operating Income:                   $299,694


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 139

                                            RETAIL CENTER SALE COMPARABLE NO. 1:
--------------------------------------------------------------------------------

PROJECT DATA

           Comp_Code:   226

        Project Name:   Winn Dixie Gulfport

            Location:   1444 E. Pass Road; N/s of Pass Road, approximately 400'
                        east of Lorraine Road, Gulfport, MS

              County:   Harrison

             Grantor:   Pass Road Associates

             Grantee:   Cobb Investment


PROPERTY DATA

             Net Rentable Area (SF):   48,466

                          Land Size:   5.446 Acres

                Land/Building Ratio:   4.9/1

                         Year Built:   1996

                          Occupancy:   100%

                       Construction:   1 story masonry

                          Condition:   New

                     Anchor Tenants:   Winn Dixie (single tenant)

Date of Sale:     08/23/96              Book/Page:   1346 / 128

Map(s):                   1010F-02

Parcel(s):                028.00

TRANSACTION DATA

Actual Consideration:   $4,345,000               Cash Equivalent:   $4,345,000

Financing:              Cash to seller

First Mortgage:         $0

Other Mortgages:        $0

Total Mortgages:        $0                          Actual Equity:   $4,345,000

Verified By:            Grantee through local appraiser


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 140

--------------------------------------------------------------------------------

      OPERATING DATA:               Total $         Per SF        % of GAI

   Gross Annual Income:            $374,908          $7.74         100.00%

          Less Vacancy:                  $0          $0.00           0.00%
                                   --------          -----         ------
Effective Gross Income:            $374,908          $7.74         100.00%

         Less Expenses:             ($3,749)        ($0.08)         -1.00%
                                   --------          -----         ------
  Net Operating Income:            $371,159          $7.66          99.00%

          Debt Service:                  $0          $0.00           0.00%
                                   --------          -----         ------
             Cash Flow:            $371,159          $7.66          99.00%


      UNITS OF COMPARISON           Actual

                     GIM:           11.59

           Effective GIM:           11.59

            Overall Rate:            8.54%

         Equity Dividend:            8.54%

      Sales Price Per SF:          $89.65

COMMENTS:   The building was completed on August 22, 1996 or one day prior to closing. The 48,466 SF consists of 44,000 SF of sales area, 1,060 SF entrance area, 1,500 SF receiving room and 1,906 SF of miscellaneous rear annex area. The lease was reported to be a typically structured
            Winn Dixie lease, or a NNN expense recovery, 20 year term with no rent escalations and the tenant responsible for structural maintenance. The expenses only include a 1% management/administrative fee and do not include a reserve. The reserve expense was excluded since the tenant is responsible for structural maintenance.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 141

                                            RETAIL CENTER SALE COMPARABLE NO. 2:
--------------------------------------------------------------------------------

PROJECT DATA

           Comp_Code:   225

        Project Name:   Winn Dixie Transmitter Crossing

            Location:   South corner of Transmitter Road and US-231,
                        Panama City, FL

              County:   Bay

             Grantor:   Transmitter Crossing, LLC

             Grantee:   West Pointe Properties

PROPERTY DATA

             Net Rentable Area (SF):   47,000

                          Land Size:   7.00 Acres

                Land/Building Ratio:   6.5/1

                         Year Built:   1996

                          Occupancy:   100%

                       Construction:   1 story masonry

                          Condition:   New

                     Anchor Tenants:   Winn Dixie (single tenant)

Date of Sale:  07/09/97                      Book/Page:   N / A

Map(s):         119

Parcel(s):      09

TRANSACTION DATA

Actual Consideration:     $4,355,000              Cash Equivalent:   $4,355,000

Financing:                Cash to seller

First Mortgage:           $0

Other Mortgages:          $0

Total Mortgages:          $0                        Actual Equity:   $4,355,000

Verified By:              Paul Strempel (205-988-5513)


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 142

--------------------------------------------------------------------------------

        OPERATING DATA:           Total $         Per SF          % of GAI

   Gross Annual Income:          $377,778          $8.04           100.00%

          Less Vacancy:                $0          $0.00             0.00%
                                 --------         ------           ------
Effective Gross Income:          $377,778          $8.04           100.00%

         Less Expenses:           ($3,778)        ($0.08)           -1.00%
                                 --------         ------           ------
  Net Operating Income:          $374,000          $7.96            99.00%

          Debt Service:                $0          $0.00             0.00%
                                 --------         ------           ------
             Cash Flow:          $374,000          $7.96            99.00%


      UNITS OF COMPARISON           Actual

                     GIM:           11.53

           Effective GIM:           11.53

            Overall Rate:            8.59%

         Equity Dividend:            8.59%

      Sales Price Per SF:          $92.66


COMMENTS:   The Winn Dixie is part of the Transmitter Crossing Shopping Center on the east side of Panama City. The lease structure was reported to have no rent escalations over the 20 year term and NNN expense recovery. The tenant is responsible for structural maintenance. The only expense included in the operating statement was a management/administration charge of 1% of rental income. No reserves expense was recognized because the tenant is responsible for structural maintenance.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 143

                                            RETAIL CENTER SALE COMPARABLE NO. 3:
--------------------------------------------------------------------------------

PROJECT DATA

          Comp_Code:   196

       Project Name:   Bruno's of Bellevue

           Location:   7604 US-70S; NW quadrant of US-70S and Sawyer Brown Road,
                       Bellevue Center Mall Ring Road, Nashville, TN

             County:   Davidson

            Grantor:   Bruno's Inc.

            Grantee:   New York Life Insurance Company

PROPERTY DATA

             Net Rentable Area (SF):   54,858

                          Land Size:   6.40

                Land/Building Ratio:   5.08/1

                         Year Built:   1996

                          Occupancy:   100%

                       Construction:   Steel frame and concrete block with brick

                          Condition:   Excellent

                     Anchor Tenants:   Bruno's (single tenant)

Date of Sale:    04/25/97                 Book/Page:  10438 / 524

Map(s):            142

Parcel(s):         299



TRANSACTION DATA

Actual Consideration:     $7,338,666               Cash Equivalent:   $7,338,666



Financing:                All cash to seller

First Mortgage:           $0

Other Mortgages:          $0

Total Mortgages:          $0                         Actual Equity:   $7,338,666

Verified By:              Ted Anglyn, New York Life


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 144

--------------------------------------------------------------------------------

        OPERATING DATA:           Total $         Per SF          % of GAI

   Gross Annual Income:          $660,480         $12.04           100.00%

          Less Vacancy:                $0          $0.00             0.00%
                                 --------         ------           ------
Effective Gross Income:          $660,480         $12.04           100.00%

         Less Expenses:           ($6,605)        ($0.12)           -1.00%
                                 --------         ------           ------
  Net Operating Income:          $653,875         $11.92            99.00%

          Debt Service:                $0          $0.00             0.00%
                                 --------         ------           ------
             Cash Flow:          $653,875         $11.92            99.00%


UNITS OF COMPARISON                 Actual

                     GIM:           11.11

           Effective GIM:           11.11

            Overall Rate:            8.91%

         Equity Dividend:            8.91%

      Sales Price Per SF:         $133.78


COMMENTS:   The sale represents a sale-lease back. The 25 year lease is absolute net and the buyer only recognized administative/management expense at 1% of income. No vacancy was charged. Income escalates 2.5% every 5 years. The building is the new prototype grocery store for Bruno's. The new Bruno's is an upscale, good quality grocery store.
            The property is located on an outparcel of the Bellevue Center mall in southwest Nashville-Davidson County. The Bellevue community is a middle to upper middle income neighborhood. Mr. Anglyn indicated that the overall rate is a


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 145

--------------------------------------------------------------------------------

            little aggressive, particularly for a BBB credit like Bruno's. However, the buyer considered the location to be very good. The sale represented deferred tax free exhchange for the buyer.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 146

                                            RETAIL CENTER SALE COMPARABLE NO. 4:
--------------------------------------------------------------------------------

PROJECT DATA

           Comp_Code:   182

        Project Name:   Payless Shoesource

            Location:   2840 Bartlett Blvd, Bartlett, TN

              County:   Shelby

             Grantor:   Payless Shoesource, Inc.

             Grantee:   Gemtone, Inc.


PROPERTY DATA

      Net Rentable Area (SF):   4,576

                   Land Size:   .636 / 27,704SF

         Land/Building Ratio:   6:1

                  Year Built:   1996

                   Occupancy:   Good

                Construction:   Masonry

                   Condition:   100%

              Anchor Tenants:   Payless Shoes

Date of Sale:      05/06/96              Book/Page:   FW / 7620

Map(s):              N/A

Parcel(s):

TRANSACTION DATA

Actual Consideration:    $766,857                  Cash Equivalent:   $766,857

Financing:               Cash to seller

First Mortgage:          $0

Other Mortgages:         $0

Total Mortgages:         $0                          Actual Equity:   $766,857

Verified By:             Terry Lynch, Developer


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 147

--------------------------------------------------------------------------------

        OPERATING DATA:            Total $         Per SF          % of GAI

   Gross Annual Income:            $73,216         $16.00           100.00%

          Less Vacancy:                 $0          $0.00             0.00%
                                   -------         ------           ------
Effective Gross Income:            $73,216         $16.00           100.00%

         Less Expenses:            ($2,000)        ($0.44)           -2.73%
                                   -------         ------           ------
  Net Operating Income:            $71,216         $15.56            97.27%

          Debt Service:                 $0          $0.00             0.00%
                                   -------         ------           ------
             Cash Flow:            $71,216         $15.56            97.27%


      UNITS OF COMPARISON          Actual

                     GIM:           10.47

           Effective GIM:           10.47

            Overall Rate:            9.29%

         Equity Dividend:            9.29%

      Sales Price Per SF:         $167.58

COMMENTS:   This property consists of a free-standing Payless Shoe store that was a build-to-suit. The building was sold and was then leased back to the tenant for an initial lease rate of $16.00/SF on an absolute net basis. Good location in the heart of Bartlett commercial district. Land value was estimated at $300,000. Front footage is 653' on Bartlett Blvd.


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 148

                              COMPARABLE SALES MAP

                                [GRAPHIC OMITTED]


--------------------------------------------------------------------------------
(C)1994 Huber & Lamb Appraisal Group, Inc.                              Page 149

                                            SALES COMPARISON APPROACH - ANALYSIS
                                                                      WINN DIXIE
================================================================================

Comparable Improved Sales Summary

================================================================================
Sale No.         Subject              1             2            3             4
--------------------------------------------------------------------------------
Name/Address                 Winn Dixie   Winn Dixie    Bruno's of    Payless
                             Gulfport     Transmitter   Bellevue      Shoesource
                                          Crossing
--------------------------------------------------------------------------------
Sale Date           Current    08/23/96     07/09/97     04/25/97     05/06/96
--------------------------------------------------------------------------------
Year Built           1970;         1996         1996         1996         1996
                 Renovated
                      1996
--------------------------------------------------------------------------------
Occupancy              100%         100%         100%         100%         100%
--------------------------------------------------------------------------------
Size(SF)            47,300       48,466       47,000       54,858        4,576
--------------------------------------------------------------------------------
% Credit/ Anchor       100%          42%          71%          83%          72%
--------------------------------------------------------------------------------
SP/SF                  N/A       $89.65       $92.66      $133.78      $167.58
--------------------------------------------------------------------------------
NOI/SF               $6.34        $7.66        $7.96       $11.92       $15.56
--------------------------------------------------------------------------------
GIM                    N/A        11.59        11.53        11.11        10.47
--------------------------------------------------------------------------------
NOI/GPI              99.00%       99.00%       99.00%       99.00%       97.27%
================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting SP/SF

      All property characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

Subject:
       Primary Negative Factors:   Lower rental rate prior to adjustments; none
                                   after adjustments
       Primary Positive Factors:   Tenant credit

Sale No. 1 - Winn Dixie Gulfport (Gulfport, MS):
       Inferior Factors
         Compared to Subject:      None
       Superior Factors
         Compared to Subject:      Higher NOI/SF
       Overall Comparison
         to Subject:               Superior before adjustments; similar after
                                   adjustments


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 150

--------------------------------------------------------------------------------

Sale No. 2 - Winn Dixie Transmitter Crossing (Panama City, FL):
       Inferior Factors
         Compared to Subject:        None
       Superior Factors
         Compared to Subject:        Higher NOI/SF
       Overall Comparison
         to Subject:                 Superior before adjustments; similar after
                                     adjustments

Sale No. 3 - Bruno's of Bellevue (Nashville, TN):
       Inferior Factors
         Compared to Subject:        Tenant credit
       Superior Factors
         Compared to Subject:        Higher NOI/SF
       Overall Comparison
         to Subject:                 Superior before adjustments; inferior after
                                     adjustments

Sale No. 4 - Payless Shoesource (Memphis, TN):
       Inferior Factors
         Compared to Subject:        Tenant credit
       Superior Factors
         Compared to Subject:        Higher NOI/SF
       Overall Comparison
         to Subject:                 Superior before adjustments; inferior after
                                     adjustments

Most Comparable Sales:               Nos. 1 and 2

      Comment: Sale Nos. 1 and 2 are most similar because they are Winn Dixie sales located in similar coastal towns as the subject.

Sale Price Per Square Foot Method

NOI/SF Adjustment Analysis

Sale No.      NOI/SF          SP/SF           Multiplier        Adj. SP/SF
--------      ------          -----           ----------        ----------

    Subj.      $6.34          ----               ----              ----

      1        $7.66         $89.65             0.8272            $74.16

      2        $7.96         $92.66             0.7960            $73.76

      3       $11.92        $133.78             0.5315            $71.10

      4       $15.56        $167.58             0.4072            $68.24

            Note: Above chart is sorted based on ascending NOI/SF's.

      Comments/Analysis: Sale Nos. 1 and 2 are the most similar to the subject as previously discussed. Based on the adjusted sale price per square foot of the previously identified most comparable sales, the indicated market value per square foot range for the subject property is $71.00 to $74.00. The calculations are presented as follows.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 151

--------------------------------------------------------------------------------

                            SP/SF Method Calculations

                                                    Value Est.,
                      Size          SP/SF Est.        Rounded

                    47,300 SF   x    $71.00    =    $3,360,000

                    47,300 SF   x    $74.00    =    $3,500,000

Gross Income Multiplier Method

                            NOI/GPI to GIM Comparison

                   Sale No.        NOI/GPI %          GIM
                   --------        ---------          ---
                      4             97.27%           10.47
                      3             99.00%           11.11
                      1             99.00%           11.59
                    Subj.           99.00%           ----
                      2             99.00%           11.53

            Note: Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis: Sale Nos. 1 and 2 are the most similar to the subject as previously discussed. Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should slightly above Sale No. 3 and similar to Sale Nos. 1 and 2. Thus, the GIM range estimated for the subject is 11.10x to 11.60x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                    Value Est.,
                    Gross Inc.      GIM Est.          Rounded

                     $302,721   x    11.10     =    $3,360,000

                     $302,721   x    11.60     =    $3,510,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 152

--------------------------------------------------------------------------------

Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges

                    Method                Value Range
                               ---------------------------------

                    SP/SF:       $3,360,000    to   $3,500,000

                    GIM:         $3,360,000    to   $3,510,000


      Comment/Analysis: The indicated value ranges are relatively narrow and supportive of each other. The most comparable sales tend to support the extreme upper end of the value range for the subject property.

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:    $3,500,000

      Implied SP/SF:                             $74.00

      Implied GIM:                                11.56


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 153

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Analysis of Potential Income

                       Subject Existing Rent Roll Summary

===========================================================================================================
                                                             Lease
                                          Lease     Lease     Term                    Lease
 Suite #  Tenant             Size (SF)    Begin      End     (Yrs.)     Rent/SF        Type     Annual Rent
-----------------------------------------------------------------------------------------------------------
    1     Winn-Dixie #573     47,300      04/96     03/16      20        $6.40       Absolute    $302,721
                                                                                     Net
===========================================================================================================

      Comment: The subject lease is an absolute net lease in which the tenant is responsible for all expenses including the structural maintenance/reserves for the property through the 20 year lease term. In addition, the lease has a non-terminability clause indicating the tenant must continue to pay rent even in the event of casualty loss or condemnation loss.

Analysis of Expenses

Vacancy & Collection Loss
       Subject Data:
           Tenancy:                         Single Tenant
           Current Occupancy:               100%

       Analysis:                            Based on a review of the market data
                                            above as well as the subject's
                                            current vacancy and tenant credit, a
                                            vacancy and collection loss of 0% is
                                            considered appropriate over the
                                            holding period. The lease is a 20
                                            year lease with a 19 year remaining
                                            term and there will be no tenant
                                            turnover. The credit of the tenant
                                            is considered to be good. The
                                            treatment of the subject vacancy
                                            must be the same as the vacancy
                                            treatment of the sales in order to
                                            derive the same type of calculated
                                            net operating income for
                                            capitalization purposes. The
                                            comparable sales utilized 0%
                                            vacancy.

Estimated Vacancy &
         Collection Loss:                   0%

Management:
       Expense Description:                 The subject must be considered as an
                                            investment under prudent management.
                                            A charge is made to reflect either
                                            the owner's input of time and
                                            attention or that of a professional
                                            agent. The expense would include the
                                            collection of rents, supervision of
                                            all maintenance, etc.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 154

--------------------------------------------------------------------------------

       Analysis:                            The proforma annual management fee
                                            for the subject property is 1.0% of
                                            the Effective Gross Income. This
                                            reflects the owners time and expense
                                            for bookkeeping and other minimal
                                            management and administrative
                                            expenses since it is considered a
                                            long-term, absolute net lease.

       Estimated Management:                1.0%

Reserves:
       Expense Description:                 A reserves or replacement allowance
                                            provides for the periodic
                                            replacement of building components
                                            that wear out more rapidly than the
                                            building itself and must be replaced
                                            periodically during the building's
                                            economic life. Examples of these
                                            components are roof cover, HVAC
                                            compressors, parking areas and other
                                            site improvements.

       Analysis:                            The reserves expense estimate is
                                            based primarily on the typical
                                            expense recognized by buyers as
                                            compared to a calculated type
                                            estimate. The subject has an
                                            absolute net lease which states that
                                            the tenant will be responsible for
                                            all structural maintenance including
                                            all structural components such as
                                            roof, exterior walls, HVAC,
                                            landscaping, parking areas and all
                                            site improvements. Based upon the
                                            age and condition of the property
                                            and typical buyer actions for this
                                            type of investment, no reserves
                                            expense is applied. This is
                                            consistent with the comparable Winn
                                            Dixie sales presented in this
                                            report.

       Estimated Reserves:                  $0.00/SF

Estimated Expense Summary

                                   Management         1.0%     EGI    =   $3,027

                                   Taxes:            $0.00     /SF    =       $0

                                   Insurance:        $0.00     /SF    =       $0

                                   CAM:              $0.00     /SF    =       $0

                                   Administration:   $0.00     /SF    =       $0

                                   Reserves*:        $0.00     /SF    =       $0
                                                     -----                ------
                         Subtotal Expenses:          $0.06     /SF    =   $3,027


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 155

WINN-DIXIE - STABILIZED OPERATING STATEMENT
================================================================================

================================================================================
Gross Rental Income Potential:

                                             Lease
                           Size (SF)          Rate
                           ---------          ----
   Anchors                  47,300   @      $6.40 /SF     =            $302,721
   Local Shop Space              0   @        ERR /SF     =                  $0
                            ------          -----                      --------
   Gross Rent Income        47,300   @      $6.40 /SF     =            $302,721
(See Rent Roll for Rent Allocation)

Plus: Expense Recovery
   Anchor @       NNN                                                        $0
   Local Shop @   NNN                                                        $0
                                                                             --
   Total Expense Recovery                                                    $0

Total Income By Tenant Type Classification
   Anchor @                                                            $302,721
   Local Shop @                                                              $0
                                                                       --------
Total Gross Annual Income:                                             $302,721

Less: Vacancy/Collection Loss
   Anchor Income @                                  0%                       $0
   Local Shop Income @                              0%                       $0
                                                                       --------
Effective Gross Income:                                                $302,721

Less Expenses

   Management              1.0%  EGI =         $3,027
   Taxes:                  $0.00 /SF =             $0
   Insurance:              $0.00 /SF =             $0
   CAM:                    $0.00 /SF =             $0
   Administration:         $0.00 /SF =             $0
   Reserves*:              $0.00 /SF =             $0
                           -----             --------
Subtotal Expenses:         $0.06 /SF =         $3,027                   ($3,027)
                                                                       --------
Net Operating Income:                                                  $299,694
                                                                       ========

   NOI/SF:                 $6.34
   NOI/Gross Income        99.00%

* Note: Expense item calculated on Alternative SF

                            CAPITALIZATION TECHNIQUE
           =======================================================
              NOI      /           OAR           =  Value Estimate
           $299,694    /           8.60%         =    $3,484,811

           Current Stabilized Value Estimate          $3,480,000
           Less: Deferred Maintenance                          0
           Less: Lease-Up Costs to Stabilization               0
                                                               -
           As Is Value Estimate                       $3,480,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 156

--------------------------------------------------------------------------------

Analysis of Direct Capitalization

                      Improved Sales' Overall Rate Summary

=====================================================================================
Sale No.                 Subject            1             2            3            4
-------------------------------------------------------------------------------------
                                                 Winn Dixie
Name/Address                       Winn Dixie   Transmitter   Bruno's of     Payless
                                     Gulfport      Crossing    Bellevue    Shoesource
-------------------------------------------------------------------------------------
Sale Date                Current     08/23/96      07/09/97     04/25/97     05/06/96
-------------------------------------------------------------------------------------
Year Built       1970; Renovated
                            1996         1996          1996         1996         1996
-------------------------------------------------------------------------------------
Occupancy                   100%         100%          100%         100%         100%
-------------------------------------------------------------------------------------
Size(SF)                  47,300       48,466        47,000       54,858        4,576
-------------------------------------------------------------------------------------
% Credit/ Anchor            100%          42%           71%          83%          72%
-------------------------------------------------------------------------------------
Overall Rate                 N/A         8.54%         8.59%        8.91%        9.29%
=====================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
       Primary Negative Factors:    None
       Primary Positive Factors:    Tenant credit

Most Comparable Sales:              Nos. 1 and 2


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 157

--------------------------------------------------------------------------------

      Comment/Analysis: All of the sales are single tenant facilities with long term leases. Sale Nos. 1 and 2 are considered most comparable because they are Winn Dixie properties with similar lease structures and obviously similar credit. Sale Nos. 3 and 4 have inferior credit tenants. Based on the relatively narrow range indicated by the most comparable sales, the appropriate overall rate for the subject is 8.60%.

Concluded OAR:               8.60%

Discounted Cash Flow

      This technique is omitted because sufficient market data is available to derive an overall rate. Furthermore, the subject lease is a flat rate lease throughout the term of the lease, which is the same as the most comparable sales. Thus, given the numerous forecasts and assumptions required by the discounted cash flow, the direct capitalization technique would be given the most weight in the reconciliation of the value between the two techniques.

      However, the value estimate derived by the direct capitalization technique yields a 10% internal rate of return (IRR), or discount rate. This is considered a very reasonable IRR in comparison to other similar quality single tenant investments.

Income Capitalization Approach Reconciliation

Value Estimate Summary by Method:
      Direct Capitalization:                                $3,480,000
      Discounted Cash Flow Analysis:                           Omitted

      Therefore, the estimated value of the subject property Winn Dixie by the income capitalization approach, assuming it has been sub-parceled and sold separate from the remainder of the shopping center, as of August 18, 1997, is as follows:

Value Indicated by the Income Capitalization Approach                $3,480,000

      Implied OAR:                     8.61%


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 158

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
                                                            WINN DIXIE VALUATION
================================================================================

Introduction:

      The two indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought,both approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                              Omitted

Analysis:                                   The cost approach is omitted because
                                            of the subject's location within an
                                            existing shopping center and the
                                            difficulty in allocating common
                                            areas shared between the two
                                            properties. In addition, buyers of
                                            single tenant facilities similar to
                                            the subject focus on the credit and
                                            income generating ability of the
                                            tenant and place virtually no
                                            emphasis on the cost approach, given
                                            the long term lease that typically
                                            exists.

Weighted Consideration:                     Omitted

Sales Comparison Approach:                  $3,500,000

General Description:                        The sales comparison approach is
                                            utilized in the valuation of the
                                            subject. The appraisal utilizes the
                                            best available and verifiable Single
                                            Tenant Retail property sales located
                                            in the southeastern region of the
                                            country. This approach utilized two
                                            methods to estimate a value range
                                            for the subject - 1) sales price per
                                            square foot and 2) the gross income
                                            multiplier (GIM). The adjusted
                                            selling price per square foot of
                                            building area and GIM of each
                                            comparable is utilized in comparison
                                            to the subject property. After
                                            appropriate adjustments, these sales
                                            were generally similar to the
                                            subject in quality, design, location
                                            and age.

Analysis:                                   A sufficient quantity and quality of
                                            comparable sales was available to
                                            compare to the subject. Since the
                                            subject's most probable buyer is a
                                            regional or national investor, this
                                            approach is considered most
                                            reflective of a regional or
                                            nationally owned Retail.

Weighted Consideration:                     Significant


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 159

--------------------------------------------------------------------------------

Income Capitalization Approach:             $3,480,000

General Description:                        The income capitalization approach
                                            involved the analysis of the
                                            existing rent as compared with
                                            market rent for the subject space.
                                            Additionally, a stabilized operating
                                            statement was developed. The net
                                            operating income was capitalized by
                                            the appropriate capitalization rate
                                            which was derived by sales
                                            comparison.

Analysis:                                   A sufficient quantity and quality of
                                            comparable rental and sale data was
                                            available to compare to the subject.
                                            Since the subject's most probable
                                            buyer is a regional or national
                                            investor, this approach is
                                            considered most reflective of a
                                            regional or nationally owned Retail.
                                            This is considered a reasonable
                                            method of estimating value.

Weighted Consideration:                     Significant

Summary of Value Indications

Cost Approach                                                        Omitted
Sales Comparison approach                                         $3,500,000
Income Capitalization Approach                                    $3,480,000

Final Conclusions of Value

      The two approaches to value yield a very narrow value range and highly supportive of each other. In view of the previous analyses, equal weight has been placed on the sales comparison approach and income capitalization approach. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, particularly assuming it has been sub-parceled and sold separate from the remainder of the shopping center, as of August 18, 1997, is estimated to be:

                   Three Million Five Hundred Thousand Dollars
                                  ($3,500,000)

Marketing Period

Analysis:                                   The appraisers are required to
                                            clearly state the estimated
                                            marketing period required for the
                                            sale of the subject property. As
                                            discussed in the Highest and Best
                                            Use Analysis, the subject property
                                            is generally well suited as a Single
                                            Tenant Retail property. The property
                                            is located in a developed retail
                                            area with average income
                                            demographics. The property benefits
                                            from a long term lease to a good


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 160

--------------------------------------------------------------------------------

                                            credit tenant. As evidenced in the
                                            sales comparison approach, several
                                            transactions have occurred within
                                            the past 12 months indicating buyer
                                            interest in the subject property
                                            type.

Conclusion:                                 Based on discussions with local
                                            brokers and other market evidence,
                                            it is the appraisers' opinion that
                                            an approximate 12 month period of
                                            time would be required to sell the
                                            property, if subjected to a typical
                                            marketing program and if the
                                            property were listed at a price
                                            based on the conclusion of value
                                            presented above.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 161

                                                                    APPRAISAL OF

                                             THE CHICOT CROSSING SHOPPING CENTER

                                                        EXCLUDING THE WINN DIXIE
================================================================================

                                        SUMMARY OF IMPORTANT FACTS & CONCLUSIONS
                                                            EXCLUDING WINN DIXIE
================================================================================

Valuation Conclusion:
    Final Value Estimate:                   $4,600,000
      Cost Approach:                        $4,550,000
      Sales Comparison Approach:            $4,600,000
      Income Capitalization Approach:       $4,600,000
    Estimated Marketing Period:             12 months, assuming the subject is
                                            placed on the market at the final
                                            value estimate conclusion above

    Interest Appraised:                     leased fee

    Value Estimate's Implied Units of Comparison:
      Value/SF:                             $61.28/SF
      GIM:                                  8.61x
      Overall Rate:                         10.50%

Significant Appraisal Dates:
    Date of Appraisal Report:               November 28, 1997
    Effective Date Of Appraisal:            August 18, 1997
    Date of Inspection:                     August 18, 1997

Location:
    Address:                                3419 - 3517 Denny Avenue/US-90
    Physical Location:                      Northeast corner of Denny
                                            Avenue/US-90 and Chicot Road
    City:                                   Pascagoula
    County:                                 Jackson
    State:                                  Mississippi

Legal Description:
    Tax Map/Parcel:                         40206038.100 & 42110008.020

Property Description:
    Land Area:
      Acres:                                7.950
      Square Feet:                          346,302
      Zoning:                               C-1A Commercial District

    Improvements:
      Property Type:                        Community shopping center
      Tenancy:                              Multi-tenant
      Size (Gross Building Area):           78,813 SF
      Size (Net Rentable Area):             75,060 SF
      Year Built:                           1970; Renovated 1996
      Current Physical Occupancy:           85%
      Occupancy Excluding Warehouse:        96%


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 163

                                        Summary of Important Facts & Conclusions
                                                   Excluding Winn Dixie, cont'd.
--------------------------------------------------------------------------------

Highest and Best Use:
    As Vacant:                              Hold for investment and/or
                                            development as a shopping center.

    As Improved:                            Continued use as a retail shopping
                                            center on a multi-tenant basis.

Estimated Income Operating Data:
    Gross Potential Income:                 $588,986
    Occupancy at Date of Appraisal:         85%
    Stabilized Vacancy:                     7% (non-anchor space only;
                                            recognizes higher vacancy of
                                            warehouse space)
    Net Operating Income:                   $483,185


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 164

                                                                   COST APPROACH
================================================================================

Introduction

      The following cost approach summary utilizes the same basic data utilized in the total shopping center analysis. However, it does recognize the exclusion of the Winn Dixie portion of the building and related improvements. The land value is based upon a reduction in size of land to 7.95 acres and at the same estimated market value per square foot.

      Finally, a higher profit percentage of 15% is utilized to recognize the higher risk of the property excluding the Winn Dixie. Winn Dixie is the largest tenant and has significantly superior credit as compared to the remainder of the center. Thus, a developer would require a higher profit margin to develop the center without a good quality anchor such as Winn Dixie.

      The cost approach summary excluding Winn Dixie is presented on the following page.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 165

COST APPROACH SUMMARY - EXCLUDING WINN DIXIE
================================================================================

================================================================================
Direct Costs                                                  Marshall Valuation
                                                              Cost Estimates
                                                              ------------------

Structural Improvements
     Property Size 78,813 SF @ $39.44 /SF   =                        $3,108,135

Special Tenant Improvements*
Harco               10,125 SF @ $10.00 /SF  =                          $101,250
Goody's             27,435 SF @ $10.00 /SF  =                          $274,350
Warehouse            8,600 SF @($20.00)/SF  =                         ($172,000)

Site Improvements
Asphalt Paving     250,000 SF @ $1.50 /SF   =    $375,000
Fence                   20 LF @ $13.00 /LF  =         260
Signage & Lighting:                                15,000
Landscaping:                                       20,000
Site Preparation                                        0
Traffic Light Installation:                             0
Additional Fees & Permits                          20,000
                                                 --------
                 Subtotal Site Improvements:                            430,260
                                                                     ----------
                 Total Direct Costs:                                 $3,741,995

Indirect Costs
                 Land Loan Interest:              $29,025
                 Lease-Up Costs:                  160,200
                 Professional Fees:                50,000
                                                 --------
                   Total Indirect Costs:                               $239,225
                                                                     ----------
Total Direct and Indirect Costs:                                     $3,981,220

Entrepreneurial Profit as % of Direct/Indirect Costs,Rd.    15%         597,183
                                                                     ----------
Total Cost New of Improvements and Profit:                           $4,578,403

Less: Accrued Depreciation                                             (457,840)
                                                                     ----------
Depreciated Cost of Improvements:                                    $4,120,563

Plus: Estimated Land Value by Market Comparison:                        430,000
                                                                     ----------
Value Indicated by the Cost Approach:                                $4,550,563

                 Stabilized Value Estimate, Rounded                  $4,550,000
                 Less: Lease-Up Costs to Stabilization                        0
                                                                              -
                 Cost Approach As Is Value Estimate:                 $4,550,000

* Note: Special Tenant Improvements reflects hard cost above $35.00/SF base hard cost of shell. Initial structural cost from Marshall Swift includes some indirect costs.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 166

                                            SALES COMPARISON APPROACH - ANALYSIS
                                                                      WINN DIXIE
================================================================================

Comparable Improved Sales Summary

================================================================================================
Sale No.         Subject             1              2              3             4             5
------------------------------------------------------------------------------------------------
Name/Address                 Southland    Pine Valley   North Nixson    Village at    Oak Harbor
                                 Plaza       Shopping    Marketplace         Moody        Square
                              Shopping        Center,       Shopping      Shopping      Shopping
                               Center,    Wilmington,        Center,       Center,       Center,
                           Decatur, AL             NC   Chattanooga,     Moody, AL   Long Beach,
                                                                  TN                          MS
------------------------------------------------------------------------------------------------
Sale Date        Current      02/01/97       04/28/96       03/15/96      02/14/96      09/19/96
------------------------------------------------------------------------------------------------
Year Built         1970;   1970 & 1996           1990           1995          1995          1990
               Renovated
                    1996
------------------------------------------------------------------------------------------------
Occupancy            85%           97%           100%            96%          100%          100%
------------------------------------------------------------------------------------------------
Size(SF)          75,060       123,031         60,000         63,270        60,800       129,000
------------------------------------------------------------------------------------------------
% Credit/ Anchor     50%           42%            71%            83%           72%           95%
------------------------------------------------------------------------------------------------
SP/SF                N/A        $55.27         $73.33         $75.23        $73.77        $46.51
------------------------------------------------------------------------------------------------
NOI/SF             $6.44         $5.91          $7.33          $7.62         $7.13         $4.26
------------------------------------------------------------------------------------------------
GIM                  N/A          7.56           9.19           7.64          8.40          7.43
------------------------------------------------------------------------------------------------
NOI/GPI           90.48%        80.83%         91.87%         77.41%        81.18%        68.05%
================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting SP/SF

      The same comparable shopping center sales are utilized in this analysis as the total shopping center valuation. The property will still benefit from the drawing power and potential local tenant retention created by Winn Dixie; however, the analysis must recognize the exclusion of Winn Dixie lease income from the property, which yields a higher risk cash flow property. In addition, the percentage of anchor decreases to 50%.

Subject:
       Primary Negative Factors:    Lower rental rate prior to adjustments; low
                                    percentage of anchor tenants
       Primary Positive Factors:    None significant

Sale No. 1 - Southland Plaza Shopping Center, Decatur, AL:
       Inferior Factors
         Compared to Subject:       Slightly lower percentage of anchor space
       Superior Factors
         Compared to Subject:       None


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 167

--------------------------------------------------------------------------------

       Overall Comparison
         to Subject:            Inferior before adjustments; slightly inferior
                                after adjustments

Sale No. 2 - Pine Valley Shopping Center, Wilmington, NC:
       Inferior Factors
         Compared to Subject:   None
       Superior Factors
         Compared to Subject:   Superior market; Higher percentage of anchor
                                space
       Overall Comparison
         to Subject:            Superior before adjustment and after adjustments

Sale No. 3 - North Nixson Marketplace Shopping Center, Chattanooga, TN:
       Inferior Factors
         Compared to Subject:   None
       Superior Factors
         Compared to Subject:   Superior market; Higher percentage of anchor
                                space
       Overall Comparison
         to Subject:            Superior before adjustment and after adjustments

Sale No. 4 - Village at Moody Shopping Center, Moody, AL:
       Inferior Factors
         Compared to Subject:   None
       Superior Factors
         Compared to Subject:   Higher percentage of anchor space; slightly
                                newer center
       Overall Comparison
         to Subject:            Superior before adjustment and after adjustments

Sale No. 5 - Oak Harbor Square Shopping Center, Long Beach, MS:
       Inferior Factors
         Compared to Subject:   None
       Superior Factors
         Compared to Subject:   Higher percentage of anchor space
       Overall Comparison
         to Subject:            Superior before adjustment and after adjustments

Most Comparable Sales:          No. 1

      Comment: Sale No. 1 has the most similar income and risk characteristics as the subject, particularly considering the percentage of anchor space. However, the subject is still slightly superior based upon the percentage of anchor.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 168

--------------------------------------------------------------------------------

Sale Price Per Square Foot Method

NOI/SF Adjustment Analysis

Sale No.       NOI/SF          SP/SF            Multiplier          Adj. SP/SF
--------       ------          -----            ----------          ----------
   5           $4.26           $46.51             1.5111              $70.28

   1           $5.91           $55.27             1.0892              $60.20

 Subj.         $6.44            ----               ----                ----

   4           $7.13           $73.77             0.9028              $66.60

   2           $7.33           $73.33             0.8782              $64.40

   3           $7.62           $75.23             0.8448              $63.55

            Note: Above chart is sorted based on ascending NOI/SF's.

      Comments/Analysis: Sale No. 1 is the most similar to the subject as previously discussed. Based on the adjusted sale price per square foot of the previously identified most comparable sales, the indicated market value per square foot range for the subject property is $60.00 to $64.00. The calculations are presented as follows.

                            SP/SF Method Calculations

                                                    Value Est.,
                      Size          SP/SF Est.        Rounded

                    75,060 SF   x    $60.00    =    $4,500,000

                    75,060 SF   x    $64.00    =    $4,800,000

Gross Income Multiplier Method

                            NOI/GPI to GIM Comparison

                   Sale No.        NOI/GPI %          GIM
                   --------        ---------          ---
                      5             68.05%            7.43
                      3             77.41%            7.64
                      1             80.83%            7.56
                      4             81.18%            8.40
                    Subj.           90.48%           ----
                      2             91.87%            9.19

            Note: Above chart is sorted based on ascending NOI/GPI's.

      Comment/Analysis: Sale No. 1 is the most similar to the subject as previously discussed. However, the subject's NOI/GPI % is much higher because the income utilized excludes expense recoveries. Sale No. 1's income includes expense recoveries. Based on the comparison in the previous chart and considering the general characteristics of the transactions as compared to the subject previously discussed, the subject's GIM should slightly above Sale No. 4 because of lower NOI/GPI % and below


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 169

--------------------------------------------------------------------------------

Sale No. 2 because it is a superior property. Thus, the GIM range estimated for the subject is 8.50x to 9.00x after considering the factors noted above. The calculations for this method are presented below.

                                GIM Calculations

                                                       Value Est.,
                Gross Inc.           GIM Est.            Rounded

                 $534,030     x        8.50      =      $4,540,000

                 $534,030     x        9.00      =      $4,810,000


Sales Comparison Approach - Reconciliation

                             Summary of Value Ranges

                  Method            Value Range
                           ---------------------------------

                  SP/SF:    $4,500,000   to     $4,800,000

                  GIM:      $4,540,000   to     $4,810,000


      Comment/Analysis: The indicated value ranges are relatively narrow and supportive of each other. The most comparable sale, No. 1, typically reflects the extreme low end of the range. However, as previously noted, the subject is slightly superior to Sale No. 1, which tends to support the middle to lower middle portion of the value range for the subject property.

      As a result, the value estimate as indicated by the sale comparison approach, is reconciled as follows.

Sales Comparison Approach Value Estimate:       $4,600,000

      Implied SP/SF:                                $61.28

      Implied GIM:                                    8.61


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 170

                                                  INCOME CAPITALIZATION APPROACH
================================================================================

Analysis of Potential Income

                       Subject Existing Rent Roll Summary

=========================================================================================================
                                                                Lease
                                             Lease     Lease     Term               Lease
 Suite #  Tenant               Size (SF)     Begin      End     (Yrs.)   Rent/SF     Type     Annual Rent
---------------------------------------------------------------------------------------------------------
    1     Winn-Dixie #573        0           04/96     03/16     20       $6.40       NNN            $0
---------------------------------------------------------------------------------------------------------
    2     Harco                 10,125       02/96     01/11     15       $7.00       NNN       $70,875
---------------------------------------------------------------------------------------------------------
    3     Carport                8,100       01/96     02/01      5       $3.58       NNN       $29,015
---------------------------------------------------------------------------------------------------------
    4     It's Fashion           3,000       02/96     01/01      5       $9.50       NNN       $28,500
---------------------------------------------------------------------------------------------------------
    5     Cato                   5,000       02/96     01/01      5       $9.50       NNN       $47,500
---------------------------------------------------------------------------------------------------------
    6     Goody's               27,435       04/96     03/06     10       $6.80       NNN      $186,558
---------------------------------------------------------------------------------------------------------
    7     Sally Beauty           1,540       10/95     09/00      5      $12.30       NNN       $18,942
---------------------------------------------------------------------------------------------------------
    8     Olan Mills             1,240       06/97     05/02      5       $4.35       NNN        $5,400
---------------------------------------------------------------------------------------------------------
    9     Rehability             4,800       12/96     01/00      5      $11.38       NNN       $54,615
---------------------------------------------------------------------------------------------------------
   10     Kentucky Finance       1,620       05/96     06/01      5      $11.25       NNN       $18,225
---------------------------------------------------------------------------------------------------------
   11     Vacant                 2,400       ----      ----     ---      $12.00       NNN       $28,800
---------------------------------------------------------------------------------------------------------
   12     MCI Communications                 ----      ----     ---       ----        NNN        $5,400
---------------------------------------------------------------------------------------------------------
   13     H & R Block            1,200       01/97     05/02      5      $12.00       NNN       $14,400
---------------------------------------------------------------------------------------------------------
  Whs.    Vacant                 8,600       ----      ----     ---       $3.00       NNN       $25,800
---------------------------------------------------------------------------------------------------------
                                                                                                     $0
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
Total/Average                   75,060      Square Feet                   $7.11                $534,030
=========================================================================================================

      Note: Vacant Space Current Rent/SF input at market rent estimates.

Tenancy:                         Multi-tenant
Square Feet Occupied:            64,060 SF
Square Feet Vacant - Shell:      0 SF
Square Feet Vacant -
  2nd Generation:                11,000 SF

Analysis of Expenses

      The expenses per square foot and analysis presented in the total shopping center valuation analysis are same for this valuation, with the exception of the following expenses.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 171

--------------------------------------------------------------------------------

Management:

       Analysis:                            The management fee utilized in the
                                            total shopping center valuation was
                                            2.5%. The 2.5% proforma annual
                                            management fee was 4.0% of the
                                            non-Winn Dixie Effective Gross
                                            Income. Since Winn Dixie has an
                                            absolute net lease, a full
                                            management fee was not charged on
                                            their income. However, since this
                                            valuation analysis excludes Winn
                                            Dixie, the full 4% management fee is
                                            charged. This is consistent with
                                            local and regional practices.

       Estimated Management:                4.0%

Real Estate Taxes:                          The real estate taxes have been
                                            adjusted to reflect the exclusion of
                                            Winn Dixie and are expensed at a
                                            similar expense rate.

       Estimated Real Estate
           Taxes:                           $30,986, or $0.41/SF

Reserves:

       Analysis:                            In the total shopping center
                                            valuation, the $0.10/SF reserve
                                            expense was applied to the
                                            Alternative SF excluding Winn Dixie.
                                            In this valuation, it is applied to
                                            the total center size.

       Estimated Reserves:                  $0.10/SF

Estimated Expense Summary

                                 Management           4.0%    EGI    =   $22,706

                                 Taxes:              $0.41    /SF    =   $30,986

                                 Insurance:          $0.10    /SF    =    $7,506

                                 CAM:                $0.20    /SF    =   $15,012

                                 Administration:     $0.01    /SF    =      $751

                                 Reserves:           $0.10    /SF    =    $7,506
                                                     -----               -------

                       Subtotal Expenses:            $1.13    /SF    =   $84,466


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 172

NO WINN-DIXIE - STABILIZED OPERATING STATEMENT
================================================================================

================================================================================
Gross Rental Income Potential:

                                             Lease
                           Size (SF)          Rate
                           ---------          ----
   Anchors                  37,560   @      $6.85 /SF     =            $257,433
   Local Shop Space         37,500   @      $7.38 /SF     =            $276,597
                            ------          -----                      --------
   Gross Rent Income        75,060   @      $7.11 /SF     =            $534,030
(See Rent Roll for Rent Allocation)

Plus: Expense Recovery
   Anchor @       NNN                                                   $26,773
   Local Shop @   NNN                                                   $28,182
                                                                       --------
   Total Expense Recovery                                               $54,956

Total Income By Tenant Type Classification
   Anchor @                                                            $284,206
   Local Shop @                                                        $304,779
                                                                       --------
Total Gross Annual Income:                                             $588,986

Less: Vacancy/Collection Loss
   Anchor Income @                                  0%                       $0
   Local Shop Income @                              7%                 ($21,335)
                                                                       --------
Effective Gross Income:                                                $567,651

Less Expenses

   Management              4.0%  EGI =        $22,706
   Taxes:                  $0.41 /SF =        $30,986
   Insurance:              $0.10 /SF =         $7,506
   CAM:                    $0.20 /SF =        $15,012
   Administration:         $0.01 /SF =           $751
   Reserves:               $0.10 /SF =         $7,506
                           -----             --------
Subtotal Expenses:         $1.13 /SF =        $84,466                  ($84,466)
                                                                       --------
Net Operating Income:                                                  $483,185
                                                                       ========

   NOI/SF:                 $6.44
   NOI/Gross Income        90.48%

                            CAPITALIZATION TECHNIQUE
           =======================================================
              NOI      /           OAR           =  Value Estimate
           $483,185    /          10.50%         =    $4,601,760

           Current Stabilized Value Estimate          $4,600,000
           Less: Deferred Maintenance                          0
           Less: Lease-Up Costs to Stabilization               0
                                                               -
           As Is Value Estimate                       $4,600,000


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 173

--------------------------------------------------------------------------------
Analysis of Direct Capitalization

                      Improved Sales' Overall Rate Summary

=================================================================================================
Sale No.              Subject               1           2             3           4           5
-------------------------------------------------------------------------------------------------
                                                            North Nixson              Oak Harbor
                                  Southland    Pine Valley  Marketplace   Village at    Square
                                    Plaza        Shopping     Shopping       Moody     Shopping
Name/Address                       Shopping      Center,      Center,      Shopping     Center,
                                   Center,     Wilmington,  Chattanooga,    Center,   Long Beach,
                                 Decatur, AL        NC           TN        Moody, AL      MS
-------------------------------------------------------------------------------------------------
Sale Date             Current        02/01/97    04/28/96     03/15/96      02/14/96    09/19/96
-------------------------------------------------------------------------------------------------
Year Built    1970; Renovated
                         1996     1970 & 1996        1990         1995          1995        1990
-------------------------------------------------------------------------------------------------
Occupancy                 85%             97%        100%          96%          100%        100%
-------------------------------------------------------------------------------------------------
Size(SF)               75,060         123,031      60,000       63,270        60,800     129,000
-------------------------------------------------------------------------------------------------
% Credit/ Anchor          50%             42%         71%          83%           72%         95%
-------------------------------------------------------------------------------------------------
Overall Rate              N/A          10.69%      10.00%       10.13%         9.66%       9.15%
=================================================================================================

Note: All transaction data in the chart reflects cash equivalency and/or other adjustments applied in the comparable sale summary sheets.

Comparison of Important Factors Affecting OAR

      All property and conditions of sale characteristics of the comparable sales and the subject property have been analyzed by the appraisers. The following summarizes the comparison of primary factors of the comparable sales affecting value as compared to the subject.

      Note: The reader is reminded that this is a comparison of overall rates and not the sales price per square foot. Therefore, the terms of comparison to the subject of each sale may be different than those used in the previously presented Sales Comparison Approach, which was based on the quantity of income and subsequent adjustments to the sales price per square foot. While the overall rate recognizes physical factors, intangible factors such as quality of tenants, conditions of sale, occupancy at time of sale, and investment quality tend to have stronger influence on the overall rate comparison. As an example, two properties with different locations and quality of improvements may have significantly different per square foot sales prices, but very similar overall rates. Thus, the comparison to the subject includes the intangible factors influencing overall rates.

Subject:
       Primary Negative Factors:     Lower percentage of credit tenants
       Primary Positive Factors:     None significant

Most Comparable Sales:               No. 1


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 174

--------------------------------------------------------------------------------

      Comment/Analysis: As previously discussed in the sales comparison approach, the primary factor considered is the percentage of anchor. Sale No. 1 is considered most comparable, but slightly inferior. Based on the range indicated by the most comparable sales, the appropriate overall rate for the subject is 10.50%.

Concluded OAR:                              10.50%

Discounted Cash Flow

      The only significant difference in the discounted cash flow analysis is the following.

       Reversion Rate:                      A higher reversion rate is utilized
                                            than the total shopping center to
                                            reflect the higher going in overall
                                            rate. Thus, an 11% reversion rate is
                                            used based upon a 50 basis point
                                            increase over the going in overall
                                            rate.

       Discount Rate:                       The subject's cash flow risk is
                                            higher since the good credit Winn
                                            Dixie is excluded. The discount rate
                                            is increased to a full 100 basis
                                            points to 12%.

Income Capitalization Approach Reconciliation

Value Estimate Summary by Method:
      Direct Capitalization:                                     $4,600,000
      Discounted Cash Flow Analysis:                             $4,579,000

      Therefore, the estimated value of the subject property exluding Winn Dixie by the income capitalization approach, assuming the Winn Dixie has been sub-parceled and sold separate from the remainder of the shopping center, as of August 18, 1997, is as follows:

Value Indicated by the Income Capitalization Approach                 $4,600,000

      Implied OAR:         10.50%


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 175

                                                    Discounted Cash Flow Summary
--------------------------------------------------------------------------------

Software      : ARGUS Ver. 7.0.01
File          : No_WinDx
Property Type : Retail
Portfolio     : Merrill Lynch Mortgage Capital

                         Chicot Crossing Shopping Cente
                         3419 - 3517 Denny Avenue/US-90
                          Pascgoula, Mississippi 39581
                        SCHEDULE OF PROSPECTIVE CASH FLOW
           In Inflated Dollars for the Fiscal Year beginning 8/1/1997

                                      Year 1        Year 2       Year 3       Year 4       Year 5       Year 6       Year 7
For the Years Ending                Jul-1998      Jul-1999     Jul-2000     Jul-2001     Jul-2002     Jul-2003     Jul-2004
                                    --------      --------     --------     --------     --------     --------     --------
POTENTIAL GROSS REVENUE
  Base Rental Revenue               $528,616      $529,197     $526,367     $530,163     $546,071     $560,032     $561,789
  Absorption & Turnover Vacancy       (6,450)       (4,429)      (4,031)     (13,139)      (5,554)      (5,131)
                                    --------      --------     --------     --------     --------     --------     --------
  Scheduled Base Rental Revenue      522,166       524,768      522,336      517,024      540,517      554,901      561,789

Expense Reimbursement Revenue
    Management Fee:                    4,152         4,415        4,726        7,137       11,237       11,826       12,439
    Real Estate Taxes:                30,565        31,788       33,266       33,954       35,902       36,810       39,040
    Property Insurance:                7,296         7,588        7,941        8,105        8,569        8,787        9,319
    CAM - Common Areas Maintenance    14,591        15,175       15,884       16,210       17,141       17,574       18,637
                                    --------      --------     --------     --------     --------     --------     --------
  Total Reimbursement Revenue         56,604        58,966       61,817       65,406       72,849       74,997       79,435

  MCI Communications                   5,400         5,400        5,724        5,953        6,191        6,439        6,696
                                    --------      --------     --------     --------     --------     --------     --------
TOTAL POTENTIAL GROSS REVENUE        584,170       589,134      589,877      588,383      619,557      636,337      647,920
  General Vacancy                    (14,605)      (16,775)     (17,111)      (8,444)     (17,580)     (19,044)     (24,519)
                                    --------      --------     --------     --------     --------     --------     --------
EFFECTIVE GROSS REVENUE              569,565       572,359      572,766      579,939      601,977      617,293      623,401
                                    --------      --------     --------     --------     --------     --------     --------
OPERATING EXPENSES
  Management Fee:                     22,783        22,894       22,911       23,198       24,079       24,692       24,936
  Real Estate Taxes:                  31,444        32,387       33,359       34,693       36,081       37,524       39,025
  Property Insurance:                  7,506         7,731        7,963        8,282        8,613        8,957        9,316
  CAM - Common Area Maintenance:      15,012        15,462       15,926       16,563       17,226       17,915       18,631
  Administration:                        751           773          796          828          861          896          932
  Reserves:                            7,506         7,731        7,963        8,282        8,613        8,957        9,316
                                    --------      --------     --------     --------     --------     --------     --------
TOTAL OPERATING EXPENSES              85,002        86,978       88,918       91,846       95,473       98,941      102,156
                                    --------      --------     --------     --------     --------     --------     --------
NET OPERATING INCOME                 484,563       485,381      483,848      488,093      506,504      518,352      521,245
                                    --------      --------     --------     --------     --------     --------     --------
LEASING & CAPITAL COSTS
  Tenant Improvements                                             7,638       26,960       11,118
  Leasing Commissions                                3,720        6,652       18,172        9,785        4,310
                                    --------      --------     --------     --------     --------     --------     --------
TOTAL LEASING & CAPITAL COSTS                        3,720       14,290       45,132       20,903        4,310
                                    --------      --------     --------     --------     --------     --------     --------
CASH FLOW BEFORE DEBT SERVICE       $484,563      $481,661     $469,558     $442,961     $485,601     $514,042     $521,245
  & INCOME TAX                      ========      ========     ========     ========     ========     ========     ========


                                      Year 8      Year 9     Year 10    Year 11
For the Years Ending                Jul-2005    Jul-2006    Jul-2007   Jul-2008
                                    --------    --------    --------   --------
POTENTIAL GROSS REVENUE
  Base Rental Revenue               $568,753    $616,316    $683,565   $686,616
  Absorption & Turnover Vacancy       (6,893)    (41,288)     (6,003)
                                    --------    --------    --------   --------
  Scheduled Base Rental Revenue      561,860     575,028     677,562    688,616

Expense Reimbursement Revenue
    Management Fee:                   12,533      15,464      24,982     26,544
    Real Estate Taxes:                40,314      39,851      43,061     45,671
    Property Insurance:                9,622       9,514      10,279     10,902
    CAM - Common Areas Maintenance    19,247      19,025      20,557     21,803
                                    --------    --------    --------   --------
  Total Reimbursement Revenue         81,716      83,854      98,879    104,920

  MCI Communications                   6,964       7,243       7,532      7,834
                                    --------    --------    --------   --------
TOTAL POTENTIAL GROSS REVENUE        650,540     666,125     783,973    799,370
  General Vacancy                    (18,179)     (6,521)    (22,881)   (29,386)
                                    --------    --------    --------   --------
EFFECTIVE GROSS REVENUE              632,361     659,604     761,092    769,984
                                    --------    --------    --------   --------
OPERATING EXPENSES
  Management Fee:                     25,294      26,384      30,444     30,799
  Real Estate Taxes:                  40,586      42,210      43,898     45,654
  Property Insurance:                  9,688      10,076      10,479     10,898
  CAM - Common Area Maintenance:      19,377      20,152      20,958     21,796
  Administration:                        969       1,008       1,048      1,090
  Reserves:                            9,688      10,076      10,479     10,898
                                    --------    --------    --------   --------
TOTAL OPERATING EXPENSES             105,602     109,906     117,306    121,135
                                    --------    --------    --------   --------
NET OPERATING INCOME                 526,759     549,698     643,786    648,849
                                    --------    --------    --------   --------
LEASING & CAPITAL COSTS
  Tenant Improvements                 12,275      83,831       5,110
  Leasing Commissions                 10,717      60,937       9,539
                                    --------    --------    --------   --------
TOTAL LEASING & CAPITAL COSTS         22,992     144,768      14,649
                                    --------    --------    --------   --------
CASH FLOW BEFORE DEBT SERVICE       $503,767    $404,930    $629,137   $648,849
  & INCOME TAX                      ========    ========    ========   ========


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 176

                                          Discounted Cash Flow Reversion Summary
--------------------------------------------------------------------------------
Software      : ARGUS Ver. 7.0.01
File          : No_WinDx
Property Type : Retail
Portfolio     : Merrill Lynch Mortgage Capital

                         Chicot Crossing Shopping Cente
                         3419 - 3517 Denny Avenue/US-90
                          Pascgoula, Mississippi 39581
                           PROSPECTIVE PROPERTY RESALE

                                 Year 1        Year 2       Year 3       Year 4       Year 5       Year 6       Year 7        Year 8
For the Years Ending           Jul-1998      Jul-1999     Jul-2000     Jul-2001     Jul-2002     Jul-2003     Jul-2004      Jul-2005
                               --------      --------     --------     --------     --------     --------     --------      --------
RESALE AMOUNT
  Gross Proceeds from Sale
  Commissions & Other Costs
                               --------      --------     --------     --------     --------     --------     --------      --------
NET PROCEEDS FROM SALE
                               ========      ========     ========     ========     ========     ========     ========      ========


                                 Year 9      Year 10
For the Years Ending           Jul-2006     Jul-2007
                               --------    ----------
RESALE AMOUNT
  Gross Proceeds from Sale                 $5,898,627
  Commissions & Other Costs                  (235,945)
                               --------    ----------
NET PROCEEDS FROM SALE                     $5,662,682
                               ========    ==========


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 177

                                              Discounted Cash Flow Value Summary
--------------------------------------------------------------------------------
Software      : ARGUS Ver. 7.0.01
File          : No_WinDx
Property Type : Retail
Portfolio     : Merrill Lynch Mortgage Capital

                         Chicot Crossing Shopping Cente
                         3419 - 3517 Denny Avenue/US-90
                          Pascgoula, Mississippi 39581
                            PROSPECTIVE PRESENT VALUE
               Cash Flow Before Debt Service plus Property Resale
   Discounted Annually (End-point on Cash Flow & Resale) over a 10-Year Period

 For the    Discounted     Discounted Resale      Total          Total        Cash Flow        Resale
Discount     Cash Flow        @ 11% Cap        Discounted        Value      Contribution    Contribution
  Rates     Before Debt      Before Debt          Value         per SqFt     Before Debt     Before Debt
--------    -----------    -----------------   ----------       --------    ------------    ------------
  12.00%    $2,756,162       $1,823,232        $4,579,394        $61.01         60.19%         39.81%

                                         CORRELATION AND FINAL ESTIMATE OF VALUE
                                                  EXCLUDING WINN DIXIE VALUATION
================================================================================

Introduction:

      The three indications utilized in the appraisal of the subject property falls within an acceptable range. In the final analysis, the strengths and weaknesses of each approach must be considered and most weight must be given to the approach or approaches with the greatest quantity and quality of supporting data. Since market value is being sought,both approaches rely heavily upon supporting data from the marketplace.

Cost Approach:                              $4,550,000

Analysis:                                   The cost approach is most applicable
                                            when a property is new or proposed
                                            and represents the highest and best
                                            use of the site. Land values are
                                            documented in the marketplace and
                                            cost estimates are readily
                                            supported. The inherent weakness of
                                            this approach is that it gives no
                                            consideration to the
                                            income-producing capability of a
                                            property.

Analysis:                                   Given the actual age of the subject
                                            property relative to the recent
                                            renovation, estimation of remaining
                                            economic life is difficult.

Sales Comparison Approach:                  $4,600,000

General Description:                        The sales comparison approach is
                                            utilized in the valuation of the
                                            subject. The appraisal utilizes the
                                            best available and verifiable Single
                                            Tenant Community shopping center
                                            property sales located in the
                                            southeastern region of the country.
                                            This approach utilized two methods
                                            to estimate a value range for the
                                            subject - 1) sales price per square
                                            foot and 2) the gross income
                                            multiplier (GIM). The adjusted
                                            selling price per square foot of
                                            building area and GIM of each
                                            comparable is utilized in comparison
                                            to the subject property. After
                                            appropriate adjustments, these sales
                                            were generally similar to the
                                            subject in quality, design, location
                                            and age.

Analysis:                                   A sufficient quantity and quality of
                                            comparable sales was available to
                                            compare to the subject. Since the
                                            subject's most probable buyer is a
                                            regional or national investor, this
                                            approach is considered most
                                            reflective of a regional or
                                            nationally owned Community shopping
                                            center.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 179

                                         Correlation and Final Estimate of Value
                                                   Excluding Winn Dixie, Cont'd.
--------------------------------------------------------------------------------

Weighted Consideration:                     Significant

Income Capitalization Approach:             $4,600,000

General Description:                        The income capitalization approach
                                            involved the analysis of the
                                            existing rent as compared with
                                            market rent for the subject space.
                                            Additionally, a stabilized operating
                                            statement was developed. The net
                                            operating income was capitalized by
                                            the appropriate capitalization rate
                                            which was derived by sales
                                            comparison.

Analysis:                                   A sufficient quantity and quality of
                                            comparable rental and sale data was
                                            available to compare to the subject.
                                            Since the subject's most probable
                                            buyer is a regional or national
                                            investor, this approach is
                                            considered most reflective of a
                                            regional or nationally owned
                                            Community shopping center. This is
                                            considered a reasonable method of
                                            estimating value.

Weighted Consideration:                     Significant

Summary of Value Indications

      Cost Approach                                            $4,550,000
      Sales Comparison approach                                $4,600,000
      Income Capitalization Approach                           $4,600,000

Final Conclusions of Value

      The three approaches to value yield a very narrow value range and are highly supportive of each other. In view of the previous analyses, equal weight has been placed on the sales comparison approach and income capitalization approach. Thus, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, particularly assuming it has been sub-parceled and sold separate from the remainder of the shopping center, as of August 18, 1997, is estimated to be:

                    Four Million Six Hundred Thousand Dollars
                                  ($4,600,000)

Marketing Period

Analysis:                                   The appraisers are required to
                                            clearly state the estimated
                                            marketing period required for the
                                            sale of the subject property. As
                                            discussed in the Highest and Best
                                            Use Analysis, the subject property
                                            is


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 180

                                         Correlation and Final Estimate of Value
                                                   Excluding Winn Dixie, Cont'd.
--------------------------------------------------------------------------------

                                            generally well suited as a Single
                                            Tenant Community shopping center
                                            property. The property is located in
                                            a developed retail area with average
                                            income demographics. The property
                                            benefits from a long term lease to a
                                            good credit tenant. As evidenced in
                                            the sales comparison approach,
                                            several transactions have occurred
                                            within the past 12 months indicating
                                            buyer interest in the subject
                                            property type.

Conclusion:                                 Based on discussions with local
                                            brokers and other market evidence,
                                            it is the appraisers' opinion that
                                            an approximate 12 month period of
                                            time would be required to sell the
                                            property, if subjected to a typical
                                            marketing program and if the
                                            property were listed at a price
                                            based on the conclusion of value
                                            presented above.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 181

                                                                    APPRAISAL OF
                                             THE CHICOT CROSSING SHOPPING CENTER
                                                       ASSUMING A PORTFOLIO SALE
================================================================================


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 182

                                                                 INTRODUCTION TO
                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

Introduction

      This analysis is presented in a brief format in order that descriptions and analysis is not replicated from the previous section representing the appraisal report of the total shopping center. The following analysis relies heavily on the data and analysis previously presented and must remain a part of the total shopping center appraisal report to be fully understood by the reader.

      In addition to the appraisal of the subject previous market value estimate, the client has requested a value estimate assuming the subject property is part of a defined portfolio sale of 18 retail properties included in the client's loan package. Since all 18 properties are in the client's loan package, the portfolio valuation assumption requested is reasonable, particularly in assisting the client in the underwriting process. A summary of the 18 properties is provided as an exhibit to this report section.

      The reader should note that Huber & Lamb has only completed appraisals on seven of the properties, which include the following:

      1.  Brownsville Plaza
      2.  Hollywood Video, Paducah, KY
      3.  Delchamps Plaza
      4.  Chicot Crossing
      5.  One Main Place
      6.  Eckerds, Franklin, TN
      7.  Hollywood Video/Jiffy Lube, Franklin, TN

      The appraiser has been provided the rentrolls for the remaining 11 properties. Since the appraiser has not appraised or inspected the remaining 11 properties, it must be assumed that these 11 properties are at least the same general quality of investment as the six properties appraised by Huber & Lamb. We have had discussions with the appraiser of the remaining 11 properties, which tends to support this assumption.

      The only reliable technique and approach to value is considered to be the direct capitalization approach of the income capitalization approach to value. This is the only approach that can adequately address the financial issues involved in the specialized value requested.

Factors Effecting Portfolio Valuations

      The appraisers have had numerous conversations with institutional lenders, brokers and retail investors to determine if a portfolio purchase could have an effect on individual property overall rates as compared to the individual, non-portfolio sales of similar properties. The question presented to each was "Does a portfolio purchase have an effect on the overall rate as compared to individual property transactions?" The surveyed individuals included the following:


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 183

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

      Institutional Lenders:                Prudential Insurance, Vice President
                                            of Comptrollers and Valuation,
                                            Newark, NJ office

                                            New York Life, Regional Appraiser -
                                            Southeast Region

      Broker: Cushman & Wakefield, Atlanta - broker specializing in shopping center sales and portfolio transactions

      Investor:                             Highwoods REIT, Vice President -
                                            primarily office and industrial
                                            investor in the southeast region of
                                            the US

                                            Itochu International, New York
                                            Office Vice President - Japanese
                                            investor representative and
                                            consultant with significant
                                            background in portfolio investments
                                            and consultations

      The following summary of general factors effecting portfolio valuations represent the general consensus of the people surveyed.

      1.    Geographic Dispersion

            Portfolios with properties in the same geographical region are preferred. However, for retail portfolios, dispersion in various locations within the region is preferred to spread out the potential risks of swings in local economies and retail markets.

      2.    Quality of Properties in the Portfolio

            The people surveyed indicated this factor can have a significant effect on the portfolio valuation. If all properties are low quality, riskier properties, the portfolio overall rates could very well be higher than the overall rate for individual property sales. However, if the quality of properties is good (i.e., well anchored centers with 10+ year remaining terms, age, location within their markets), the portfolio overall rate will be positively effected as compared to the overall rate for individual property sales.

      3.    Total Dollar of Portfolio Investment

            Assuming favorable geographic dispersion and quality of properties, the total dollar amount of the portfolio investment must be large enough to attract investors that would be willing to pay a premium for overall investment. Those surveyed respondents that indicated a dollar amount indicated the total portfolio investment would probably have to exceed $25 million.

      All of the respondents generally indicated that their opinions are based on the current market conditions. One gave the example that the same scenario approximately five years ago, during a real estate recession, would probably yield a discount on value (i.e., a higher overall rate). However, current and recent market conditions over the past two years have been very strong.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 184

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

      Subject Portfolio Conclusion: The general portfolio was described to each person surveyed including type of shopping center, general locations, percentage of anchor, remaining term of anchors and potential minimum of total dollar investment for the 18 property portfolio. All of the persons surveyed indicated that based on the information provided, the subject portfolio appears to be a good quality investment portfolio based on the primary criteria previously described.

Surveyed Respondents Indication of Portfolio Effect on the OAR

      The respondents all tended to agree that, based upon the description of the subject portfolio, the overall rate of a portfolio purchase should have a positive effect as compared to the individual property overall rates. The institutional lender respondents tended to be more vague in their responses. The two respondents that appeared to have the most experience in this matter and provided more detailed responses were the Cushman & Wakefield broker and the Itochu investor/consultant. The most active portfolio buyers are currently Real Estate Investment Trusts (REITs); however, other national investor types such as pension funds, life companies and foreign investors are also active in portfolio purchases. The following summarizes their individual assessments.

Cushman & Wakefield Broker:                 The broker discussed potential
                                            effects on the overall rate in a
                                            broad and somewhat vague ranges. He
                                            indicated this was intentional
                                            because so many factors must be
                                            considered. One important factor is
                                            the motivation of the buyer.

                                            The broker indicated very generally
                                            that a portfolio purchase can
                                            definitely have a 25 basis point
                                            positive effect (i.e., reduction) on
                                            overall rates. If the portfolio
                                            ranks well in the quality of
                                            properties category previously
                                            discussed, it is the brokers opinion
                                            that the reduction in overall rate
                                            range is 50 basis points to about
                                            100 basis points.

Itochu Investor/Consultant:                 A true portfolio analysis truly
                                            consolidates the cash flows of all
                                            properties in the portfolio into one
                                            cash flow analysis. The consolidated
                                            cash flow analysis should probably
                                            yield an annual cash flow
                                            appreciation of 2% to 4%. This will
                                            accommodate the analysis of a true
                                            internal rate of return for the
                                            overall portfolio in total.

                                            The investor would be looking for a
                                            true internal rate of return of
                                            approximately 20% to 25%. Based on
                                            the description of the subject
                                            portfolio, a 20% internal rate of
                                            return would be the most probable
                                            targeted rate. The analysis would be
                                            based upon a hypothetical "loan" at
                                            an interest rate reflective of
                                            alternative cost of funds. This
                                            could be either 130+/- basis points
                                            above 10 year treasuries or 175+/-
                                            basis points above LIBOR.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 185

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

                                            Based on the respondents experience,
                                            this will probably have an
                                            approximately 50+/- to 100+/- basis
                                            point reduction in the overall rate
                                            as compared to individual property
                                            overall rates.

                                            Since the appraisers did not
                                            appraise all 18 properties in the
                                            subject portfolio, we have applied
                                            these criteria to the individual
                                            subject property cash flow. The
                                            implied alternative cost of funds,
                                            or hypothetical interest rate range
                                            equates to 7% to 7.5% and the
                                            hypothetical loan was derived based
                                            upon a 1.15 debt coverage ratio.
                                            This discounted cash flow analysis
                                            values under these two scenarios
                                            ranged from 8.80% to 9.13%. This
                                            compares to the original individual
                                            property sale valuation overall rate
                                            of 10.00%. Thus, a 100 basis point
                                            reduction appears to be justified.

Conclusion

      Obviously, it is difficult to utilize matched pairs comparison to determine the effect of portfolio investments on the overall rate because it can be highly subjective what the overall rate should have been assuming properties sold on an individual basis. Therefore, the appraiser had to rely on the opinions of real estate professionals experienced in this type of transaction. All persons surveyed suggested that a portfolio similar in quality to the subject portfolio should generate a lower overall rate than the overall rate assuming the properties sold individually. The two most reliable sources tended to suggest ranges of a 50+ to 100+/- basis point lower overall rate on a portfolio sale. Only one source provided a solid mathematical calculation to estimate the overall rate range. Based on the previous analysis, the most probable effect on the subject's overall rate is a 100 basis point reduction of the original individual property sale valuation overall rate of 10.00%, or 9.00%.

      The Stabilized Operating Statement net operating income utilized in the following calculation is the same as the original net operating income presented earlier in this report.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 186

                                            Portfolio Sale Market Value Estimate
--------------------------------------------------------------------------------

                             Estimated Subject Value
                            Assuming a Portfolio Sale

          ==========================================================
                    NOI          /      OAR      =    Value Estimate
          ----------------------------------------------------------
                 $784,990        /     9.00%     =      $8,722,109
          ----------------------------------------------------------

          ----------------------------------------------------------
          Portfolio Sale Value Estimate                 $8,720,000
          ==========================================================

Final Conclusions of Assumed Portfolio Sale Value

      In view of the previous analyses, the market value of the subject property, contingent to the Assumptions and Limiting Conditions presented herein, and particularly assuming the subject is part of a sale of the defined portfolio of properties, as of August 18, 1997, is estimated to be $8,720,000.

      Special Limiting Condition: The reader is reminded that the a true portfolio valuation typically derives a value estimate based on the combined cash flows of all properties within the portfolio. The total value estimate is sometimes allocated to individual properties within the portfolio and sometimes not allocated. As a result, portfolio valuation can have varying effects on individual property values within the portfolio to a minor degree in a positive or negative direction. The estimated subject portfolio sale value represents the most probable overall effect on the subject property value, within reasonable parameters, and in conjunction with the overall portfolio, given the information available and stated herein.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 187

                                           PORTFOLIO SALE MARKET VALUE ESTIMATES
================================================================================

NOM Shopping Center Portfolio Summary

                                                                                                                       Years
Name                     Location         Size (GLA)   Anchor          Anchor Size (GLA)    % Anchor  Expiration   Remaining
----                     --------         ----------   ------          -----------------    --------  ----------   ---------
Brownsville Place        Brownsville, TN     76,762    Wal-Mart                   54,962      71.6%      4/17/10          13   54962

Greenbrier Station       Anniston, AL        62,540    Winn Dixie                 44,900      71.8%      1/28/17          20
                                                       Revco Drugs                 9,240      14.8%      1/31/12          15
                                                                                 -------     -----
                                                       Total Anchor               54,140      86.6%                            54140

59 West                  Bessemer, AL        95,591    Winn Dixie                 44,090      46.1%     07/31/16
                                                       Drugs For Less             18,000      18.8%      8/31/11
                                                                                 -------     -----
                                                       Total Anchor               62,090      65.0%                            62090

Clanton Marketplace      Clanton, AL         57,150    Winn Dixie                 35,000      61.2%      3/10/13          16
                                                       Harco Drugs                 8,450      14.8%      3/20/06           9
                                                                                 -------     -----
                                                       Total Anchor               43,450      76.0%                            43450

Betts Crossing           Opelika, AL         58,400    Winn Dixie                 44,000      75.3%      12/1/16          19   44000

Opp Marketplace          Opp, AL             25,350    B.C. Moore                 16,900      66.7%       8/2/06           9
                                                       Harco                       8,450      33.3%     11/15/08          11
                                                                                 -------     -----
                                                       Total Anchor               25,350     100.0%                            25350

Russell Crossing         Phenix City, GA     72,312    Winn Dixie                 45,500      62.9%      12/7/08          11
                                                       Big B Drugs                 9,000      12.4%     11/28/03           6
                                                                                 -------     -----
                                                                                  54,500      75.4%                            54500

Parker Shopping Center   Pensacola, FL       68,680    Winn Dixie                 44,000      64.1%      6/25/17          20
                                                       Scotty's                   19,880      28.9%      2/28/06           9
                                                                                 -------     -----
                                                                                  63,880      93.0%                            63880

The Y                    Panama City,        64,848    Winn Dixie                 46,422      71.6%     11/30/14          17
                                                       Eckerd Drugs               10,354      16.0%      7/28/09          12
                                                                                 -------     -----
                                                                                  56,776      87.6%                            56776

29 North                 Pensacola           58,040    Winn Dixie                 44,000      75.8%     11/30/17          20
                                                       Big B                       9,240      15.9%     11/30/12          15
                                                                                 -------     -----
                                                                                  53,240      91.7%                            53240

Nine Mile Plaza          Pensacola          191,787    Winn Dixie                 46,372      24.2%     08/29/06           9
                                                       Eckerds                     8,640       4.5%     09/30/05           8
                                                       TJX                        78,000      40.7%     10/31/12          15
                                                                                 -------     -----
                                                                                 133,012      69.4%                           133012

Hollywood Video          Paducah, KY          7,488    Hollywood Video             7,488     100.0%     09/26/12          15

Mandeville Marketplace   Mandeville, LA      77,785    Winn Dixie                 53,986      69.4%      9/30/16          19
                                                       FNBC                       10,500      13.5%      9/11/03           6
                                                                                 -------     -----
                                                                                  64,486      82.9%                            64486

Delchamps Plaza          Long Beach, MS      62,859    Delchamps                  35,059      55.8%      7/31/09          12
                                                       Big B Drugs                 9,000      14.3%      7/31/99           2
                                                                                 -------     -----
                                                                                  44,059      70.1%                            44059

Chicot Crossing          Pascagoula, MS     122,360    Winn Dixie                 47,300      38.7%      3/24/16          19
                                                       Harco                      10,125       8.3%      1/31/11          14
                                                       Goody's                    27,435      22.4%      3/31/06           9
                                                                                 -------     -----
                                                                                  84,860      69.4%                            84860

One Main Place           Pascagoula, MS      68,566    Brunos (Food World)        47,802      69.7%      4/30/13          16
                                                       Big B/Revco                10,064      14.7%      8/31/05           8
                                                                                 -------     -----
                                                                                  57,866      84.4%                            57866

Hollywood Video/Jiffy Lu  Franklin, TN        9,305    Hollywood Video             7,488      80.5%      8/31/13          15
                                                       Jiffy Lube                  1,817      19.5%      8/31/05          20
                                                                                 -------     -----
                                                                                   9,305     100.0%                             9305

Eckerd                   Franklin, TN        10,908    Eckerd                     10,908     100.0%     11/30/17          20   10908
                                          ---------                              -------     -----
Total Portfolio GLA                       1,190,731                              916,884      77.0%                       13 916,884

  No. of Properties                              18


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 188

                                         CERTIFICATION OF VALUE - PORTFOLIO SALE
================================================================================

We certify that, to the best of our knowledge and belief,...

1.    The statements of fact contained in this report are true and correct.

2. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

3. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

4. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of subsequent event.

5. Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice published by the Appraisal Foundation and the Standards of Professional Practice of the Appraisal Institute.

6. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

7. As of the appraisal date, James E. Lamb, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

8. Craig A. Johnson made a personal inspection of the property that is the subject of this report. James E. Lamb, MAI did not inspect the subject property.

9. No one provided significant professional assistance to the person(s) signing this report.

10. This appraisal assignment was not based on a requested minimum valuation, a specific valuation, or the approval of a loan.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 189

--------------------------------------------------------------------------------

11.   Market Value of Shopping Center Assuming Portfolio Sale

      The market value of the leased fee interest in the subject property, subject to the Assumptions and Limiting Conditions stated herein, particularly assuming the subject is sold as part of the 18 property portfolio described in the attached report, as of August 18, 1997 is estimated to be:

               Eight Million Seven Hundred Twenty Thousand Dollars
                                  ($8,720,000)


/s/ James E. Lamb                                 /s/ Craig A. Johnson

James E. Lamb, MAI                                Craig A. Johnson
Review Appraiser                                  Associate Appraiser
State Certified General Real Estate Appraiser     State Certified General
Licensee #CG-557 (Tennessee)                        Real Estate Appraiser
                                                  Licensee #TG-431 (Mississippi)


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 190

                                                       SUMMARY OF QUALIFICATIONS
                                                              JAMES E. LAMB, MAI
================================================================================

Education

Attended the University of North Alabama, Fall 1977 through Spring 1979. Graduate of the University of Mississippi, BBA Banking and Finance, May, 1981; MBA Finance, August, 1982.

Professional Affiliations

The Appraisal Institute, The Volunteer State Chapter, MAI Designation - Certification No. 8254. Continuing education completion status - through December 31, 1997

The National Association of Realtors, Member; local affiliation - Nashville Board of Realtors.

State Certifications

State of Tennessee Certified General Real Estate Appraiser - Licensee #CG-557

Accredited Appraisal Courses
  The Appraisal Institute:

     Course    101    Introduction to Appraising Real Property
     Course    1A-1   Real Estate Appraisal Principles
     Course    1A-2   Basic Valuation Procedures
     Course    1B-A   Capitalization Theory and Techniques, Part A
     Course    1B-B   Capitalization Theory and Techniques, Part B
     Course    2-1    Case Studies In Real Estate Valuation
     Course    2-2    Valuation Analysis and Report Writing
     Course           Standard of Professional Practice, Part A
     Course           Standard of Professional Practice, Part B
     Seminar          Hazardous Materials in Real Property
     Seminar          Persuasive Styles in Narrative Report Writing
     Seminar          Advanced Income Capitalization Overview

  Other

     Real Estate Principles
     Real Estate Finance
     Commercial and Investment Real Estate
     Project Seminar

Professional Exchange to Foreign Countries

Participated as a delegate of People to People International's Citizuen Ambassador Program Real Estate Delegation to Russia and Lithuania. Discussions focused on the privatization of real estate in these countries as they converted real estate ownership from the government to the private sector. Issues specific to this process included real estate law fundamentals, real estate tax issues, real estate valuation and attracting foreign real estate investment.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 191

                                                       Summary of Qualifications
                                                              James E. Lamb, MAI
--------------------------------------------------------------------------------

Professional Experience

Appraisal experience includes retail, industrial, office, multi-family, mixed-use land developments and special-purpose properties. Special-purpose property assignments include hotels, manufacturing facilities, restaurants, right-of-ways and retirement facilities. Appraisals have been utilized for mortgage loans, eminent domain, feasibility analyses, gift and estate tax, and corporate management decisions.

Expert Witness

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee, East Tennessee and West Tennessee federal bankruptcy courts. Also, Mr. Lamb has qualified as an expert in federal bankruptcy court in Pennsylvania (Philadelphia) and Georgia (Atlanta).

Mr. Lamb has appeared before an Administrative Judge for the State of Tennessee State Board of Equalization.

Employment History

Currently employed with Huber & Lamb Appraisal Group, Inc., and is a principle in the company. Mr. Lamb is the principle in charge of the commercial real estate division of the company and is the managing partner of the firm.

Previously employed as Vice President and primary MAI with Dengel, Lamb & Huber prior to purchasing the assets and operations of DLH in October 1991.

Previously employed by Crosson Dannis, Inc., a Dallas, Texas appraisal firm from March 1983 through June 1987 as a staff appraiser.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 192

                                                       SUMMARY OF QUALIFICATIONS
                                                                CRAIG A. JOHNSON
================================================================================

Education

Attended Lincoln Land Community College of Springfield, Illinois 1973 through
1975

Professional affiliations

       International Association of Assessing Officers
       Certified Illinois Assessing Officer
       Registered Agent with the Tennessee State Board of Equalization Licensed Certified General Appraiser with the Tennessee State Board of Real Estate Appraisers
       Institute of Property Taxation

       State of Tennessee Certified General Real Estate Appraiser -
            Licensee #CG-1200

Appraisal Courses

       International Association of Assessing Officers:
          Fundamentals of Real Property Appraisal
          Income Approach Valuation
          Development and Analysis of Narrative Appraisal
          Reports
          Assessment Administration
          Valuation of Machinery and Equipment

       Appraisal Institute
          Capitalization Theory and Techniques, Part A
          Industrial Valuation
          Standards of Professional Practice, Part A

       Illinois Property Assessment Institute
          I-A  Rural and Residential Workshop (1978)
          I-A  Rural and Residential Workshop (1980)
          Basic Assessment Practices
          Masters-Cost, Market & Income Approaches to Value
          Assessment Procedures and the Law
          Adventures in Appraising & Real Estate Investment
          Analysis

Professional Experience

Currently employed with Huber & Lamb Appraisal Group, Inc. as an Associate Appraiser.

Appraisal experience includes industrial, agricultural, multi-family, hotel/motel, urban renewal and special properties in 33 states throughout the nation. Appraisals have been utilized in tax assessment and tax consultation, loan application, relocation, urban renewal, legal purposes and condemnation.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 193

                                                                Craig A. Johnson
--------------------------------------------------------------------------------

Expert Witness

Qualified as an expert witness in several real estate court cases. Court appearances have been in Middle Tennessee federal bankruptcy court.

Employment History Summary

Hollingsworth Group, Inc., in Nashville, Tennessee as an Executive Vice President, specializing in running daily operations of appraisal, real and personal property tax consulting firm.

Property Assessment Advisers, Inc., in Chicago, Illinois as a Tax Consultant, specializing in personal and real property taxes, appeals, filing returns and negotiating reductions.

DuCharme, McMillen & Associates, Inc., in Fort Wayne, Indiana as a Senior Staff Appraiser specializing in commercial and industrial narrative appraisals.

Charles R. Johnson, MAI, in Springfield, Illinois as an Associate Appraiser specializing in residential and commercial narrative appraisals.

Illinois Department of Revenue, in Springfield Illinois as Staff Appraiser specializing in commercial and industrial narrative appraisals.

Sangamon County Supervisor of Assessments Office, in Springfield, Illinois specializing in real estate appraisals.


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 191

                                                                Craig A. Johnson
--------------------------------------------------------------------------------

---------------------------------
MISSISSIPPI REAL ESTATE APPRAISER
LICENSING AND CERTIFICATION BOARD         APPRAISER

                                          Name:  CRAIG ALAN JOHNSON
CRAIG ALAN JOHNSON
                                          Address: 109 WESTPARK DRIVE
CERTIFIED GENERAL APPRAISER                        SUITE 320
TG-431                                             BRENTWOOD, TN  37027
        08/19/97 - 11-16-97
                                          Licensing state: TENNESSEE
/s/ [ILLEGIBLE]
---------------------------------         License Number CG-1200
         [ILLEGIBLE]

                                          /s/ Craig A. Johnson
                                          -----------------------------------
                                          Signature of Appraiser


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 195

                                                                         ADDENDA
================================================================================

Contents

Exhibit 1        Subject Metes & Bounds Description
Exhibit 2        Discounted Cash Flow Supporting Schedules
Exhibit 3        Historical & Supporting Operating Statement Data
Exhibit 4        Winn Dixie Parcel Legal Description
Exhibit 5        Insurable Value of the Total Center


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 196

                                                                       Exhibit 1
                                              Subject Metes & Bounds Description
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 197

                       SUGGESTED LEGAL DESCRIPTION

COMMENCING AT THE NW CORNER OF SECTION 6, T8S, R5W, JACKSON COUNTY, MISSISSIPPI. THENCE S 89(degrees) 40' 38" E 215.00' FEET ALONG THE NORTH BOUNDARY OF SAID
SECTION 6; THENCE S 41(degrees) 16' 52" E 600.00' FEET TO THE INTERSECTION OF THE EAST MARGIN OF CHICOT RD. AND THE SOUTH MARGIN OF SHORTCUT RD; THENCE S 41(degrees) 16' 52" E 790.00' FEET ALONG THE EAST MARGIN OF CHICOT RD. TO THE POINT OF BEGINNING.

THENCE N 53(degrees) 45' 12" E FOR A DISTANCE OF 929.57' TO A POINT;

THENCE S 36(degrees) 15' 8" E FOR A DISTANCE OF 330.22' TO A POINT;

THENCE S 0(degrees) 21' 37" E FOR A DISTANCE OF 132.00' TO A POINT;

THENCE S 36(degrees) 15' 15" E FOR A DISTANCE OF 248.12' TO A POINT;

THENCE S 53(degrees) 46' 59" W FOR A DISTANCE OF 150.09' TO A POINT;

THENCE S 36(degrees) 13' 37" E FOR A DISTANCE OF 148.06' TO A POINT ON THE NORTH MARGIN OF HWY 90;

THENCE S 53(degrees) 47' 59" W FOR A DISTANCE OF 329.52' ALONG THE NORTH MARGIN OF HWY 90 TO A POINT;

THENCE N 41(degrees) 1' 43" W FOR A DISTANCE OF 149.87' T0 A POINT;

THENCE S 53(degrees) 46' 31" W FOR A DISTANCE OF 99.98' TO A POINT;

THENCE N 41(degrees) 6' 24" W FOR A DISTANCE OF 50.03' TO A POINT;

THENCE S 53(degrees) 45' 53" W I FOR A DISTANCE OF 200.06' TO A POINT ON THE EAST MARGIN OF CHICOT ROAD;

THENCE N 41(degrees) 38' 34" W FOR A DISTANCE OF 249.84' ALONG THE EAST MARGIN OF CHICOT ROAD TO A POINT;

THENCE N 53(degrees) 23' 34" E FOR A DISTANCE OF 120.85' TO A POINT;

THENCE N 11(degrees) 18' 10" W FOR A DISTANCE OF 271.26' TO A P0INT;

THENCE S 72(degrees) 17' 26" W FOR A DISTANCE OF 277.92' TO A POINT ON THE EAST MARGIN OF CHICOT ROAD;

THENCE N 41(degrees) 4' 7" W FOR A DISTANCE OF 50.17' ALONG THE EAST MARGIN OF CHICOT ROAD BACK TO THE POINT OF BEGINNING.

SAID PROPERTY CONTAINING 13.20 ACRES MORE OR LESS


                                     W _______________________________________

                                     G _______________________________________


                                       _______________________________________

                                       _______________________________________

                                       _______________________________________
This is for the first property
purchased, not what is drawn on this
plan

                                                                       Exhibit 2
                                       Discounted Cash Flow Supporting Schedules
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 198

File          : chicot_c          Chicot Crossing Shopping Cente   Time : 3:04pm
Property Type : Retail            3419 - 3517 Denny Avenue/US-90   Ref# : AAA
Portfolio     : Merrill Lynch      Pascgoula, Mississippi 39581    Page : 5
                Mortgage Capital     PROPERTY SUMMARY REPORT

TIMING & INFLATION
  Analysis Period:                August 1, 1997 to July 31, 2007; 10 years
  Inflation Method:               Fiscal
  General Inflation Rate:         3.00% for 2 years
                                  4.00% thereafter

PROPERTY SIZE & OCCUPANCY
  Property Size:                  122,360 Square Feet
  Alternate Size:                 76,060 Square Feet
  Number of rent roll tenants:    11
  Total Occupied Area:            113,760 Square Feel, 92.97%, during first
                                  month of analysis

SPACE ABSORPTION
  Retail - Vacant Space           2,400 Square Feet, leasing from 8/97 to 8/97
                                  1 lease per month, 2,400 SqFt per lease

  Warehouse Vacant                8,600 Square Feet, leasing from 11/97 to 11/97
                                  1 lease per month, 8,600 SqFt per lease

GENERAL VACANCY
  Method:                         Percent of Revenue
  Excludes Tenant Group:          Anchors
  Amount:                         7.00%

PROPERTY PURCHASE & RESALE
  Purchase Price:                 --
  Resale Method:                  Capitalize Net Operating Income
  Cap Rate:                       10.50%
  Cap Year:                       Year ll
  Commission/Closing Cost:        4.00%
  Net Cash Flow from Sale:        $8,617,746

PRESENT VALUE DISCOUNTING
  Discount Method:                Annually (End-point on Cash Flow & Resale)
  Unleveraged Discount Rate:      11.00%
  Unleveraged Present Value:      $7,672,628 at 11.00%

File          : chicot_c          Chicot Crossing Shopping Cente   Time : 3:05pm
Property Type : Retail            3419 - 3517 Denny Avenue/US-90   Ref# : AAA
Portfolio     : Merrill Lynch      Pascgoula, Mississippi 39581    Page : 1
                Mortgage Capital        Input Assumptions

PROPERTY DESCRIPTION                               PROPERTY TIMING
  Name:            Chicot Crossing Shopping Cente    Analysis Start Date:   8/97
  Address:         3419-3517 Denny Avenue/US-9O      First Year Ends:       7/98
  City             Pascgoula                         Years of Analysis:     10
  State:           Mississippi
  Zip:             39581
  Portfolio:       Merrill Lynch Mortgage Capital
  Property Type:   Retail

                 Ares Measures
               Label          Area
             ----------------------
             Property Size   122360
             Alt. Prop. Size  75060
             Net Rentable    122360
             Excluding Winn   75060



GENERAL INFLATION
  Inflation Method:              Fiscal
  Reimbursement Method:          Calendar reimbursement using fiscal inflation

      Year 1     Year 2     Year 3     Year 4     Year 5     Year 6    Year 7     Year 8    Year 9    Year 10    Year 11   Year 12
Rate:      0          3          3          4          4          4         4          4         4          4          4         4


OVERALL INFLATION RATES

Miscellaneous Revenues inflation
      Year 1     Year 2     Year 3     Year 4     Year 5     Year 6    Year 7     Year 8    Year 9    Year 10    Year 11   Year 12
Rate:                 0          6          4          4          4         4          4         4          4          4         4


MISCELLANEOUS REVENUES

Name                            Acct Code         Amount  Units      Area          Frequency       %Fixed     Inflation    Ref Acct
----------------------------    ---------         ------  -----      ----          ---------       ------     ---------    --------
   MCI Communications                              5,400  $Amount                    /Year            100


REIMBURSABLE EXPENSES

Name                            Acct Code         Amount  Units      Area          Frequency       %Fixed     Inflation    Ref Acct
----------------------------    ---------         ------  -----      ----          ---------       ------     ---------    --------
   Management Fee:                                   2.5  %ofEGR
   Real Estate Taxes:                         0.41891958  $/Area     Property Size   /Year            100
   Property Insurance:                               0.1  $/Area     Property Size   /Year            100
   CAM - Common Area Maintenance:                    0.2  $/Area     Property Size   /Year            100

   Gross Up for Reimbursement: No


NON-REIMBURSABLE EXPENSES

Name                            Acct Code         Amount  Units      Area          Frequency       %Fixed     Inflation    Ref Acct
----------------------------    ---------         ------  -----      ----          ---------       ------     ---------    --------
   Administration:                                  0.01  $/Area     Property Size   /Year            100
   Reserves:                                         0.1  $/Area     Excluding Winn  /Year            100

GENERAL VACANCY
Option: Percent of Revenue from all Tenants Except:
Percent Based on Revenue Minus Absorption and Turnover Vacancy: No
Reduce General Vacancy Result by Absorption & Turnover Vacancy: Yes
Rate: 7
Excluded Tenant Group: Anchors
                                                        (continued on next page)

File          : chicot_c          Chicot Crossing Shopping Cente   Time : 3:05pm
Property Type : Retail            3419 - 3517 Denny Avenue/US-90   Ref# : AAA
Portfolio     : Merrill Lynch      Pascgoula, Mississippi 39581    Page : 2
                Mortgage Capital        Input Assumptions
                                  (continued from previous page)

RENT ROLL

     Tenant Name/                Lease     Total   Start    Term/   Base/Min   Unit of   Rent  Rtl   Reimbur-        Rent   Leasing
No.  Description          Suite  Type       Area   Date     Expir       Rent   Measure   Chng  Sls    sements    Abatemnt    Cost
---  ------------------   -----  ------  -------  --------  -----  ---------  ---------  ----  ---  ---------  -----------  --------
 1   Winn - Dixie         1      Retail   47,300     4/96    3/96        6.4  $/SqFt/Yr             Triple-Net
 2   Harco                2      Retail   10,125     2/96    1/11          7  $/SqFt/Yr             Triple-Net
 3   Carport              3      Retail    8,100     1/96    2/01       3.58  $/SqFt/Yr             Triple-Net
 4   It's Fashion         4      Retail    3,000     2/96    1/01        9.5  $/SqFt/Yr             Triple-Net
 5   Cato                 5      Retail    5,000     2/96    1/01        9.5  $/SqFt/Yr             Triple-Net
 6   Goody's              6      Retail   27,435     4/96    3/06        6.8  $/SqFt/Yr             Triple-Net
 7   Sally Beauty         7      Retail    1,540    10/95    9/00       12.3  $/SqFt/Yr             Triple-Net
 8   Olan Mills           8      Retail    1,240     6/97    5/02       4.35  $/SqFt/Yr             Triple-Net
 9   Rehability           9      Retail    4,800    12/96    1/00      11.38  $/SqFt/Yr                    Net
10   Kentucky Financial   10     Retail    1,620     5/96    6/01     Detail                        Triple-Net
11   H & R Block          13     Retail    1,200     1/97    5/02         12  $/SqFt/Yr             Triple-Net


     Tenant Name/         Market           Upon         Rnwl   More/
No.  Description          Leasing          Expiration   Prob   Notes
---  ------------------   ---------------  -----------  ----   -----
 1   Winn - Dixie         Winn - Dixie     Market
 2   Harco                Harco            Market
 3   Carport              Carport          Market
 4   It's Fashion         >2999 SF <5000   Market
 5   Cato                 >2999 SF <5000   Market
 6   Goody's              Goody's          Market
 7   Sally Beauty         <3000 SF         Market
 8   Olan Mills           <3000 SF         Market
 9   Rehability           >2999 SF <5000   Market
10   Kentucky Financial   <3000 SF         Market
11   H & R Block          <3000 SF         Market


       Detail Base Rent
      Kentucky Financial

  Date       Amount    Unit
--------   -------------------
  5/96       11.25  $/SqFt/Yr
  5/00        11.5  $/SqFt/Yr

SPACE ABSORPTION

     Space                 Lease     Total   Date     Begin     #/Size   Crte     Term/   Base/Min   Unit of   Rent  Rtl   Reimbur-
No.  Description           Type       Area   Avail    Lsng      Leases   Lses     Expir       Rent   Measure   Chng  Sls    sements
---  --------------------  ------  -------  -------  --------  --------  -------  -----  ---------  ---------  ----  ---  ---------
 1   Retail - Vacant Spac  Retail    2,400    8/97     8/97          1   Mon        4           12  $/SqFt/Yr                   Net
 2   Warehouse Vacant      Retail    8,600    8/97    11/97          1   Mon        1            3  $/SqFt/Yr                   Net


     Space                       Rent   Lsg  Market           Upon         Rnwl   Mre/
No.  Description            Abatement   Cst  Leasing          Expiration   Prob   Nts
---  --------------------  -----------  ---  -----------      -----------  ----   ----
 1   Retail - Vacant Spac                    <3000 SF         Market
 2   Warehouse Vacant                        Warehouse Space  Market


Tenant Groups

Group: Anchors
  Winn - Dixie                1
  Harco                       2
  Goody's                     6

DETAILED REIMBURSEMENT METHODS

Category: Triple-Net

Reimbursement       Reimbursement                           Pro-    Area             Area    Reimburse     Charg-    Reimb.    Min.
Expenses            Method                       Amount     rata    Measure         Minimum  After         able %   Minimum   Growth
-----------------   -------------------------   --------   -------  --------------  -------  ------------  ------   -------   ------
Management Fee:     Not Reimbursed (Exclude)
Real Estate Taxes:  Net (Pays Pro Rata Share)              Natural  Property Size                             100
Property Insurance: Net (Pays Pro Rata Share)              Natural  Property Size                             100
CAM - Common Area   Net (Pays Pro Rata Share)              Natural  Property Size                             100
Group               Not Available


Reimbursement       Reimb.    Max      % Rent
Expenses             Max     Growth    Offset
-----------------   ------   ------    ------
Management Fee:
Real Estate Taxes:
Property Insurance:
CAM - Common Area
Group


Number of terms to apply method: 1
Gross up Expenses: Global

File          : chicot_c          Chicot Crossing Shopping Cente   Time : 3:05pm
Property Type : Retail            3419 - 3517 Denny Avenue/US-90   Ref# : AAA
Portfolio     : Merrill Lynch      Pascgoula, Mississippi 39581    Page : 3
                Mortgage Capital        Input Assumptions
                                  (continued from previous page)

MARKET LEASING ASSUMPTIONS

                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
Category: Winn - Dixie
   Renewal Probability                                  75
   Market Rent                      6.40              6.40
   Months Vacant                       4                 0
   Tenant Improvements              3.00              1.00
   Leasing Commissions                 4                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        5


Category: Harco
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  75
   Market Rent                      7.00              7.00
   Months Vacant                       4                 0
   Tenant Improvements              2.00              1.00
   Leasing Commissions                 4                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        5


Category: Carport
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  75
   Market Rent                      3.58              3.58
   Months Vacant                       4                 0
   Tenant Improvements              2.00              1.00
   Leasing Commissions                 5                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        5


Category: Goody's
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  75
   Market Rent                      6.80              6.80
   Months Vacant                       4                 0
   Tenant Improvements              2.00              1.00
   Leasing Commissions                 5                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        5

                            (continued on next page)

File          : chicot_c          Chicot Crossing Shopping Cente   Time : 3:05pm
Property Type : Retail            3419 - 3517 Denny Avenue/US-90   Ref# : AAA
Portfolio     : Merrill Lynch      Pascgoula, Mississippi 39581    Page : 4
                Mortgage Capital        Input Assumptions
                                  (continued from previous page)


Category: <3000 SF
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  75
   Market Rent                     12.00             12.00
   Months Vacant                       4                 0
   Tenant Improvements              3.00              1.00
   Leasing Commissions                 5                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        4


Category: Warehouse Space
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  50
   Market Rent                      3.00              3.00
   Months Vacant                       4                 0
   Tenant Improvements              0.00              0.00
   Leasing Commissions                 5                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        4


Category: >2999 SF <5000
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  75
   Market Rent                      9.50              9.50
   Months Vacant                       4                 0
   Tenant Improvements              3.00              1.00
   Leasing Commissions                 5                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        5


Category: >5000 SF
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  75
   Market Rent                      7.00              7.00
   Months Vacant                       4                 0
   Tenant Improvements              3.00              1.00
   Leasing Commissions                 5                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        5

                            (continued on next page)

File          : chicot_c          Chicot Crossing Shopping Cente   Time : 3:05pm
Property Type : Retail            3419 - 3517 Denny Avenue/US-90   Ref# : AAA
Portfolio     : Merrill Lynch      Pascgoula, Mississippi 39581    Page : 5
                Mortgage Capital        Input Assumptions
                                  (continued from previous page)


Category: Rehability
                              New Market       Renewal Mkt      Term 2      Term 3      Term 4
   Renewal Probability                                  75
   Market Rent                     12.00             12.00
   Months Vacant                       4                 0
   Tenant Improvements              3.00              1.00
   Leasing Commissions                 5                 2
   Rent Abatements                     0
NON-WEIGHTED ITEMS
   Rent Changes                       No
   Retail Sales                       No
   Reimbursements                    Net
   Term Lengths                        4

PROPERTY RESALE
Inital Purchase Price:        0
Option:                       Capitalize Net Operating Income
Cap Rate:                     0.105
Resale Commission (%):        4
Apply Rate to following year income:  Yes
Calculate Resale for All Years:  No

                           PRESENT VALUE DISCOUNTING
                           Unleveraged Discount Range
                               Low Discount Rate:         11
                           Discount Method: Annually (End-point on Cash Flow
                                              & Resale)

                                                                       Exhibit 3
                                Historical & Supporting Operating Statement Data
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 199

                            1997 EXPENSE PROJECTIONS
                            NEWTON OLDACRE MCDONALD

--------------------------------------------------------------------------------------------------------------------------
ITEM                               Anniston      Beck & 23rd     Bessemer      Brownsville    Cantonment      Clanton
==========================================================================================================================
                                    NOTE 1          NOTE 1        NOTE 1                        NOTE 1
--------------------------------------------------------------------------------------------------------------------------
GLA'S (Sq.Ft.)                        82,840         56,900         95,591         76,762         58,040         56,550
--------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)        18,640         12,900         51,591                        14,040         11,050
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
EXPENSES:
--------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
--------------------------------------------------------------------------------------------------------------------------
Utilities                                                                       (1,548.91)                    (3,214.07)
--------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                                                        (10,970.00)                    (7,652.50)
--------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Areas                                                        (1,200.00)                    (1,330.00)
--------------------------------------------------------------------------------------------------------------------------
Light Repairs                                                                                                   (356.11)
--------------------------------------------------------------------------------------------------------------------------
Landscaping                                                                     (9,732.00)                   (11,874.00)
--------------------------------------------------------------------------------------------------------------------------
Other CAM                         (31,105.80)    (14,998.84)    (47,317.55)                   (22,594.97)
--------------------------------------------------------------------------------------------------------------------------
  CAM TOTALS                      (31,105.80)    (14,998.84)    (47,317.55)    (23,450.91)    (22,594.97)    (24,426.68)
--------------------------------------------------------------------------------------------------------------------------
  (CAM EXPENSES/SF)             $     0.4950   $     0.2636   $     0.4950   $     0.3055   $     0.3893   $     0.4319
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
--------------------------------------------------------------------------------------------------------------------------
  (Estimated @ $.10/SF)            (1,884.00)     (1,290.00)     (5,159.10)     (7,676.20)     (1,404.00)     (1,105.00)
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
--------------------------------------------------------------------------------------------------------------------------
  Real Estate Taxes               (26,392.80)    (15,032.98)    (40,148.22)    (34,372.00)    (29,687.46)    (18,245.60)
--------------------------------------------------------------------------------------------------------------------------
  (RE TAX/SF)                   $     0.4200   $     0.2642   $     0.4200   $     0.4476   $     0.5115   $     0.3226
--------------------------------------------------------------------------------------------------------------------------
  Insurance                        (5,341.40)    (11,949.00)     (8,125.24)     (3,700.00)     (6,384.40)     (4,800.00)
--------------------------------------------------------------------------------------------------------------------------
  (INSURANCE/SF)                $     0.0850   $     0.2100   $     0.0850   $     0.0482   $     0.1100   $     0.0849
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
--------------------------------------------------------------------------------------------------------------------------
  Management Fees                 (19,718.80)    (13,992.00)    (33,125.00)    (13,788.88)    (18,520.40)    (18,969.40)
--------------------------------------------------------------------------------------------------------------------------
  Other Administrative Exp.          (200.00)       (200.00)       (200.00)       (200.00)       (200.00)       (200.00)
--------------------------------------------------------------------------------------------------------------------------
  TOTAL ADMIN. EXPENSES           (19,918.80)    (14,192.00)    (33,325.00)    (13,988.88)    (18,720.40)    (19,169.40)
--------------------------------------------------------------------------------------------------------------------------
  (ADMIN. EXPENSES/SF)          $     0.3170   $     0.2494   $     0.3486   $     0.1822   $     0.3225   $     0.3390
--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                  $  84,642.80   $  57,462.82   $ 134,075.11   $  83,187.99   $  78,791.23   $  67,746.88
==========================================================================================================================

--------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $     1.3470   $     1.0099   $     1.4026   $     1.0837   $     1.3575   $     1.1960
--------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------
ITEM                             Long Beach    Mandeville     Nine Mile       One Main       Oppellica        Opp
=========================================================================================================================
                                                                 NOTE 1                         NOTE 1
-------------------------------------------------------------------------------------------------------------------------
GLA'S (Sq.Ft.)                       52,859         77,823       164,534          68,566         58,400         25,350
-------------------------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)                                                                   14,400
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
EXPENSES:
-------------------------------------------------------------------------------------------------------------------------
CAM EXPENSES
-------------------------------------------------------------------------------------------------------------------------
Utilities                         (3,228.11)     (7,485.97)                    (3,024.42)                    (2,814.40)
-------------------------------------------------------------------------------------------------------------------------
Parking Lot Maintenance           (5,909.00)    (11,289.55)                   (10,153.50)                    (2,886.66)
-------------------------------------------------------------------------------------------------------------------------
Non-Parking Public Areas          (1,271.13)
-------------------------------------------------------------------------------------------------------------------------
Light Repairs                     (2,179.11)     (1,975.00)                    (3,383.09)
-------------------------------------------------------------------------------------------------------------------------
Landscaping                       (3,888.00)    (21,938.61)                      (830.00)                    (1,466.24)
-------------------------------------------------------------------------------------------------------------------------
Other CAM                           (225.00)     (5,236.61)    (71,848.00)                   (17,841.20)
-------------------------------------------------------------------------------------------------------------------------
  CAM TOTALS                     (16,700.35)    (47,905.74)    (71,848.00)    (17,391.01)    (17,841.20)     (7,167.30)
-------------------------------------------------------------------------------------------------------------------------
  (CAM EXPENSES/SF)                  0.2657   $     0.6156   $     0.3693   $     0.2536   $     0.3055   $     0.2827
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
-------------------------------------------------------------------------------------------------------------------------
  (Estimated @ $.10/SF)           (6,285.80)     (7,782.30)    (18,453.40)     (6,856.60)     (1,440.00)     (2,535.00)
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
-------------------------------------------------------------------------------------------------------------------------
  Real Estate Taxes              (52,975.84)    (74,845.86)    (94,380.32)    (46,790.79)    (18,839.64)    (31,652.40)
-------------------------------------------------------------------------------------------------------------------------
  (RE TAX/SF)                        0.8428   $     0.9617   $     0.5115   $     0.6824   $     0.3226   $     1.2486
-------------------------------------------------------------------------------------------------------------------------
  Insurance                       (6,179.00)    (18,265.00)    (21,990.00)     (6,552.00)     (4,958.16)     (3,713.00)
-------------------------------------------------------------------------------------------------------------------------
  (INSURANCE/SF)                     0.0983   $     0.2347   $     0.1192   $     0.0956   $     0.0849   $     0.1465
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
-------------------------------------------------------------------------------------------------------------------------
  Management Fees                (19,640.48)    (40,723.88)    (47,462.60)    (12,450.40)    (18,422.00)     (5,915.00)
-------------------------------------------------------------------------------------------------------------------------
  Other Administrative Exp.         (200.00)       (200.00)       (200.00)       (200.00)       (200.00)       (200.00)
-------------------------------------------------------------------------------------------------------------------------
  TOTAL ADMIN. EXPENSES          (19,840.48)    (40,923.88)    (47,662.60)    (12,605.40)    (18,622.00)     (6,115.00)
-------------------------------------------------------------------------------------------------------------------------
  (ADMIN. EXPENSES/SF)               0.3156   $     0.5259   $     0.2583   $     0.1638   $     0.3189   $     0.2412
-------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                   101,981.57   $ 189,722.78   $ 254,334.32   $  90,195.80   $  61,701.20   $  51,182.70
=========================================================================================================================

-------------------------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF                    1.6224   $     2.4379   $     1.3783   $     1.3155   $     1.0565   $     2.0190
-------------------------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------
ITEM                                Parker       Pascagoula    Phenix City         V           TOTALS
=========================================================================================================

---------------------------------------------------------------------------------------------------------
GLA'S (Sq.Ft.)                     68,680           122,560         72,312         64,848      1,212,415
---------------------------------------------------------------------------------------------------------
(GLA less Anchor if net lease)     24,680            75,060         26,612
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
EXPENSES:
---------------------------------------------------------------------------------------------------------
CAM EXPENSES
---------------------------------------------------------------------------------------------------------
Utilities                                         (9,942.81)     (6,400.38)     (7,221.97)    (44,861.04)
---------------------------------------------------------------------------------------------------------
Parking Lot Maintenance                           (3,428.00)    (10,674.00)     (6,598.57)    (69,561.78)
---------------------------------------------------------------------------------------------------------
Non-Parking Public Areas                                         (1,350.00)       (700.00)     (5,851.13)
---------------------------------------------------------------------------------------------------------
Light Repairs                                     (2,240.69)                                  (10,134.00)
---------------------------------------------------------------------------------------------------------
Landscaping                                       (1,845.45)       (445.00)     (1,675.00)    (53,694.30)
---------------------------------------------------------------------------------------------------------
Other CAM                         (18,104.00)                                     (900.00)   (230,171.97)
---------------------------------------------------------------------------------------------------------
  CAM TOTALS                      (18,104.00)    (17,456.95)    (18,869.38)    (17,095.54)   (414,274.22)
---------------------------------------------------------------------------------------------------------
  (CAM EXPENSES/SF)             $     0.2636   $     0.1427   $     0.2609   $     0.2636
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
BUILDING MAINTENANCE
---------------------------------------------------------------------------------------------------------
  (Estimated @ $.10/SF)            (2,468.00)     (7,506.00)     (2,681.20)     (6,484.60)    (81,011.50)
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
GENERAL EXPENSES
---------------------------------------------------------------------------------------------------------
  Real Estate Taxes                18,148.00     (50,243.04)    (44,606.36)    (17,134.33)   (577,201.84)
---------------------------------------------------------------------------------------------------------
  (RE TAX/SF)                   ($    0.2642)  $     0.4106   $     0.6169   $     0.2642
---------------------------------------------------------------------------------------------------------
  Insurance                       (14,820.00)     (9,510.00)     (8,350.00)    (21,940.00)   (154,577.20)
---------------------------------------------------------------------------------------------------------
  (INSURANCE/SF)                $     0.2158   $     0.0777   $     0.0878   $     0.3383
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
ADMINISTRATIVE EXPENSES
---------------------------------------------------------------------------------------------------------
  Management Fees                 (20,938.64)    (33,437.44)    (22,216.68)    (16,522.00)   (355,798.60)
---------------------------------------------------------------------------------------------------------
  Other Administrative Exp.          (200.00)       (200.00)       (200.00)       (200.00)     (3,200.00)
---------------------------------------------------------------------------------------------------------
  TOTAL ADMIN. EXPENSES           (21,138.64)    (33,637.44)    (22,416.68)    (16,722.00)   (358,998.60)
---------------------------------------------------------------------------------------------------------
  (ADMIN. EXPENSES/SF)          $     0.3078   $     0.2749   $     0.3100   $     0.2578
---------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                  $  38,384.64   $ 118,353.43   $  94,923.62   $  79,376.67  $1,586,063.36
=========================================================================================================

---------------------------------------------------------------------------------------------------------
TOTAL EXPENSES/SF               $     0.5589   $     0.9673   $     1.3127   $     1.2240
---------------------------------------------------------------------------------------------------------

NOTE 1: These properties have not been in operation for a full year. Therefore, certain expenses have been estimated.
--------------------------------------------------------------------------------

                           CHICOT CROSSING RENT ROLL                     8/14/97

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     PERCENTAGE RENT
------------------------------------------------------------------------------------------------------------------------------------
SHOP #         TENANT          SQ. FT.  GLA %  RENT PSF     BASE RENT   TERM   EXPIRATION   RATE   SALES BASE   TAXES     INSURANCE
====================================================================================================================================
                                                                                                                Tenant
                                                                                                                 pays    Tenant pays
Anchor   Winn-Dixie #573(1)    47,300   41.0%  $  6.40    $   302,720    20     3/20/16      1%    $  302,721  expenses    expenses
------------------------------------------------------------------------------------------------------------------------------------
Anchor   Harco                 10,125    5.8%  $  7.00    $    70,875    15      1/8/11      2%    $   70,875     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Carport                5,100    7.0%  $  3.58    $    29,015     5     2/21/01      2%    $   24,000     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         It's Fashion           3,000    2.6%  $  9.50    $    28,500     5     1/31/01      2%    $1,425,000     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Cato                   5,000    4.3%  $  9.50    $    47,500     5     1/31/01      2%    $2,375,000     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Goody's               27,435   23.8%  $  6.80    $   186,558    10     3/31/06     0.03   $6,218,800     yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Sally Beauty           1,540    1.3%  $ 12.30    $    16,942     5     9/26/00      n/a        n/a       yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Olan Mills             1,240    1.1%  $  4.35    $     5,400     5     5/31/02      n/a        n/a       yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Rehability             4,800    4.2%  $ 11.38    $    54,615     4      1/5/01      n/a        n/a       yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         Kentucky Finance       1,620    1.4%  $ 11.25    $    18,225     5     6/30/01      n/a        n/a       yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         VACANT                 2,400    2.1%  $ 10.00    $    24,000    5.5                 n/a        n/a
------------------------------------------------------------------------------------------------------------------------------------
         MCI Communications     N/A**    0.0%     n/a     $     5,400     5     6/30/01      n/a        n/a       n/a         n/a
------------------------------------------------------------------------------------------------------------------------------------
         H & R Block            1,200    1.0%  $ 12.00    $ 14,400.00     5     5/31/02      n/a        n/a       yes         yes
------------------------------------------------------------------------------------------------------------------------------------
         VACANT (warehouse)     8,600          $  3.00    $    25,800                                             n/a         n/a
------------------------------------------------------------------------------------------------------------------------------------
         Totals               122,360                     $   831,950
------------------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                              REIMBURSABLES                  RENT  INCREASES  RENEWAL    OPTIONS
-----------------------------------------------------------------------------------------------------
SHOP #         TENANT           CAM     MGMT FEE   RESERVE   DATE    AMOUNT   PERIODS    RATE/CAP
=====================================================================================================
                               Tenant
                                pays
Anchor   Winn-Dixie #573(1)   expenses     no         no                     6 for 5        same
-----------------------------------------------------------------------------------------------------
Anchor   Harco                   yes       no         no                     4 for 5        same
-----------------------------------------------------------------------------------------------------
         Carport                 yes       no         no                     3 for 5        same
-----------------------------------------------------------------------------------------------------
         It's Fashion            yes       no         no                     3 for 5   $10,$10.50,$11
-----------------------------------------------------------------------------------------------------
         Cato                    yes       no         no                     3 for 5   $10,$10.50,$11
-----------------------------------------------------------------------------------------------------
         Goody's                 yes       no         no                     3 for 5   $7,$7.50,$8.00
-----------------------------------------------------------------------------------------------------
         Sally Beauty            yes       no         no                     1 for 5      $20,790
-----------------------------------------------------------------------------------------------------
         Olan Mills              yes       no         no                     1 for 5       $5,400
-----------------------------------------------------------------------------------------------------
         Rehability              yes      yes         no                       n/a           n/a
-----------------------------------------------------------------------------------------------------
         Kentucky Finance        yes       no         no                     2 for 3   $12/$12.50
-----------------------------------------------------------------------------------------------------
         VACANT                                                              2 for 3         CPI
-----------------------------------------------------------------------------------------------------
         MCI Communications      n/a      n/a        n/a                       n/a           n/a
-----------------------------------------------------------------------------------------------------
         H & R Block             yes       no         no                     1 for 5       $12.60
-----------------------------------------------------------------------------------------------------
         VACANT (warehouse)      n/a      n/a        n/a
-----------------------------------------------------------------------------------------------------
         Totals
-----------------------------------------------------------------------------------------------------
---------================================================--------------------------------------------

         (1) "Bond" lease - Winn-Dixie pays all expenses.

         ** Storage building in rear of center.

---------=====================-----------------------------------------------------------------------

--------------------------------------------------------------------------------
                                            1996
         CENTER/LOCATION               PROPERTY TAXES
-----=======================================================--------------------
                                          1,742.45
--------------------------------------------------------------------------------
                                         13,667.88
--------------------------------------------------------------------------------
                                          1,111.68
--------------------------------------------------------------------------------
      BROWNSVILLE PLACE                  34,371.84
--------------------------------------------------------------------------------
      CHICOT CROSSING                    51,973.74
--------------------------------------------------------------------------------
                                         18,245.60
--------------------------------------------------------------------------------
      DELCHAMPS PLAZA                    52,875.84
--------------------------------------------------------------------------------
                                      purchased in '97
--------------------------------------------------------------------------------
                                          2,080.65
--------------------------------------------------------------------------------
                                         74,845.86
--------------------------------------------------------------------------------
                                         86,305.47
--------------------------------------------------------------------------------
                                         46,790.79
--------------------------------------------------------------------------------
      OPP MARKETPLACE                   7,177.70 (A)
--------------------------------------------------------------------------------
                                         13,775.93
--------------------------------------------------------------------------------
                                         44,606.36
--------------------------------------------------------------------------------
                                         17,134.33
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (A) revised to exclude Winn-Dixie
--------------------------------------------------------------------------------

                    [Letterhead of NEWTON OLDACRE MCDONALD]

July 30, 1997

For the years 1996 and 1997, Newton Oldacre McDonald (NOM) properties have been consolidated onto master policies for insurance coverage. The 1997 policies are held by The Travelers and The Fireman's Fund through Palomar Insurance Agency in Montgomery, Alabama. All NOM properties subject to the forthcoming appraisal are included in these two comprehensive policies except Parker Center in Parker, Florida and an additional windstorm policy which was purchased for The Wye Shopping Center in Panama City Beach, Florida.

Since the final Fireman's Fund policy for 1997 is pending, included are annual 1996 insurance premiums for those centers which were operating throughout 1996. Property limits and coverages for these properties are broken down in the following pages. Per our two master policies for 1997, general liability limits per location are as follows:

                               Limits of Liability

            General Aggregate                                $2,000,000
            Products/Completed Operations                    $2,000,000
            Personal and Advertising Injury                  $1,000,000
            Each Occurrence                                  $1,000,000
            Fire Damage (Any One Fire)                        $ 300,000
            Medical Expense (any One Person)                     $5,000

--------------------------------------------------------------------------------
                                            1996
         CENTER/LOCATION                  INSURANCE
-----=======================================================--------------------
                                       ANNUAL PREMIUM
--------------------------------------------------------------------------------
                                     under construction
--------------------------------------------------------------------------------
                                       open August '96
--------------------------------------------------------------------------------
                                        open Dec. '96
--------------------------------------------------------------------------------
      BROWNSVILLE PLACE                  3,764.13 (1)
--------------------------------------------------------------------------------
      CHICOT CROSSING                     9,674.84
--------------------------------------------------------------------------------
                                          4,883.20
--------------------------------------------------------------------------------
      DELCHAMPS PLAZA                     8,039.98
--------------------------------------------------------------------------------
                                      under construction
--------------------------------------------------------------------------------
                                        open Jan. '97
--------------------------------------------------------------------------------
                                         16,226.46
--------------------------------------------------------------------------------
                                         21,989.94 (2)
--------------------------------------------------------------------------------
      ONE MAIN PLACE                      6,666.57
--------------------------------------------------------------------------------
                                          3,777.36
--------------------------------------------------------------------------------
                                         14,820.00
--------------------------------------------------------------------------------
                                          6,460.07
--------------------------------------------------------------------------------
                                        22,320.29 (3)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      (1) does not include Wal-Mart (self-insured)
--------------------------------------------------------------------------------
      (2) plus $4,147.65 fire protection & parking lot light tax
--------------------------------------------------------------------------------
      (3) additional windstorm premium - $7,990.00
            (Hutt Insurance - Panama City)
--------------------------------------------------------------------------------

                                                                       Exhibit 4
                                                    Winn Dixie Legal Description
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 200

                                    EXHIBIT A

                                LEGAL DESCRIPTION
                                WINN-DIXIE PARCEL
                             PASCAGOULA, MISSISSIPPI

Commencing at the Northwest corner of section 6, T8S, R5W, Jackson County, Mississippi. Thence North 89 degrees 40' 38" East 215.00 feet along the North boundary of said section 6; Thence South 41 degrees 16' 52" East 600.00 feet to the intersection of the East margin of Chicot Road and the South Margin of Shortcut Road; Thence South 41 degrees 16' 52" East 790.00 feet along the East margin of Chicot Road to the POINT OF BEGINNING.

Thence North 53 degrees 45' 12" East for a distance of 609.29 feet to a point; Thence South 36 degrees 16' 33" East for a distance of 534.11 feet to a point; Thence South 23 degrees 54' 50" West for a distance of 65.22 feet to a point; Thence South 36 degrees 03' 37" East For a distance of 266.59 feet to a point on the North margin of Highway 90; Thence South 53 degrees 47' 59" West For a distance of 60.00 feet along the North margin of Highway 90 to a point; Thence North 36 degrees 14' 48" West For a distance of 199.29 feet to a point; Thence South 53 degrees 45' 53" West for a distance of 268.81 feet to a point; Thence North 36 degrees 14' 29" West for a distance of 281.77 feet to a point; Thence North 53 degrees 45' 31" East for a distance of 166.00 feet to a point; Thence North 36 degrees 16' 33" West for a distance of 217.00 feet to a point; Thence South 53 degrees 45' 31" West for a distance of 185.00 feet to a point; Thence North 36 degrees 14' 48" West for a distance of 85.00 feet to a point; Thence South 53 degrees 45' 17" West for a distance of 200.00 feet to a point on the East margin of Chicot Road; Thence North 41 degrees 04' 07" West for a distance of 50.17 feet along the East margin of Chicot Road back to the POINT OF BEGINNING. Said property containing 5.25 acres more or less.

                                                                       Exhibit 5
                                                 Insurable Value of Total Center
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
(C)1997 Huber & Lamb Appraisal Group, Inc.                              Page 201

Insurance Valuation

The insurance valuation utilizes the basic cost estimates presented in the Cost Approach. However, certain cost items must be excluded as well as the land value estimate.

Cost Items Excluded

1.  Basement Excavation
2.  Foundations Below Ground
3.  Piping Below Ground
4.  Architects' Fees

Source:     Marshall Valuation Service, Marshall & Swift
            Section 96, Pages 1-2

Depreciation Items Excluded

      Given the nature and purpose of the valuation, any external obsolescence is excluded as a depreciation item. In addition, functional incurable resulting from basic design parameters such as the site plan/layout of the improvements is excluded. However, functional incurable obsolescence from certain cost components may be included. All other forms of depreciation are included.

      The cost summary for insurance valuation purposes is presented on the following page.

INSURANCE VALUATION - COST APPROACH SUMMARY
Property:         Chicot Crossing Shopping Center
Address:          3419 - 3517 Denny Avenue/US-90
City:             Pascagoula
State:            Mississippi

================================================================================

================================================================================

Direct Costs                                                  Marshall Valuation
                                                              Cost Estimates
                                                              --------------

Structural improvements
     Property Size 130,353 SF @     $39.44 /SF   =               $5,140,710

Special Tenant Improvements*
Winn-Dixie #573     47,300 SF @     $15.00  /SF  =                  $709,500
Harco               10,125 SF @     $10.00  /SF  =                  $101,250
Goody's             27,435 SF @     $10.00  /SF  =                  $274,350
Warehouse            8,600 SF @    ($20.00) /SF  =                 ($172,000)

Site Improvements
Asphalt Paving     400,000 SF @      $1.50  /SF  =    $600,000
Fence                   20 LF @     $13.00  /LF  =         260
Signage & Lighting:                                     15,000
Landscaping:                                            20,000
Site Preparation                                             0
Traffic Light Installation:                                  0
Additional Fees & Permits                               20,000
                                                        ------
                     Subtotal Site improvements:                     655,260
                                                                     -------

                     Total Direct Costs:                          $6,709,070

Indirect Costs

                    Land Loan Interest:                $48,600
                    Lease-Up Costs:                    251,000
                    Professional Fees:                  50,000
                                                        ------

                     Total Indirect Costs:                           349,600
                                                                     -------

Total Direct and indirect Costs:                                  $7,058,670

Entrepreneurial Profit as % of Direct/Indirect Costs, Rd.    0%            0
                                                                  ----------
Total Cost New of Improvements and Profit:                        $7,058,670

Less:  Accrued Depreciation (Note Recognized in Insurable Value)           0
                                                                  ----------

Depreciated Cost of Improvements:                                 $7,058,670

Less:  Insurance Exlcusions
Basement Excavation*                  0.0%                  $0
Foundations Below Ground*             3.4%            $239,995
Architects' Fee**                     5.7%            $402,344
Site Work & Improvements                              $655,260
                                                      --------
 Total Insurance Exclusions                                       (1,297,599)
                                                                  -----------

Insurance Valuation by Cost Approach                              $5,761,071

                     Insurance Value Estimate, Rounded            $5,761,000

*Source: Marshall Valuation Service, Section 96
**Source: Marshall Valuation Service, Section 99